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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INTREPID POTASH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202

[    •    ], 2016

Dear Stockholder:

        We cordially invite you to attend the 2016 annual meeting of stockholders of Intrepid Potash, Inc. The meeting will be held on Tuesday, May 24, 2016, at 10:00 a.m. mountain time, at the Denver City Center, Telluride Conference Room, 21st Floor, 707 17th Street, Denver, CO 80202.

        You will find important information about the matters to be voted on at the meeting in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are sending most of our stockholders a one-page notice regarding the Internet availability of these materials and our 2015 Annual Report on Form 10-K instead of sending them a full set of printed materials. This notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to vote on the Internet or by phone and how to request to receive a printed copy of our proxy materials.

        Your vote is important. We hope you will attend the meeting in person. Whether or not you are able to attend the meeting, we encourage you to review the proxy materials and to vote as soon as possible. You may vote on the Internet or by telephone as described in the attached proxy materials. You also may vote by mail if you timely request to receive printed copies of these proxy materials in the mail.

Very truly yours,
Robert P. Jornayvaz III Executive Chairman of the Board, President, and Chief Executive Officer

Intrepid Potash, Inc.

707 17th Street, Suite 4200

Denver, CO 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Date	Tuesday, May 24, 2016
Time	10:00 a.m. mountain time
Place	Denver City Center, Telluride Conference Room, 21st Floor, 707 17th Street, Denver, CO 80202
Items of Business	(1)	To elect two Class II directors nominated by our Board of Directors to serve three-year terms expiring at our 2019 annual meeting of stockholders
	(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016
	(3)	To approve, on an advisory basis, our executive compensation
	(4)	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million to 400 million
(5)

To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at a ratio of 1-for-5, 1-for-10, 1-for-15, 1-for-20 or 1-for-25, with the exact ratio and effective time of the reverse stock split to be determined by our Board of Directors in its sole discretion

	(6)	To approve our Amended and Restated Short-Term Incentive Plan
	(7)	To approve our Amended and Restated Equity Incentive Plan
	(8)	To transact any other business that properly comes before the meeting and any adjournment or postponement of the meeting
The accompanying proxy statement provides more details about each of these proposals.
Record Date	Only holders of record of our common stock on March 28, 2016, are entitled to receive notice of, and to vote at, the meeting and any postponement or adjournment of the meeting.
Voting

Your vote is very important. Whether or not you plan to attend the meeting, we encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find specific information about how to cast your vote in the Question and Answer section of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON MAY 24, 2016

This notice, our proxy statement, and our 2015 annual report are available at
investors.intrepidpotash.com or envisionreports.com/IPI.

By Order of the Board of Directors of Intrepid Potash, Inc.

Margaret E. McCandless Secretary

Denver, CO
[    •    ], 2016

Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202
(303) 296-3006

Proxy Statement

Questions and Answers about the Annual Meeting and Voting

Why did I receive these proxy materials?

        We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Intrepid Potash, Inc., a Delaware corporation, of proxies to be voted at our 2016 annual meeting of stockholders.

        The meeting will be held on Tuesday, May 24, 2016, at 10:00 a.m. mountain time, at the Denver City Center, Telluride Conference Room, 21st Floor, 707 17th Street, Denver, CO 80202.

        We will begin furnishing these proxy materials to stockholders on or about April 11, 2016.

        When we use the term "Intrepid," "us," "we," or "our," we mean Intrepid Potash, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

What matters will be voted on at the annual meeting?

        We will ask stockholders to vote on the following matters at the annual meeting:

  (1)
  To elect two Class II directors nominated by our Board to serve three-year terms expiring at our 2019 annual meeting of stockholders

  (2)
  To ratify the appointment of KPMG LLP, or KPMG, as our independent registered public accounting firm for 2016

  (3)
  To approve, on an advisory basis, our executive compensation

  (4)
  To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million to 400 million

  (5)
  To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at a ratio of 1-for-5, 1-for-10, 1-for-15, 1-for-20 or 1-for-25, with the exact ratio and effective time of the reverse stock split to be determined by our Board in its sole discretion

  (6)
  To approve our Amended and Restated Short-Term Incentive Plan

  (7)
  To approve our Amended and Restated Equity Incentive Plan

  (8)
  To transact any other business that properly comes before the meeting and any adjournment or postponement of the meeting

Why did I receive a one-page notice about the Internet availability of these materials instead of printed materials?

        Under rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish proxy materials to our stockholders on the Internet. This means that most of our stockholders will receive a one-page Notice of Internet Availability of Proxy Materials instead of printed copies of the proxy materials. If you receive this notice, you will not receive printed copies of the proxy materials unless you specifically request them. The notice provides instructions on how to access and review the proxy materials on the Internet, how to request to receive a printed set of the proxy materials by mail, and how to vote your shares.

        The notice also provides instructions on how to elect to receive all future proxy materials electronically by email or in printed form by mail. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email or printed form by mail will remain in effect until you terminate it.

What is the difference between a stockholder of record and a beneficial holder?

        Most of our stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

  Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., or Computershare, you are the stockholder of record for those shares and are receiving proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

  Beneficial Holder

        If your shares are held in a stock brokerage account or by a bank or other nominee (commonly referred to as being held in "street name"), you are the beneficial holder of those shares. Your broker, bank, or nominee is the stockholder of record and has forwarded proxy materials to you as beneficial holder. As the beneficial holder, you have the right to direct your broker, bank, or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank, or nominee giving you the right to vote the shares.

Who can vote?

        Only stockholders of record at the close of business on the record date of March 28, 2016, are entitled to receive notice of, and to vote at, the annual meeting. As of March 28, 2016, there were [    •    ] shares of common stock issued and outstanding. Each share is entitled to one vote on each item voted on at the annual meeting.

        A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder at the annual meeting and during normal business hours for the ten days prior to the annual meeting at our corporate headquarters located at 707 17th Street, Suite 4200, Denver, CO 80202.

How do I vote?

  Stockholder of Record

        If you are a stockholder of record, you can vote over the telephone or on the Internet by following the instructions you received from us in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the proxy card included with the materials. Finally, you can vote in person at the meeting.

  Beneficial Holder

        If you are a beneficial holder, you can vote over the telephone or on the Internet by following the instructions you received from your bank, broker, or nominee in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the voting instruction card included with the materials. If you have not received this information from your broker, bank, or other nominee, please contact them as soon as possible. You can vote in person at the meeting only if you obtain a signed proxy from your broker, bank, or nominee giving you this right.

        If you do not give your bank, broker, or nominee instructions as to how to vote, under the rules of the New York Stock Exchange, or NYSE, your bank, broker, or nominee may not vote your shares on any of the proposals other than the ratification of auditors without your instructions. Please be sure to return your voting instructions to your bank, broker, or nominee so that your vote is counted.

  Multiple Holdings

        If you hold shares both as a stockholder of record and as a beneficial holder, you must vote separately for each set of shares.

Can I change or revoke my vote?

        If you are a stockholder of record, you may change your vote at any time prior to the vote at the annual meeting by taking any of the following actions:

  •
  submitting a new proxy with a later date using any of the available methods described above

  •
  providing a written revocation to our Corporate Secretary

  •
  voting in person at the meeting

        If you are a beneficial holder, you may change your vote by submitting new voting instructions to your bank, broker, or nominee following the instructions they provided.

        Your attendance at the meeting will not automatically revoke your proxy.

What is the quorum requirement for the meeting?

        A quorum of stockholders is necessary for any action to be taken at the meeting (other than adjournment or postponement of the meeting). Our Bylaws provide that a quorum exists if stockholders holding a majority of the outstanding shares of our common stock are present at the meeting in person or by proxy. If you submit a properly completed proxy, even if you abstain from voting, your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes (described below) also will be counted for purposes of determining the presence of a quorum provided that the bank, broker, or nominee uses its discretionary authority to vote on at least one routine matter.

How will my shares be voted at the meeting?

        Your shares will be voted in accordance with your properly submitted instructions.

  Stockholders of Record

        If you are a stockholder of record and you submit a proxy but do not include voting instructions on a particular matter, your shares will be voted FOR each of the nominees named in Proposal 1 and FOR each of Proposals 2-7 in accordance with the recommendations of our Board. If any other matters are properly presented for a vote at the meeting or any adjournment or postponement of the meeting, your shares will be voted in the discretion of the named proxies.

  Beneficial Holders and Broker Non-Votes

        If you are a beneficial holder and you do not provide voting instructions to your bank, broker, or nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under NYSE rules, these organizations have the discretion to vote your shares on routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm for 2016 and the amendments to our Restated Certificate of Incorporation (Proposals 2, 4, and 5). However, they do not have the discretion to vote your shares on non-routine matters, including all of the other proposals up for a vote (Proposals 1 and 3, 6, and 7). The unvoted shares are called "broker non-votes." Shares that constitute broker non-votes are considered present for purposes of determining a quorum but are not considered entitled to vote or votes cast on the particular matter.

What are the voting requirements for each matter?

Proposal		Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote
(1)	To elect each Class II director	More votes FOR than AGAINST	No effect	No	No effect
(2)	To ratify the appointment of KPMG	More votes FOR than AGAINST	No effect	Yes	Not applicable
(3)	To approve, on an advisory basis, our executive compensation	More votes FOR than AGAINST	No effect	No	No effect
(4)	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock	Majority of shares of common stock outstanding	Same as a vote AGAINST	Yes	Same as a vote AGAINST
(5)
	To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at a ratio of 1-for-5, 1-for-10, 1-for-15, 1-for-20 or 1-for-25, with the exact ratio and effective time of the reverse stock split to be determined by our Board in its sole discretion	Majority of shares of common stock outstanding	Same as a vote AGAINST	Yes	Same as a vote AGAINST
(6)	To approve our Amended and Restated Short-Term Incentive Plan	More votes FOR than total of votes AGAINST and ABSTENTIONS	Same as a vote AGAINST	No	No effect
(7)	To approve our Amended and Restated Equity Incentive Plan	More votes FOR than total of votes AGAINST and ABSTENTIONS	Same as a vote AGAINST	No	No effect

        With respect to the election of Class II directors, each director nominee has tendered a contingent, irrevocable resignation to the Board that will become effective only if he fails to receive the required majority vote and the Board accepts the resignation. In the event a director does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee of the Board (sometimes referred to as the Governance Committee) will make a recommendation to the Board as to whether to accept or reject the resignation or whether some other action should be taken. The Board will act (taking into account the recommendation of the Governance Committee) and publicly disclose its decision and the rationale behind it within 90 days after the date of the certification of the election results.

        Although the advisory vote to approve executive compensation is non-binding, as provided by law, our Board and its Compensation Committee will review the results of the vote and will consider the results in making future decisions on executive compensation.

Who will count the votes?

        A representative or designee of Computershare will act as inspector of election and tabulate the votes.

Who will pay the costs of soliciting votes for the meeting?

        We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies. We expect to pay Alliance Advisors, LLC $2,500, plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, telephone, email, or other electronic means of communication. In addition, our officers, directors, and employees, without additional compensation, may also solicit proxies using any of these methods. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries, and these organizations will then forward the materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.

Proposal 1—Election of Class II Directors

        Our Board consists of six directors who are divided into three classes, designated as Class I, Class II, and Class III. In accordance with our Bylaws and Certificate of Incorporation, the number of directors constituting the entire Board is fixed exclusively by the Board from time to time. The directors are divided as evenly as possible into the three classes. If the number of directors is not evenly divisible by three, the remaining positions are allocated first to Class III and then to Class II. The classes of directors serve for staggered three-year terms, with their current terms ending at the annual meeting of stockholders in the following years: Class I directors—2018; Class II directors—2016; and Class III directors—2017.

        The Class II directors elected at the 2016 annual meeting will serve until the 2019 annual meeting. Our nominees for these Class II directorships are J. Landis Martin and Barth E. Whitham. Each nominee is currently serving on our Board and was most recently elected by stockholders at our 2013 annual meeting. In making these nominations, our Board and Governance Committee considered each nominee's specific experiences, qualifications, and skills as described below. Each nominee has consented to serve as a director if elected. However, if either or both nominees are unable to serve, or for good cause will not serve, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by the Board.

        To be elected, each nominee must receive a majority of the votes cast. Specifically, the number of shares voted "for" the nominee must exceed the number of votes cast "against" that nominee. Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes will not count as votes cast. Each nominee has tendered to the Board a contingent, irrevocable resignation that will become effective only if the nominee fails to receive the required majority vote and the Board decides to accept the resignation. In the event a nominee does not receive a majority of the votes cast, the Governance Committee will make a recommendation to the Board whether to accept or reject the resignation or whether some other action should be taken. The Board will act (taking into account the recommendation of the Governance Committee) and publicly disclose its decision and the rationale behind its decision within 90 days after the date of the certification of the election results.

        Our Corporate Governance Guidelines provide that the Governance Committee is responsible for identifying and recommending directors for nomination by the Board for election as members of the Board.

The Governance Committee performed its evaluation and nominating committee functions in early 2016. The Governance Committee seeks independent directors who represent a mix of backgrounds and experiences that it believes will enhance the quality of the Board's deliberations and decisions. When searching for new candidates, the Governance Committee considers the evolving needs of the Board and selects nominees based on individual skills, achievements, and experience. The Governance Committee does not have a formal policy with respect to diversity; however, the independent directors seek to promote through the nomination process an appropriate diversity on the Board. The Governance Committee also believes that nominees should have the highest level of personal and professional ethics, integrity, and values together with expertise that is useful to Intrepid and complementary to the background and expertise of other members of the Board. Additionally, nominees are expected to have a willingness and ability to devote the time necessary to carry out the duties and responsibilities of membership on the Board and a desire to ensure that our operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules, and regulations.

        The Governance Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend a group that will contribute to our long-term success and effectively represent stockholder interests. With respect to the nomination of continuing directors for re-election, the individuals' contributions to the Board are also considered.

        When seeking candidates for a new director, the Governance Committee may solicit suggestions from incumbent directors, management, stockholders, and others. The Governance Committee has authority under its charter to retain a search firm for this purpose. If the Governance Committee believes a candidate would be a valuable addition to the Board, it recommends his or her candidacy to the full Board.

        The Governance Committee will consider suggestions by stockholders of possible future nominees. The Governance Committee does not intend to alter its criteria for evaluating potential director candidates, including the criteria described above, in the case of director candidates recommended by stockholders. Stockholders may nominate persons for election to the Board only in accordance with our Bylaws. You can find more information about the requirements for submitting stockholder proposals, including proposals relating to director nominees, below under the heading "Stockholder Proposals."

        Below is biographical and other information about our Class II director nominees and continuing directors. Below each director's biographical information, we also provide the specific experience, qualifications, and skills that helped lead our Board to conclude that he should serve as a director.

Class II Nominees

Nominee	Age	Director Since	Principal Occupation
J. Landis Martin	70	December 2007	Managing Director of Platte River Equity
Barth E. Whitham	59	April 2008	President and Chief Executive Officer of Enduring Resources, LLC

        J. Landis Martin is the founder of the private equity firm Platte River Equity and has been a Managing Director since 2005. Mr. Martin retired as Chairman and Chief Executive Officer of Titanium Metals Corporation, an integrated producer of titanium metals, where he served from 1989 until 2005. Mr. Martin served as President and Chief Executive Officer of NL Industries, Inc., a manufacturer of titanium dioxide chemicals, from 1987 to 2003 and was Chairman and Chief Executive Officer of Baroid Corporation, an oil services company, from 1990 to 1994. Mr. Martin is Chairman of the Board of Crown Castle International Corp. and is lead director of Halliburton Company and Apartment Investment Management Company.

        Mr. Martin has management and director experience with public companies and business experience with companies in the manufacturing sector and energy industry. As a former chief executive of four NYSE-listed companies and a lawyer, Mr. Martin brings particular expertise to the Board in the areas of operations, finance, and governance.

        Barth E. Whitham has served as President and Chief Executive Officer of Enduring Resources, LLC, a privately held company focused on the acquisition and exploitation of upstream energy assets in domestic onshore basins, since 2005, and also serves on its board of directors. From 1991 to 2005, Mr. Whitham served as President and Chief Operating Officer of Westport Resources Corp., a publicly traded oil and gas exploration and production company, and also served on its board of directors. Mr. Whitham is a director of Ensign Energy Services Inc.

        Mr. Whitham has management and director experience with operations and management of public companies and business experience in the energy and extractive industries. Mr. Whitham's experience with companies in the energy and extractive industries provides the Board with a unique perspective into these industries, within which our industrial sales customers operate.

Continuing Directors

Name	Age	Director Since	Class/Term Expiration
Terry Considine	68	April 2008	Class I/2018
Chris A. Elliott	50	August 2010	Class I/2018
Robert P. Jornayvaz III	57	December 2007	Class III/2017
Hugh E. Harvey, Jr.	63	December 2007	Class III/2017

        Terry Considine has served as Chief Executive Officer and Chairman of the Board of Apartment Investment Management Company, a publicly held, multi-family apartment real estate investment trust, since 1994. Mr. Considine also served as Chief Executive Officer and Chairman of American Land Lease, Inc., another publicly held real estate investment trust, from 1996 to 2009.

        Mr. Considine has management and director experience with public companies and business experience in the real estate industry. As the current chief executive of an NYSE-listed company and a former chief executive of three other listed companies, Mr. Considine brings particular expertise to the Board in the areas of operations, finance, and governance.

        Chris A. Elliott has served as President and Chief Executive Officer of Agricultural Company of America, a privately held company that owns, manages, and operates agriculture real estate that produces a variety of crops over a diverse geographic spectrum, since 2007. Mr. Elliott has also served as President and co-owner of Accuform Technologies, LLC, a privately held agriculture product development company, since 2007. Mr. Elliott previously served as President and Chief Executive Officer of Nutra-Park Inc., an agriculture plant growth regulator company, from 2002 to 2006.

        Mr. Elliott has over 25 years of business experience in the agriculture industry and in-depth knowledge of agricultural commodities. Mr. Elliott's day-to-day involvement in the agricultural industry provides the Board with a unique perspective with respect to this industry and our agricultural customers.

        Robert P. Jornayvaz III has served as our Executive Chairman of the Board since May 2010 and as our President and Chief Executive Officer since August 2014. Mr. Jornayvaz served as our Chairman of the Board and Chief Executive Officer from our formation in 2007 until May 2010. Mr. Jornayvaz served, directly or indirectly, as a manager of our predecessor, Intrepid Mining LLC, from 2000 until its dissolution at the time of our initial public offering, or IPO, in 2008. Mr. Jornayvaz is the sole owner of Intrepid Production Corporation, which owns approximately 15.1% of our common stock as of March 15, 2016.

        Mr. Jornayvaz has management experience with us and our predecessor company, over 15 years of experience in the potash mining industry, over 30 years of experience in the oil and gas industry, and experience in extractive and commodities businesses.

        Hugh E. Harvey, Jr.    has served as our Executive Vice Chairman of the Board since May 2010 and as a member of our Board since our formation in 2007. Mr. Harvey served as our Chief Technology Officer from May 2009 until May 2010, our Chief Operating Officer from February 2009 to October 2009, and our

Executive Vice President of Technology from 2007 until May 2009. Mr. Harvey served, directly or indirectly, as a manager of Intrepid Mining from 2000 until its dissolution at the time of our IPO in 2008. Mr. Harvey is sole owner of Harvey Operating and Production Company, which owns approximately 11.5% of our common stock as of March 15, 2016.

        Mr. Harvey has management experience with us and our predecessor company, over 15 years of experience in the potash mining industry, over 30 years of experience in the oil and gas industry, a unique combination of mining, mineral processing, drilling, field operations, and economic evaluation experience, and engineering and operational experience in extractive industries.

Recommendation of our Board of Directors

        Our Board recommends a vote "for" each nominee.    Proxies will be voted in favor of each nominee unless you specify otherwise in your proxy.

Proposal 2—Ratification of the Appointment of KPMG as our Independent Registered Public
Accounting Firm for 2016

        The Audit Committee of our Board has selected KPMG to serve as our independent registered public accounting firm for the year ending December 31, 2016, and our Board is asking stockholders to ratify this selection. Stockholder approval or ratification is not required to appoint KPMG; however, our Board believes that submitting the appointment of KPMG to stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG. If the selection of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that a change would be in the best interest of us and our stockholders.

        In selecting KPMG, the Audit Committee considered a number of factors, including the following:

  •
  The Audit Committee's and management's assessments of KPMG's performance

  •
  KPMG's independence and integrity

  •
  KPMG's fees and the quality of services provided to us

        KPMG has served as our independent registered public accounting firm since 2007. To our knowledge, neither KPMG nor any of its members has any direct or material indirect financial interest in Intrepid or any connection with Intrepid in any capacity other than as independent public accountants. A representative of KPMG is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

        We paid the following fees to KPMG for the audit of our consolidated financial statements and for other services provided in the years ended December 31, 2015, and 2014. All of these services and fees were approved by the Audit Committee pursuant to the policy and procedures set forth below.

	2015	2014
Audit Fees	$866,980	$660,563
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$866,980	$660,563

        Audit fees include fees associated with the annual audit of our consolidated financial statements and internal control over financial reporting; the review of our periodic reports; accounting consultations;

services related to, or required by, statute or regulation, such as consents; and other audit services related to SEC and other regulatory filings.

Audit Committee Pre-Approval Policy and Procedures

        Under its charter, the Audit Committee is responsible for approving the fees and any other significant compensation paid to our independent accountants and pre-approving any non-audit services to be performed by our independent accountants. The pre-approval requirement may be waived only if the non-audit services meet a de minimis exception allowed by law. In carrying out this responsibility, the Audit Committee follows the following general procedures for the preapproval of non-audit services:

  •
  If applicable, each year the Audit Committee reviews and pre-approves a schedule of the particular services and estimated fees for proposed non-audit services to be provided by the independent accountants during the next annual audit cycle.

  •
  Actual amounts paid to the independent accountants are monitored by management and reported to the Audit Committee.

  •
  Any non-audit services proposed to be provided by the independent accountants and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed.

  •
  Incremental fees for previously approved non-audit services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

Recommendation of our Board of Directors

        Our Board recommends a vote "for" Proposal 2.    Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

Proposal 3—Advisory Vote to Approve Executive Compensation

        We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, and SEC rules. This proposal is commonly called a "say-on-pay" vote. We encourage you to read the Compensation Discussion and Analysis, or CD&A, section of this proxy statement and the summary compensation and other tables that follow the CD&A. These sections provide detailed information about our compensation objectives, the design and operation of our executive compensation program, and the 2015 compensation of our executives.

        We believe that our executive compensation program is aligned with the long-term interests of our stockholders. Specifically, our executive compensation program is designed to meet the following goals:

  •
  To provide compensation opportunities that attract, retain, motivate, and reward talented executives

  •
  To emphasize pay for performance by linking a substantial portion of the compensation of our executives to corporate and individual performance

  •
  To encourage stock ownership by our executives to align their interests with the interests of our other stockholders

        We are asking stockholders to approve the following non-binding resolution:

    RESOLVED, that the compensation paid to Intrepid's executives, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, compensation tables, and related narrative discussions, is hereby APPROVED.

        The say-on-pay vote gives our stockholders the opportunity to express their views on the compensation of our executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the principles, policies, and practices described in this proxy statement. As an advisory vote, the outcome of the vote is not binding on us, our Board, or the Compensation Committee. Our Board and Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. At our 2015 annual meeting, our stockholders expressed support for the compensation of our executives, with 98% of the votes cast for advisory approval of our executive compensation.

        At our 2011 annual meeting, our stockholders supported, on an advisory basis, holding the say-on-pay vote on an annual basis. After the 2011 annual meeting and taking into consideration stockholder support for an annual say-on-pay vote, our Board determined to hold the say-on-pay vote annually. Accordingly, the next say-on-pay vote will occur at our 2017 annual meeting. The next advisory vote on the frequency for the say-on-pay vote will also occur at our 2017 annual meeting.

Recommendation of our Board of Directors

        Our Board recommends a vote "for" Proposal 3.    Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

Proposal 4—Approval of Amendment to Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

        Our Board has adopted an amendment to our Restated Certificate of Incorporation to increase the number of shares of capital stock that we are authorized to issue from 120,000,000 (100,000,000 shares of common stock and 20,000,000 shares of preferred stock), par value $0.001, to 420,000,000 (400,000,000 shares of common stock and 20,000,000 shares of preferred stock), par value $0.001. Our Board believes the amendment is advisable and in the best interests of Intrepid and its stockholders. For this amendment to be effective, stockholders must approve this proposal.

        We are asking stockholders to approve the following resolution:

  RESOLVED, that Section 4.01 of the Restated Certificate of Incorporation of Intrepid is hereby amended to read as follows: "The total number of shares of capital stock that the Corporation shall have the authority to issue is 420,000,000, which shall be divided into 400,000,000 shares of common stock, par value $0.001 (the "Common Stock"), and 20,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."

        A copy of the proposed amendment to our Restated Certificate of Incorporation is included as Appendix A to this proxy statement. If stockholders approve the proposed amendment, it will become effective upon filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State.

        As of March 15, 2016, 76,077,062 shares of common stock were issued and outstanding and an additional 3,766,062 shares were issuable under outstanding stock options and performance stock units and reserved for issuance under our Equity Incentive Plan, leaving 20,156,876 shares of common stock unissued and unreserved. As of March 15, 2016, our directors and executive officers had the right to vote 20,544,887 shares of common stock. If the proposed amendment is approved, Intrepid would have 320,156,876 shares of common stock available for issuance (after taking into consideration the shares required to be held in reserve as set forth above). As of March 15, 2016, no shares of preferred stock were issued and outstanding. The number of shares available for issuance will also increase if Proposal 5 is approved and our Board decides to implement a reverse stock split.

        The purpose of the amendment is to provide us with greater flexibility with respect to managing our common stock in connection with certain corporate purposes as may be considered advisable by the Board from time to time. These corporate purposes could include the issuance of shares in connection with stock splits or dividends, the issuance of shares under our Equity Incentive Plan or in connection with other employee benefit plans, the issuance of shares in connection with equity financings and the issuance of shares in connection with acquisitions. We do not have any immediate plans with respect to the issuance of additional shares of common stock, other than shares issuable under our Equity Incentive Plan (as may be amended and restated under Proposal 7). Nonetheless, we regularly monitor the capital and credit markets and may engage, from time to time, in financing or refinancing transactions as market conditions permit. Future activities may include, but are not limited to, public or private debt or equity offerings, extension and exchange transactions or public or private exchange offers or tender offers. As such, we believe that it is important for us to have available for issuance a number of authorized shares of common stock sufficient to support our growth and to provide adequate flexibility for future corporate needs.

        The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board may issue authorized common stock without requiring future stockholder approval of the issuances, except as may be required by our Restated Certificate of Incorporation and applicable law and regulations, including NYSE rules and regulations. The holders of any additional shares of common stock authorized by the proposed amendment would have the same rights and privileges as the holders of shares of common stock currently authorized. If additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to our existing stockholders. The holders of common stock have no preemptive rights to subscribe for or purchase any additional shares of common stock that may be issued in the future. In addition, under Delaware law, our stockholders are not entitled to dissenters' or appraisal rights in connection with the proposed increase in the number of shares of common stock authorized for issuance.

        An increase in the number of authorized shares of our common stock may make it more difficult to, or discourage an attempt to, obtain control of us by means of a takeover bid that the Board determines is not in our best interest nor in the best interests our stockholders. However, the Board does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of us.

Recommendation of our Board of Directors

        Our Board recommends a vote "for" Proposal 4.    Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

Proposal 5—Approval of Amendment to Restated Certificate of Incorporation to
Effect a Reverse Stock Split

        Our Board proposes that stockholders authorize (but not require) the Board to select and file one of several possible amendments to our Restated Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of our common stock at one of five reverse stock split ratios, 1-for-5, 1-for-10, 1-for-15, 1-for-20, or 1-for-25, as determined by the Board in its sole discretion at any time prior to April 30, 2017. Our Board believes the authorization is advisable and in the best interests of Intrepid and its stockholders. For this authorization to be effective, stockholders must approve this proposal.

        A copy of the proposed form of amendment to our Restated Certificate of Incorporation is included as Appendix B to this proxy statement. If stockholders approve the proposed amendment and if the Board determines to proceed with the reverse stock split, it will become effective upon filing of the amendment with the Delaware Secretary of State.

        By approving this proposal, stockholders will approve a series of five separate amendments to the Restated Certificate of Incorporation pursuant to which any increment of five outstanding shares between and including 5 and 25 would be combined into 1 share of our common stock, and will authorize the

Board, if it subsequently determines to proceed with the reverse stock split at any time prior to April 30, 2017, to file only one of these amendments with the Delaware Secretary of State, as determined by the Board in its sole discretion in the manner described in this proposal, and to abandon each other amendment not selected by the Board. The Board believes that stockholder approval of all of the amendments and granting the Board discretion to subsequently determine whether to proceed with the reverse stock split and, if so determined, to abandon the amendments other than the amendment at the chosen reverse stock split ratio, rather than approval of a specified reverse stock split ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is advisable and in the best interests of Intrepid and its stockholders. The Board may effect only one reverse stock split, if any, as a result of stockholder adoption of this proposal. The Board may also elect to abandon all of the amendments and not to effect any reverse stock split. The Board's decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, the historical, existing and expected trading price of our common stock, the anticipated impact of the reverse stock split on the trading price of our common stock, and the continued listing requirements of the NYSE. Although the stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board does not deem it to be in the best interests of Intrepid and its stockholders.

        Because the reverse stock split, if effected, will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-5, 1-for-10, 1-for-15, 1-for-20, or 1-for-25, as determined by the Board, each of the five separate proposed amendments would result in a relative increase in the number of authorized and unissued shares of our common stock. The number of authorized and unissued shares will also increase if Proposal 4 is approved. For more information on the relative increase in the number of authorized shares of our common stock, see "Principal Effects and Purpose of Decrease (Relative Increase) in Number of Authorized Shares of our Common Stock" and "Anti-takeover Effects of Proposed Amendment" below.

Purpose and Background of the Reverse Stock Split

        On March 22, 2016, the Board approved the proposed amendment to the Restated Certificate of Incorporation to effect the reverse stock split, if any, for the following reasons:

  •
  The Board believes that effecting the reverse stock split could be an effective means of continuing compliance with the minimum $1.00 bid price requirement for continued listing of our common stock on the NYSE. The closing price of a share of our common stock on March 15, 2016, was $1.29.

  •
  The Board believes that continued listing on the NYSE provides overall credibility to an investment in our common stock, given the stringent listing and disclosure requirements of the NYSE. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our common stock among a larger pool of potential investors could result in higher trading volumes. These increases in visibility and liquidity could also help facilitate future financings.

  •
  If our common stock is delisted from the NYSE, our ability to issue shares under our current registration statement could be limited thereby preventing us from accessing the public equity markets.

  •
  The Board believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in Intrepid and help attract, retain, and motivate employees.

  •
  The Board believes that some potential employees are less likely to work for Intrepid if we have a low stock price or are no longer listed on the NYSE, regardless of the size of our overall market capitalization.

Risks Associated with the Reverse Stock Split

        There are risks associated with the reverse stock split, if effected, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. These risks include the following:

  •
  The market price per share of our common stock after the reverse stock split may not rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

  •
  The reverse stock split may not result in a per share price that increases the level of investment in our common stock by institutional investors or increase analyst and broker interest in Intrepid.

  •
  The reverse stock split may not result in a per share price that increases our ability to attract and retain employees and other service providers.

  •
  The market price per share may not remain in excess of the $1.00 minimum bid price as required by the NYSE and we may not otherwise be able to meet the requirements of the NYSE for continued inclusion for trading on the NYSE.

        Stockholders should note that the effect of the reverse stock split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for shares of our common stock after the reverse stock split, if effected, will be 5 to 25 times, as applicable, the price for shares of our common stock immediately prior to the reverse stock split. Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock.

        The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our common stock after implementation of the reverse stock split when and if implemented may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

        While we aim that the reverse stock split, if effected, will be sufficient to maintain our listing on the NYSE, it is possible that, even if the reverse stock split results in a bid price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy the NYSE's additional criteria for continued listing of our common stock.

        We believe that the reverse stock split may result in greater liquidity for our stockholders. However, it is also possible that our liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split, particularly if the price of our common stock does not increase as a result of the reverse stock split.

Principal Effects of the Reverse Stock Split

        If stockholders approve this proposal and the Board determines to implement the reverse stock split, we will file an amendment to our Restated Certificate of Incorporation in the form set forth in Appendix B to this proxy statement. We would also obtain a new CUSIP number for our common stock at the effective time of the reverse stock split, which number is used to identify our securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures outlined below.

        By approving this amendment, stockholders will approve the combination of any increment of five shares of common stock between and including 5 and 25 into one share of common stock. If the Board determines to proceed with the reverse stock split, the Certificate of Amendment filed with the Delaware Secretary of State will include only that reverse stock split ratio determined by the Board to be in the best interests of Intrepid and its stockholders. The Board will not implement any amendment providing for a different reverse stock split ratio.

        The reverse stock split, if any, will be effected simultaneously for all issued and outstanding shares of common stock (including any shares held in treasury) and the reverse stock split ratio will be the same for all issued and outstanding shares of common stock (including any shares held in treasury). The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in Intrepid, except to the extent that the reverse stock split results in the payment of cash to any stockholder in lieu of issuing a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect Intrepid continuing to be subject to the periodic reporting requirements of the Exchange Act.

        Following the effectiveness of any reverse stock split approved by the stockholders and implementation by the Board, current stockholders will hold fewer shares of common stock, with the number of shares dependent on the specific ratio of the reverse stock split. For example, if the Board determines to proceed with a 1-for-10 reverse stock split, a stockholder owning a "round-lot" of 100 shares of common stock prior to the reverse stock split would hold 10 shares of common stock following the reverse stock split. The higher the reverse ratio (1-for-10 being higher than 1-for-5, for example), the greater the reduction of related shares each existing stockholder will experience after the reverse stock split. Moreover, as a result of the reverse stock split, some stockholders may own less than 100 shares of our common stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the reverse stock split may be required to pay higher transaction costs if they sell their shares of our common stock.

        In deciding whether to implement the reverse stock split and the specific reverse stock split ratio to be used, the Board will consider primarily the satisfaction of the NYSE continued listing requirements. It may also consider, among other things: (1) the market price of the common stock at the time of the reverse stock split; (2) the number of shares that will be outstanding after the reverse stock split; (3) the expected number of stockholders following the reverse stock split; (4) our stockholders' equity at that time; (5) the shares of common stock available for issuance in the future; (6) the liquidity of our common stock in the market and the improved liquidity that may result; (7) prevailing general market and economic conditions; and (8) other circumstances and factors the Board determines are advisable in its sole discretion. The Board maintains the right to abandon all of the proposed amendments to our Restated Certificate of Incorporation if it determines, in its sole discretion, that we will be able to satisfy the listing requirements of the NYSE without implementing the reverse stock split or if the proposed amendments to our Restated Certificate of Incorporation are otherwise no longer in the best interests of Intrepid and its stockholders.

        If this proposal is not approved, we may be unable to maintain the listing of our common stock on the NYSE, which could adversely affect the liquidity and marketability of our common stock.

Principal Effects and Purpose of Decrease in Number of Outstanding Shares of our Common Stock (Relative Increase in Number of Authorized Shares of our Common Stock)

        Because the reverse stock split, if effected, will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-5, 1-for-10, 1-for-15, 1-for-20, or 1-for-25, as determined by the Board in its sole discretion, each of the proposed amendments would result in a relative increase in the number of authorized and unissued shares of our common stock. The relative increase in the amount of authorized and unissued shares of our common stock will provide us with the ability to issue additional shares of common stock in connection with future financings, public or private exchange offers, employee and director benefit programs, and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated. If any of the proposed amendments to our Restated Certificate of Incorporation are approved and a Certificate of Amendment is filed with the Delaware Secretary of State, all or any of the authorized and unissued shares of common stock may be issued in the future for any corporate purposes and any consideration as the Board deems advisable from time to time, without further action by our stockholders and without first offering those shares to our stockholders. When and if additional shares of common stock are issued, these new shares would have the same voting and other rights and privileges as our currently issued and outstanding shares of common stock, including the right to cast one vote per share. Except pursuant to our Equity Incentive Plan, we presently have no plan, commitment, arrangement, understanding, or agreement regarding the issuance of common stock. However, we regularly consider our capital requirements and growth opportunities and may conduct equity offerings in the future.

        Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock may reduce our current stockholders' percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, a future increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the common stock. If these factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder's investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder's investment.

Effects of the Reverse Stock Split on our Common Stock

        If the reverse stock split is effected, after the effective time of the amendment to our Restated Certificate of Incorporation, each stockholder will own fewer shares of our common stock as a result of the reverse stock split, regardless of the reverse stock split ratio chosen by the Board. Because the reverse stock split will decrease the number of outstanding shares of our common stock, each of the proposed amendments will result in a relative increase in the number of authorized and unissued shares of our common stock. All outstanding equity awards relating to our common stock, including any held by our officers and directors, would be adjusted as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise or settlement of each award would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each award and based on the ratio of the reverse stock split. The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible reverse stock split at each of the proposed reverse stock split ratios. The number of shares disclosed in the column "Number of Shares of Common Stock Before Reverse Stock Split" reflects the number of shares as of March 15, 2016. The number of shares disclosed in the columns "Estimated Number of Shares of Common Stock After Reverse Stock Split" gives effect to the reverse stock split at each of the proposed ratios as of March 15, 2016, but does not give effect to any other changes, including any issuance of securities after that date.

		Estimated Number of Shares of Common Stock After Reverse Stock Split(4) Ratio of Reverse Stock Split:
	Number of Shares of Common Stock Before Reverse Stock Split
		1:5	1:10	1:15	1:20	1:25
Authorized(1)	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Issued and Outstanding	76,077,062	15,215,412	7,607,706	5,071,804	3,803,853	3,043,082
Maximum Issuable under Outstanding Stock Options and Performance Stock Units	597,881	119,576	59,788	39,858	29,894	23,915
Reserved for Issuance(2)	3,168,181	633,636	316,818	211,212	158,409	126,727
Authorized but Unissued(1)(3)	20,156,876	84,031,376	92,015,688	94,677,125	96,007,844	96,806,276

(1)
The amounts in this table do not take into account any increase to our authorized shares of common stock pursuant to Proposal 4.

(2)
Represents shares reserved for future issuance under our Equity Incentive Plan, excluding shares issuable under outstanding stock options and performance stock units and the effect of any approval of Proposal 7.

(3)
Represents common stock available for future issuance beyond shares outstanding as of March 15, 2016, shares issuable under outstanding stock options and performance stock units, and shares reserved for future issuance under our Equity Incentive Plan.

(4)
The shares presented are an estimate as we do not know the number of fractional shares that will be required to be paid out in cash following the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

        If the proposed amendments to our Restated Certificate of Incorporation are approved by stockholders, and if at that time or at any time through April 30, 2017, the Board still believes that a reverse stock split is in the best interests of Intrepid and its stockholders, the Board will determine the ratio, within the range approved by stockholders, of the reverse stock split to be implemented. The reverse stock split will become effective at the time of filing of the Certificate of Amendment with the Delaware Secretary of State (the "Effective Time"). At the Effective Time, shares of common stock issued and outstanding immediately prior to the Effective Time will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio contained in the Certificate of Amendment.

        As soon as practicable after the Effective Time, stockholders of record will be notified by our transfer agent that the reverse stock split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our common stock. As soon as practicable after the Effective Time, our transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see "Fractional Shares" below).

        Some stockholders hold their shares of common stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our common stock, your post-reverse stock split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post-reverse stock split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.

        Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

        Beginning at the Effective Time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

        Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in "street name" (i.e., through a bank, broker, custodian or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Fractional Shares

        No scrip or fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment from our transfer agent. Our transfer agent will aggregate all fractional shares following the reverse stock split and sell them into the market in an orderly manner and time so as not to significantly depress the market price for our common stock. The total amount of cash that will be paid to holders of fractional shares following the reverse stock split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sales. Holders of fractional shares as a result of the reverse stock split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owed. Stockholders would not be entitled to receive interest for their fractional shares.

        In the event the reverse stock split is effected, then-current stockholders would have no further interest in Intrepid with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend, or other rights in respect of their fractional share except to receive the cash payment as described above. The cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by us as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for the appropriate jurisdiction. Thereafter, stockholders otherwise entitled to receive those funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Outstanding Stock Options and Performance Stock Units

        Under our Equity Incentive Plan, we have issued stock options to purchase shares of our common stock and performance stock units that provide for a payout, if any, in shares of our common stock. As of March 15, 2016, we had outstanding under our Equity Incentive Plan stock options and performance stock units representing a maximum of 597,881 shares of our common stock. In the event of a reverse stock split, our Board generally has the discretion to determine the appropriate adjustment to awards granted under our Equity Incentive Plan. Accordingly, if the reverse stock split is approved by our stockholders and our Board decides to implement the reverse stock split, as of the Effective Time, the number of all outstanding options and performance stock units, the number of shares issuable upon the exercise of the options or the settlement of the performance stock units, as applicable, and the exercise price of the options will be proportionately adjusted based on the reverse stock split ratio selected by our Board, subject to the terms of the options and performance stock units. Our Board has also authorized Intrepid to effect any other changes necessary, desirable, or appropriate to give effect to the reverse stock split, if any, including any applicable technical, conforming changes.

Exchange Act Matters

        Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split, if implemented, will not affect the registration of our common stock under the Exchange Act or our reporting or other requirements thereunder. The CUSIP number for our common stock will also change in connection with the reverse stock split and will be reflected on new certificates issued by our transfer agent and in electronic entry systems.

Accounting Matters

        The reverse stock split, if effected, will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the Effective Time of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board decides to implement, the stated capital component will be reduced to an amount between 1-to-5 and 1-to-25 of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods' per share amounts will be restated to reflect the reverse stock split.

No Appraisal Rights

        Under the Delaware General Corporation Law, stockholders will not be entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any appraisal rights.

No Going Private Transaction

        Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

        Our officers and directors have an interest in this Proposal 5 as a result of their ownership of shares of our common stock. However, we do not believe that our officers or directors have interests in Proposal 5 that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendment

        Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendment to our Restated Certificate of Incorporation discussed in this Proposal 5, that may be used as an anti-takeover mechanism. Because the proposed amendment to our Restated Certificate of Incorporation will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the number of outstanding shares of our common stock after the reverse stock split, the reverse stock split could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. A relative increase in the number of our authorized shares could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of Intrepid by tender offer or other means. The issuance of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of the company, and dilute the interest of a party attempting to obtain control of Intrepid. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of Intrepid, such as the realization of a premium over the market price that the attempt could cause. Moreover, the issuance of common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if the change were favorable to stockholders generally.

        As stated above, in the event of a reverse stock split, we have no present intent to use the relative increase in the number of authorized but unissued shares of our common stock for anti-takeover purposes, and the proposed amendments are not part of a plan by the Board to adopt a series of anti-takeover provisions; however, if the proposed amendments are approved by the stockholders, then a greater number of shares of our common stock would be available for this purpose than is currently available. We are not aware of any pending or threatened efforts to obtain control of Intrepid, and the Board has no present intent to authorize the issuance of additional shares of common stock to discourage these efforts if they were to arise.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

        The following discussion summarizes certain U.S. federal income tax consequences of the reverse stock split, if effected, to holders of our common stock but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, and judicial authority and administrative interpretations, all as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure holders that the Internal Revenue Service ("IRS") will not challenge one or more of the tax consequences described in this proxy statement, and we have not obtained, nor do we intend to obtain a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the reverse stock split of our common stock.

        This discussion is limited to holders who, if the reverse stock split is effected, hold pre-reverse stock split shares of our common stock and will hold post-reverse stock split shares of common stock as "capital assets" (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations that may be relevant to a holder's particular circumstances, including the impact of the Medicare tax on net investment income. In addition, this discussion does not address consequences relevant to certain categories of investors that may be subject to special rules, including, but not limited to the following:

  •
  banks, insurance companies or other financial institutions

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  tax-exempt or governmental organizations

  •
  pension or other employee benefit plans

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  brokers, dealers or traders in securities

  •
  corporations that accumulate earnings to avoid U.S. federal income tax

  •
  persons subject to the alternative minimum tax

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  U.S. persons whose functional currency is not the U.S. dollar

  •
  former U.S. citizens or long-term residents of the United States

  •
  real estate investment trusts (REITs) or regulated investment companies (RICs)

  •
  S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein)

  •
  persons that hold pre-reverse stock split shares of our common stock or will hold post-reverse stock split shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of our common stock or will hold post-reverse stock split shares of our common stock, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

        Each holder of our common stock is urged to consult its own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the reverse stock split.

  U.S. Holders

        For purposes of this discussion, "U.S. Holder" means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as one of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

        The reverse stock split, if effected, should be treated as a "recapitalization" for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of a fractional share, generally no gain or loss should be recognized by a U.S. Holder upon the receipt of a reduced number of shares of our common stock as a result of the reverse stock split, if effected. The U.S. Holder's aggregate tax basis in the post-reverse stock split shares of common stock should equal the aggregate tax basis of the shares of common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share) and such U.S. Holder's holding period in the post-reverse stock split shares of common stock should include the holding period for the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares surrendered to the shares received pursuant to the reverse stock split, if effected. A U.S. Holder that holds shares of common stock with differing bases or holding periods should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of common stock received in the reverse stock split, if effected.

        A U.S. Holder that receives cash in lieu of a fractional share of common stock will generally be treated as if the U.S. Holder received the fractional share in the reverse stock split and then received the cash in redemption of the fractional share. The deemed redemption generally will result in capital gain or loss equal to the difference between the amount of cash received and the portion of the U.S. Holder's tax basis in its common stock that is allocable to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder's holding period in its common stock surrendered exceeded one year at the effective time of the reverse stock split. The deductibility of capital losses is subject to limitations. In certain circumstances, it is possible that the cash received in lieu of a fractional share could be characterized as a dividend rather than as capital gain.

        U.S. Information Reporting and Backup Withholding Tax.    Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split, if effected, unless the U.S. Holder is an exempt recipient and, if requested, certifies as to such status. U.S. Holders may be subject to backup withholding at the applicable rate on the payment of cash if they fail to provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a U.S. Holder's U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

  Non-U.S. Holders

        For purposes of this discussion, a "Non-U.S. Holder" means a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust that is not a U.S. Holder.

        Subject to the discussion in the next paragraph, a Non-U.S. Holder that receives solely a reduced number of shares of our common stock as a result of the reverse stock split, if effected, generally should not recognize any gain or loss. A Non-U.S. Holder that receives cash in lieu of a fractional share pursuant to the reverse stock split, if effected, should not be subject to U.S. federal income tax on any gain recognized on the deemed redemption of such fractional share unless:

  •
  the gain is effectively connected with the conduct of a trade or business in the United States (provided, in the case of certain Non-U.S. Holders entitled to the benefits of an income tax treaty with the United States);

  •
  with respect to a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year the reverse stock split occurs and certain other conditions are met; or

  •
  our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation ("USRPHC") for U.S. federal income tax purposes.

        Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are a USRPHC and that our common stock should be treated as regularly traded on an established securities market (within the meaning of applicable Treasury regulations). Assuming our common stock is treated as regularly traded on an established securities market, only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the reverse stock split or the

non-U.S. holder's holding period for the common stock, more than 5% of our common stock (a "5% shareholder") will be taxable, with respect to the third bullet point above, on gain recognized on the receipt of cash in lieu of a fractional share. In addition, a Non-U.S. Holder that is a 5% shareholder will be required to satisfy certain IRS filing requirements in order to avoid recognizing taxable gain, if any, on the receipt of a reduced number of shares of our common stock pursuant to the reverse stock split, if effected, notwithstanding the treatment of the reverse stock split as a recapitalization.

        Non-U.S. Holders that may be treated as 5% shareholders are strongly encouraged to consult their tax advisors regarding the tax consequences to them of the reverse stock split, if effected, how to satisfy the applicable IRS filing requirements and the consequences to them of failing to satisfy those filing requirements.

        U.S. Information Reporting and Backup Withholding Tax.    In general, information reporting and backup withholding will not apply to the payment of cash in lieu of a fractional share of our common stock to a Non-U.S. Holder pursuant to the reverse stock split, if effected, if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder (generally on IRS Form W-8BEN or IRS Form W-8BEN-E) and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Recommendation of our Board of Directors

        Our Board recommends a vote "for" Proposal 5.    Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

Proposal 6—Approval of Amended and Restated Short-Term Incentive Plan

        We are asking stockholders to approve our Amended and Restated Short-Term Incentive Plan, or STIP. We are seeking stockholder approval of the STIP to permit certain awards paid to executive officers to qualify as performance-based compensation for purposes of Section 162(m) of the Code ("Section 162(m)").

Background

        Our Board and stockholders most recently approved the Short-Term Incentive Plan in 2012. In March 2016, the Compensation Committee and our Board unanimously approved the STIP, subject to stockholder approval. Our Board then directed that we submit the STIP to a vote of our stockholders at the annual meeting.

Purpose of the STIP; Section 162(m)

        The STIP is designed to provide annual incentives to our executive officers and other key employees to achieve pre-established, objective performance goals. The STIP is an important element of our executive compensation program. It provides incentives for the achievement of near-term financial and operational corporate goals and individual objectives.

        The STIP is also designed to preserve the deductibility of payments that constitute qualifying performance-based compensation for purposes of Section 162(m), as well as to provide for compensation not intended to constitute performance-based compensation under Section 162(m). Section 162(m) limits a corporation's federal tax deduction for compensation in excess of $1 million paid to "covered employees" (the chief executive officer and the other officers employed at yearend the compensation of which is disclosed in the proxy statement, other than the chief financial officer).

        The deduction limit of Section 162(m) does not apply to qualifying performance-based compensation. Compensation can qualify as performance-based only if the material terms of the performance goals are disclosed to and approved by a company's stockholders before the compensation is paid and other requirements are satisfied. The material terms include the following: (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goals are based; and (c) either the maximum amount of compensation that could be paid to an employee if the performance goals are achieved or the formula used to calculate the amount. Periodic stockholder approval of the material terms of performance goals is necessary to preserve a company's federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m).

        We are asking stockholders to approve the STIP at the annual meeting so that we may continue to be eligible to structure our cash bonus program to take a federal income tax deduction for qualifying performance-based compensation payable to certain of our executive officers.

Summary of the STIP

        Below is a summary of the material terms of the STIP. We do not describe all of the terms of the STIP. Please read the complete text of the STIP included as Appendix C to this proxy statement.

Purpose

        The purpose of the STIP is to provide an opportunity for eligible participants to earn competitive annual incentive compensation based on the achievement of pre-established, objective performance goals or targets. The STIP is intended to permit the payment of amounts that constitute qualified performance-based compensation for purposes of Section 162(m), as well as payments not intended to constitute performance-based compensation under Section 162(m).

Administration

        The STIP is administered and interpreted by the committee. The committee means the Compensation Committee or other committee of the Board appointed by the Board to administer the STIP. The committee or the Board may designate one or more subcommittees consisting solely of two or more "outside directors" within the meaning of Section 162(m) with the power and authority delegated by the committee or the Board to administer the plan. All determinations and interpretations by the committee are final and binding on all persons.

Eligibility and Participation

        Awards under the STIP may be granted to executive officers or other key employees of Intrepid or any subsidiary whom the committee designates as a participant under the STIP for a plan year. As of March 15, 2016, seven executive officers and other key employees were eligible participants under the STIP. Within 90 days of the beginning of each plan year (our fiscal year, which currently runs from January 1 through December 31), the committee designates the participants for the plan year.

Target Awards and Performance Goals

        Within 90 days of the beginning of each plan year, the committee establishes (a) each participant's target award, if any, (b) the specific performance goals to receive an earned award, and (c) the formula or other methodology used to determine the amount of any earned award. The target awards, performance goals and formula or methodology for determining awards need not be the same for all participants.

        A performance goal under the STIP may be based on one or more of the following measures:

  •
  Absolute or relative total shareholder return

  •
  Return on assets, return on equity, or return on capital employed

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  Earnings per share, corporate or business-unit net income, net income before extraordinary or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation, and amortization

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  Cash flow from operations

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  Gross or net revenues or gross or net margins

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  Levels of operating expense or other expense items reported on the income statement

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  Measures of customer satisfaction and customer service

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  Safety

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  Annual or multi-year production or average production growth

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  Annual or multi-year sales or average sales growth

  •
  Annual or multi-year production or sales volume

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  Annual or multi-year absolute or per-unit operating and maintenance costs

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  Satisfactory completion of a project or organizational initiative with specific criteria set in advance by the committee

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  Debt ratios or other measures of credit quality or liquidity

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  Strategic asset sales or acquisitions in compliance with the specific criteria set in advance by the committee

  •
  Annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the committee

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  Compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations, or policies

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  Staffing and retention

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  Capital expenditures or investments

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  Milestones relating to sales, production, or capital projects

        The performance goals may be based on pro forma numbers and may include or exclude the effect of payment of awards under the STIP and any other incentive or bonus plan of Intrepid. Subject to Section 162(m) requirements, the committee may provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of the attainment of the performance goal for exclusion of the impact of an event or occurrence which the committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of Intrepid, (f) an event either not directly related to our operations or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in our fiscal year, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

Earned Awards and Payment of Awards

        After the end of each plan year, the committee reviews and certifies the level of attainment of the performance goals for the year and calculates the potential earned award amount for each participant based on the pre-specified formula or other methodology. The incentive award to be paid to any covered employee will not exceed the maximum award amount described below. The committee has discretion to reduce or eliminate the amount of any potential earned award for any reason (including individual performance).

        All earned awards are paid as soon as reasonably practicable after the end of the plan year and the committee's certification of the level of attainment of the performance goals and determination of the earned award for each participant, but in no event later than March 15 of the year following the plan year for the award unless otherwise deferred. Earned awards are ordinarily paid in cash, but the committee has discretion to pay all or any portion of an earned award in stock pursuant to the terms of our Equity Incentive Plan. A participant must be employed on the date of payment in order to be eligible to receive an earned award except as otherwise determined by the committee.

Maximum Award

        The maximum amount of compensation payable as a performance award under the STIP to a participant who is determined to be a covered employee for purposes of Section 162(m) for any calendar year is $5 million.

Amendment and Termination

        The STIP may be amended or terminated at any time for any reason by our Board. No amendment will be effective without stockholder approval if stockholder approval is necessary for purposes of Section 162(m).

Recoupment of Awards

        Awards granted or amounts payable under the STIP shall be subject to the terms of any compensation recoupment policy then applicable, if any, to the extent the policy applies to such award or amount and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation.

Tax Withholding

        All earned awards will be subject to applicable tax withholdings.

Unfunded; Unsecured General Creditor

        Amounts payable under the STIP will be paid from our general assets. The rights of any participant or beneficiary will be only those of an unsecured general creditor.

New Plan Benefits

        The amounts of awards payable under the STIP, if any, are not determinable. The potential amount payable to any participant depends on the performance goals established for the participant, the determination as to whether the performance goals were met, the participant's individual performance and the discretion of the committee.

Recommendation of the Board of Directors

        Our Board recommends a vote "for" Proposal 6.    Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

 Proposal 7—Approval of Amended and Restated Equity Incentive Plan

        We are asking stockholders to approve our Amended and Restated Equity Incentive Plan, or EIP. We are seeking stockholder approval of the EIP to increase the number of shares available for issuance under the EIP, to permit certain awards that may be granted in the future under the plan to qualify as performance-based compensation for purposes of Section 162(m), and to make certain other changes to the EIP. This is the first increase to the number of shares available for issuance that we have asked stockholders to approve since the EIP was originally adopted in 2008. By approving this proposal, stockholders would authorize a total of 7,060,000 shares for issuance under the EIP, less grants made after December 31, 2015, and prior to the effective date of the amended and restated EIP, counted at the new fungible ratio as described below.

Background

        Our Board and stockholders approved the EIP in 2008 and approved an amendment and restatement of the EIP in 2012 to permit certain awards to qualify as performance-based compensation for purposes of Section 162(m). In March 2016, the Compensation Committee and our Board unanimously approved the EIP, subject to stockholder approval. Our Board then directed that we submit the EIP to a vote of our stockholders at the annual meeting.

Purpose of the EIP; Section 162(m)

        The EIP is an equity incentive plan that is designed to provide long-term equity incentives to attract, retain, and motivate eligible employees, directors, and consultants and to align their interests with those of our stockholders. The EIP is designed with the flexibility to award restricted stock, restricted stock units, performance awards, incentive stock options, non-qualified stock options, stock appreciation rights, cash-based awards, and other stock-based awards to eligible individuals. Long-term equity incentives have been an important part of our incentive compensation program. A portion of total annual compensation of our executive officers is paid in the form of long-term equity awards to more closely align the interests of management with the long-term interests of our stockholders.

        As discussed in more detail above under the heading "Proposal 6—Approval of Amended and Restated Short-Term Incentive Plan," Section 162(m) generally provides that amounts paid to a covered employee in excess of $1 million are not deductible for federal income tax purposes. This deduction limit does not apply to qualifying performance-based compensation if the material terms of the performance goals are disclosed to and approved by stockholders and other requirements are met. We are asking stockholders to approve the EIP so that we may continue to take a federal income tax deduction for certain qualifying performance-based compensation payable with respect to certain awards granted to executive officers. If our stockholders do not approve the EIP at the annual meeting, we may continue to grant awards under the EIP. However, future grants may not qualify as performance-based compensation under Section 162(m).

Burn Rate and Overhang

        In setting and recommending to stockholders the number of additional shares to authorize under the EIP, the Compensation Committee considered historical equity awards granted under the EIP, as well as our three-year average burn rate for the preceding three fiscal years as follows:

Year	Stock Options Granted	Stock Awards Granted(1)	Earned PSUs	Total	Weighted Average Common Shares Outstanding	Burn Rate
2015	0	265,824	0	265,824	75,669,489	0.35%
2014	0	400,390	0	400,390	75,504,677	0.53%
2013	0	253,170	23,139	276,309	75,378,655	0.37%
Three-Year Average	0	306,461	7,713	314,174	N/A	0.42%

(1)
Includes fully-vested director stock awards: 2015 grants—28,568 shares; 2014 grants—21,144 shares; and 2013 grants—17,680 shares.

        Our average burn rate for the preceding three fiscal years as set forth in the table above was 0.42%. The burn rate is the ratio of the number of shares underlying awards granted under the EIP during a fiscal year (except that we reflect performance units in the year they were earned, which is the final year of the applicable performance period) to the number of our weighted average common shares outstanding for the corresponding fiscal year.

        We calculate overhang as the sum of the total number of shares subject to equity awards outstanding and the total number of shares available for grant under the EIP (our only equity plan) divided by the sum of the total common stock outstanding, the total number of shares subject to equity awards outstanding (which are not already included in total common stock outstanding) and the total number of shares available for grant under the EIP. Our overhang as of December 31, 2015, was 5.2%. If the amended and restated EIP is approved, the additional 4.0 million shares available for issuance would increase the overhang to approximately 9.8%.

        The following table shows certain information about the EIP as of December 31, 2015:

Number of shares that will be authorized for future grant after stockholder approval of the EIP(1)	7,060,000
Number of shares relating to outstanding stock options at 12/31/15	241,961
Number of shares outstanding at 12/31/15 relating to awards of restricted stock, and performance units(2)	843,110
Weighted average remaining term of outstanding options	3.5 years
Weighted average exercise price of outstanding options	$25.96

(1)
Any shares that are subject to option or stock appreciation rights will be counted against this amount as one share for every one share granted, and any shares that are subject to awards other than option or stock appreciation rights will be counted against this amount as 1.7 shares for every one share granted. This amount will also be decreased by one share for every one share that was subject to an option or stock appreciation right granted after December 31, 2015, and prior to May 24, 2016, and by 1.7 shares for every one share that was subject to an award other than an option or stock appreciation right granted after December 31, 2015, and prior to May 24, 2016.

(2)
Performance units are disclosed assuming maximum performance.

Summary of Proposed Changes

        We are asking stockholders to approve the following changes in our EIP:

  •
  Approve an additional 4,004,647 new shares of common stock available for grant under the EIP, which when added to the shares available for grant as of December 31, 2015, will authorize a total of 7,060,000 shares of common stock available for grant under the EIP, less awards made after December 31, 2015, and counted at the new fungible ratio (described below).

  •
  Adopt a "fungible" share design, where each share subject to an award of options or stock appreciation rights counts against the share authorization as one share and where each share subject to an award other than an option or stock appreciation right counts against the share authorization as 1.7 shares.

  •
  Add a one-year minimum vesting provision applicable to full value awards (awards other than options or stock appreciation rights), subject to limited exceptions as described in the EIP.

  •
  Eliminate liberal share recycling on options and stock appreciation rights, so that shares tendered or withheld to pay for taxes on these awards or to pay an option exercise price will not be added to the shares available for grant.

  •
  Add an individual award limit for awards to nonemployee directors (which limits both cash and equity) and modify certain other individual award limits.

  •
  Extend the duration of the plan to May 24, 2026.

  •
  Make certain other administrative changes.

Summary of the EIP

        The following is a summary of the material terms of the EIP, and does not describe all of the plan terms. Please read the complete text of the EIP included as Appendix D to this proxy statement.

Purpose and Awards

        The EIP is intended to enhance the ability of Intrepid and its affiliates to attract and retain highly qualified officers, directors, key employees, and other individuals to contribute to our growth and success, to provide incentives to individuals to contribute to our long-term growth and profitability, and to further align the interests of these individuals with the interests of stockholders. The EIP permits the grant of restricted stock, restricted stock units, performance awards, incentive stock options, non-qualified stock options, stock appreciation rights, cash-based awards, and other stock-based awards.

Administration

        The Compensation Committee or another committee of the Board generally administers the EIP. The committee or the Board may delegate to one or more subcommittees the power and authority to grant awards to specified groups of eligible individuals. The committee selects participants and determines the amount, type, and other terms and conditions of the awards. The committee has full authority to administer the EIP, including the authority to interpret and construe any provision in the EIP and the terms of any award agreement and to adopt any rules and regulations for administering the EIP that it may deem necessary or appropriate. Pursuant to this authority, on or after the date of grant of an award, the committee may (a) accelerate the date on which an award becomes vested, exercisable, or transferable; (b) extend the term of any award, including extending the period following termination of a participant's service during which the award may remain outstanding; (c) waive any conditions with regard to vesting, exercisability, or transferability of an award; and (d) make changes to recognize differences in local law, tax policy, or custom for individuals employed outside the United States.

Stock Subject to the Plan, Adjustments, and Share Counting

        We are asking stockholders to approve an additional 4,004,647 shares for issuance under the EIP. This is the first increase to the number of shares available for issuance that we have asked stockholders to approve since the EIP was originally adopted in 2008. By approving this proposal, stockholders would authorize a total of 7,060,000 shares of common stock. This amount will be decreased by one share for every one share that was subject to an option or stock appreciation right granted after December 31, 2015, and prior to May 24, 2016, and by 1.7 shares for every one share that was subject to an award other than an option or stock appreciation right granted after December 31, 2015, and prior to May 24, 2016.

        Any shares that are subject to option or stock appreciation rights will be counted against this limit as one share for every one share granted, and any shares that are subject to awards other than option or stock appreciation rights will be counted against this limit as 1.7 shares for every one share granted. If stockholders approve this proposal, after May 24, 2016, no Awards may be granted under any previous version of the EIP.

        The number of shares that may be granted under the EIP is subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange, or any other similar corporate event (including any reverse stock split authorized under Proposal 5). Outstanding awards under the EIP are also subject to similar adjustment for these types of events.

        To the extent that an award previously granted under the EIP expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the participant of the full number of shares to which the award related, the shares retained or returned to us will again be available for grant. Shares withheld in payment of the taxes relating to a full value award will be again available for awards under the EIP. Notwithstanding the foregoing, the following shares will not be added to the shares authorized for grant under the EIP: (i) shares tendered or withheld to pay for the exercise price of an option or the taxes related to an option or stock appreciation right; (ii) shares subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise thereof, and (ii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options. Shares that we issue under the EIP may be authorized but unissued shares or previously issued shares that we have reacquired and held as treasury shares. Fair market value is generally defined under the EIP as the closing sale price of a share of our common stock on the exchange upon which our shares are traded. The closing price of a share of our common stock on March 15, 2016, was $1.29.

Individual Award Limits

        The following limits apply to Awards intended to constitute performance-based compensation under Section 162(m):

  •
  Options and stock appreciation rights: No participant may be granted within any calendar year one or more options or stock appreciation rights that in the aggregate are for more than 1,500,000 shares of stock reserved for issuance under the EIP, plus an additional aggregate of 1,500,000 shares of stock reserved for issuance under the EIP for one-time awards to a newly hired or newly promoted participant.

  •
  Awards of restricted stock and restricted stock units: No participant may be granted within any calendar year one or more awards of restricted stock and restricted stock units subject to vesting conditions based on the attainment of performance goals for more than an aggregate of 1,500,000 shares of stock reserved for issuance under the EIP.

  •
  Performance shares and performance units: No participant may be granted within any calendar year one or more awards of performance shares and performance units that could result in the participant receiving pursuant to those performance shares and performance units more than 4,500,000 shares of stock reserved for issuance under the EIP.

  •
  Cash-based awards: No participant may be granted within any calendar year one or more cash-based awards that could result in the participant receiving pursuant to those cash-based awards more than $10,000,000.

        For nonemployee directors, the aggregate amount of cash (including annual retainers and other fees, whether or not granted under the EIP) plus the aggregate grant date fair value of all awards granted to any nonemployee director during any single calendar year may not exceed $600,000.

        All of the limitations described above will be adjusted for changes in our capitalization.

Eligibility and Participation

        All employees, officers, or directors of Intrepid or an affiliate are eligible to participate in the EIP when selected by the committee for an award. Consultants and advisers who provide services to us or an affiliate are also eligible to participate when selected by the committee for an award. As of March 15, 2016, approximately 70 of our employees, officers, directors, consultants, and advisors were eligible participants under the EIP.

Significant Features of Awards

        The following is a description of the significant terms that apply to each type of award that may be issued under the EIP:

  Restricted Stock, Restricted Stock Units, and Performance Awards

        The committee may grant awards of restricted stock, which is an award of actual shares subject to a risk of forfeiture and restrictions on transfer. The committee may also grant an award of restricted stock units, which is a bookkeeping entry representing the equivalent of shares of stock. The committee may also grant a performance award in the form of performance shares, performance units, or a cash-based award that vests or pays out based on the attainment of performance goals and any other terms and conditions determined by the committee. The terms and conditions of restricted stock, restricted stock units, performance shares, performance units, or cash-based award will be determined by the committee. Except as set forth in the award agreement, upon termination of a participant's services, any unvested shares of restricted stock or restricted stock units will be forfeited. Each award agreement will set forth the extent to which the participant will retain performance shares, performance units, or cash-based awards upon termination of service.

  Minimum Vesting Requirement

        The amended and restated EIP contains a minimum vesting requirement. Specifically, no full value award (which is an award other than an option or stock appreciation right) granted on or after the effective date may vest in less than one year from its date of grant. However, up to 5% of the available shares of stock authorized for issuance under the EIP (adjusted to reflect the fungible share ratio as it applies to full value awards) may vest (in full or in part) in less than one year from their date of grant. Any full value award may vest in full or in part upon death or disability of the participant, or upon a change in control of the Company, and these vestings will not count against the 5% basket described above.

  Performance-Based Compensation

        The committee may grant one or more awards designed to qualify as "performance-based" compensation under Section 162(m) based on the grant, vesting, or payout of the awards being contingent on the achievement of pre-established performance goals. The committee will establish objective performance goals within 90 days of the beginning of the performance period and the formula or other methodology used to determine the number or value of shares, units, or payout of any earned award. The target awards, performance goals, and formula or methodology for determining awards need not be the same for all participants.

        A performance goal under the plan may be based on one or more of the following measures:

  •
  Absolute or relative total shareholder return

  •
  Return on assets, return on equity, or return on capital employed

  •
  Earnings per share, corporate or business-unit net income, net income before extraordinary or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation, and amortization

  •
  Cash flow from operations

  •
  Gross or net revenues or gross or net margins

  •
  Levels of operating expense or other expense items reported on the income statement

  •
  Measures of customer satisfaction and customer service

  •
  Safety

  •
  Annual or multi-year production or average production growth

  •
  Annual or multi-year sales or average sales growth

  •
  Annual or multi-year production or sales volume

  •
  Annual or multi-year absolute or per-unit operating and maintenance costs

  •
  Satisfactory completion of a project or organizational initiative with specific criteria set in advance by the committee

  •
  Debt ratios or other measures of credit quality or liquidity

  •
  Strategic asset sales or acquisitions in compliance with the specific criteria set in advance by the committee

  •
  Annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the committee

  •
  Compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations, or policies

  •
  Staffing and retention

  •
  Capital expenditures or investments

  •
  Milestones relating to sales, production, or capital projects

        The performance goals may be based on pro forma numbers and may include or exclude the effect of payment of awards under the plan and any other incentive or bonus plan of Intrepid. Subject to Section 162(m) requirements, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of Intrepid, (f) an event either not directly related to our operations or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in our fiscal year, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

        After the applicable performance period has been completed, the committee will certify the level of achievement of the performance goals and determine the number or value of any earned award.

  Options and Stock Appreciation Rights

        Each option entitles the holder to purchase a specified number of shares at a specified exercise price. Each option agreement will specify whether the option is an "incentive stock option," or "ISO" (within the meaning of Section 422 of the Code), or a nonqualified stock option. Each stock appreciation right entitles the holder to receive, upon exercise, the excess of the fair market value of a share at the time of exercise over the grant price of the stock appreciation right multiplied by the specified number of shares to which the stock appreciation right is being exercised. Except for substitute awards, the exercise or grant price of each option and stock appreciation right will be at least 100% of the fair market value of a share on the date the award is granted. The term of any option or stock appreciation right may not exceed 10 years and the option or stock appreciation right will vest over a period determined by the committee. The award agreement may provide that the period of time over which an option other than an ISO and stock appreciation right may be exercised will be automatically extended if on the scheduled expiration date, the exercise of the option or stock appreciation right would violate applicable securities laws or our insider trading policy. Each option or stock appreciation right agreement will specify the consequences to the award with respect to a termination of service with us and our affiliates.

  Other Stock-Based Awards

        The committee may grant other types of stock-based awards in which participants may (a) acquire shares of stock or (b) receive an award, whether payable in cash or stock, the value of which is determined in whole or in part, based on the value of our common stock, subject to the terms and conditions of the EIP.

Dividends and Dividend Equivalents

        The committee will determine and set forth in the award agreement whether the participant will be entitled to receive (currently or on a deferred basis) dividends or dividend equivalents with respect to shares of stock covered by the award; provided, however, in no event may dividends or dividend equivalents be paid on awards that vest or pay based on the attainment of performance goals until and to the extent the award is earned, although amounts can be accumulated, and dividend equivalents are not payable in connection with an option or stock appreciation right. The committee may provide that any dividends paid on shares subject to an award will be reinvested in additional shares of stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the award.

Change of Control

        The restated EIP contains a "double trigger." Unless otherwise provided by the committee, the acquiror may, without the consent of the participant, either assume our rights and obligations under outstanding awards or substitute the award with a substantially equivalent award for the acquiror's stock, provided, however, if the award is continued, assumed, or substituted and within 24 months after the change of control the participant's service is terminated without cause or the participant resigns for good reason, the following will apply: (a) all options and stock appreciation rights will become immediately exercisable and (b) any restrictions imposed on restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards will lapse and the award will be paid. The committee may, in its sole discretion, provide at the time of the award or otherwise for specific treatment of an outstanding award at any time prior to, coincident with, or after the time of a change of control.

        For purposes of the EIP, a "change of control" occurs upon the occurrence of any one of the following events:

  •
  Any individual, entity or group (other than our current principal owners) becomes the beneficial owner of more than 50% of our voting securities.

  •
  The directors on our Board at the beginning of any 24-month period, or directors nominated by those directors, cease to constitute a majority of the Board.

  •
  There is a merger, consolidation, or other direct or indirect sale of Intrepid or its assets that will result in the voting securities of the successor entity being owned 50% or less by our voting security holders prior to the transaction.

  •
  Our stockholders approve a complete plan of liquidation or dissolution.

Tax Withholding

        The EIP provides that participants may elect to satisfy certain federal, state, and local income tax and employment tax withholding requirements by remitting to us cash or, subject to certain conditions, shares, or by instructing us to withhold shares payable to the participant.

Recoupment of Awards

        Awards granted or amounts payable under the EIP will be subject to the terms of any Intrepid compensation recoupment policy then applicable, if any, to the extent the policy applies to such award or amount and any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation.

Repricing

        Except for adjustments to reflect the effects of certain corporate transactions, the EIP requires stockholder approval of any amendment or modification to outstanding options or stock appreciation rights that reduces the exercise or grant price; provides for a cancellation and replacement grant with a lower exercise or grant price; provides for a cancellation for cash or another award if the exercise or grant price is higher than the then-current fair market value; or provides for any other change that would be treated as a repricing under the exchange upon which our shares are traded.

Amendment and Termination

        Generally, our Board may amend, modify, or terminate the EIP at any time; provided, however, that no amendment or modification may become effective without approval of stockholders if stockholder approval is required to satisfy any applicable statutory or regulatory requirements or if we determine that stockholder approval is otherwise necessary or desirable. We will not make any grants under the plan after May 24, 2026, but awards outstanding at that time will continue in accordance with their terms.

Federal Income Tax Consequences

        The following is intended only as a brief summary of the current material U.S. federal income tax consequences of awards granted under the EIP. The tax consequences to a participant will depend upon the type of award issued to the participant. In general, if a participant recognizes ordinary income in connection with the grant, vesting, or exercise of an award, we will be entitled to a corresponding deduction equal to the amount of the income recognized by the participant. This summary does not address the effects of other federal taxes (including possible excise taxes) or taxes imposed under state, local, or foreign tax laws.

Restricted Stock, Restricted Stock Units, Performance Awards, and Other Stock-Based Awards

        If an award is subject to a restriction on transferability and a substantial risk of forfeiture (for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earlier of the removal of the restrictions on transferability or when the risk of forfeiture lapses. However, the participant may elect under Section 83(b) of the Code within 30 days of the date of grant to recognize ordinary income or shares of restricted stock as of the date of grant equal to the excess of the fair market value of the shares on the date of grant, over the amount paid, if any. If an award has no restriction on transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares received. If a participant receives an award that includes a performance or vesting requirement or other restriction that must be satisfied prior to payment or receipt of shares, the participant will generally not recognize income for federal income tax purposes at the time of grant of the award and we are not entitled to a deduction at that time. At the time the performance or vesting requirements or other restrictions are satisfied, the participant will recognize ordinary income in the amount equal to the fair market value of any shares delivered or the amount of any cash paid. If a participant sells or disposes of shares delivered to the participant pursuant to an award, the participant will recognize short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares.

Options and Stock Appreciation Rights

        In general, a participant does not have taxable income upon the grant of an option or a stock appreciation right. The participant will recognize ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of shares acquired on exercise over the aggregate option price for the shares. Upon exercising a stock appreciation right, the participant will recognize ordinary income equal to the cash or fair market value of the shares received over the aggregate base price for the shares. A participant will not recognize ordinary income upon exercise of an ISO, except that the alternative minimum tax may apply. If a participant disposes of shares acquired upon exercise of an ISO before the end of the applicable holding periods, the participant will recognize ordinary income. Otherwise, a sale of shares acquired by exercise of an option or a stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares. We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or stock appreciation right, but no tax deduction relating to a participant's capital gains. We will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling or transferring the shares.

Section 409A

        Section 409A of the Code imposes election, payment, and funding requirements on "nonqualified deferred compensation" plans. If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20% additional tax. Some awards that may be issued under the plan may constitute a "deferral of compensation" subject to the requirements of Section 409A of the Code.

Section 162(m)

        Compensation that qualifies as "performance-based" compensation is excluded from the $1 million deduction limitation of Section 162(m). Under the plan, options and stock appreciation rights granted with an exercise price at least equal to 100% of the fair market value of the underlying shares on the date of grant and certain other awards paid to covered employees that are conditioned upon achievement of performance goals are intended to qualify as "performance-based" compensation. A number of requirements must be met for compensation paid or earned with respect to an award granted under the EIP to qualify as performance-based compensation for purposes of Section 162(m).

New Plan Benefits

        The amount of awards payable under the EIP are not determinable. No awards have been granted that are conditioned upon stockholder approval of the EIP. You can find more information regarding our equity-based awards granted to our executives during 2015 below under the heading "Executive Compensation—Grants of Plan-Based Awards in 2015."

Stock Options Granted Under the Plan

        The following table sets forth, as of December 31, 2015, the aggregate number of stock options that we have granted under the EIP since its adoption in 2008 to our individual executive officers, our executive officers as a group, our directors who are not executive officers as a group, and all employees as a group. In accordance with SEC rules, we have not included in the table information about any other types of awards granted under the plan or information about stock options that have been forfeited or exercised and are therefore no longer outstanding. You can find information about currently outstanding stock options held by our executives and directors below under the headings "Executive Compensation—Outstanding Equity Awards at the End of 2015" and "Director Compensation—Director Compensation Table."

Name or Group	Number of Securities Underlying Stock Options Granted
Robert P. Jornayvaz III	60,173
James N. Whyte	23,829
Kelvin G. Feist	3,751
Brian D. Frantz	1,339
John G. Mansanti	11,495

Executive officers, as a group	100,587

Directors who are not named above, as a group (includes director nominees)	60,173

All employees, as a group (includes executive officers and employee directors)	241,961

        We have not granted any stock options under the EIP to any of our nonemployee directors, including our director nominees, J. Landis Martin and Barth E. Whitham. We also have not issued any stock options under the EIP to associates of any of our executive officers, directors, or director nominees or to any other person who has received or is expected to receive 5% of options available under the EIP.

Share Usage Analysis

        The following table provides information about our use of shares authorized under the EIP for the last three years (including options and shares of restricted stock that were granted and subsequently forfeited, withheld, or otherwise returned to us):

Year	Number of Options Granted	Number of Shares of Restricted Stock and Unrestricted Common Stock Granted	Number of Performance Units Granted (at Target)
2015	—	265,824	189,075
2014	—	400,390	—
2013	—	253,170	58,986

Recommendation of the Board of Directors

        Our Board recommends a vote "for" Proposal 7.    Proxies will be voted in favor of the proposal unless you specify otherwise in your proxy.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2015, regarding our equity compensation plan:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b) Weighted- average exercise price of outstanding options, warrants, and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	625,408	(1)	$25.96	(2)	3,055,353	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	625,408		$25.96		3,055,353

(1)
Includes, as of December 31, 2015, (a) 241,961 shares issuable upon the exercise of outstanding nonqualified stock options issued under our EIP and (b) 383,447 shares potentially issuable upon the vesting of performance stock units issued under our EIP.

(2)
Represents the weighted-average exercise price of outstanding options. Performance stock units do not have an exercise price and therefore are not taken into account in the calculation of weighted-average exercise price.

(3)
Represents shares available for future issuance under our EIP.

Corporate Governance

Director Independence

        Our Board is comprised of a majority of independent directors. Our Board has determined that each of Terry Considine, Chris A. Elliott, J. Landis Martin, and Barth E. Whitham is an independent director under the rules of the SEC and NYSE and does not have any material relationship with us other than his position as a director and stockholder. In making these determinations, our Board considered past employment, remuneration, and all other relationships with Intrepid, as well as the specific independence tests set forth in the NYSE's director independence rules. Our Board also considered the relationships described below among directors and in each case concluded that the relationship did not compromise the director's independence. As employees of Intrepid, Messrs. Jornayvaz and Harvey are not considered independent directors under SEC and NYSE rules.

        Messrs. Martin and Considine—Each of Messrs. Jornayvaz, Harvey, and Considine has an investment in an investment fund controlled by Mr. Martin. Our Board considered among other things that each of these investments constitutes less than 1% of the total amount of the fund.

        Messrs. Considine and Whitham—Each of Messrs. Jornayvaz, Considine, and Whitham has made investments in companies that were created to acquire and own residential apartment properties and that are managed and controlled by Mr. Considine's son. Our Board considered among other things the size and characteristics of each of these investments.

Board Leadership Structure

        Our Board has appointed Mr. Jornayvaz to serve as both our Executive Chairman of the Board and our Chief Executive Officer. Our Board believes that Mr. Jornayvaz is best situated to serve as Executive Chairman of the Board because he is the director most familiar with our business and industry and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. We believe that independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight, and expertise from outside the company and from different industries, while Mr. Jornayvaz brings company- and industry-specific experience and expertise. In addition, Mr. Jornayvaz is our largest stockholder, holding approximately 15.1% of our outstanding common stock as of March 15, 2016. Consequently, Mr. Jornayvaz's interests are generally aligned with the interests of our other stockholders.

        At this time, our Board believes that the combined role of Executive Chairman of the Board and Chief Executive Officer promotes strategy development and execution and facilitates information flow between management and our Board, each of which is essential to effective corporate governance. One of the key responsibilities of our Board is to develop strategic direction and to hold management accountable for the execution of strategy once it is developed. Our Board believes the combined role of Executive Chairman of the Board and Chief Executive Officer, supported by an independent lead director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Independent Lead Director

        Our Board has selected Mr. Martin to serve as its independent lead director. Our lead director has the following responsibilities:

  •
  Serves as the principal liaison between non-management directors and the Executive Chairman of the Board and between the Board and our stockholders

  •
  Presides over regularly scheduled executive sessions of non-management directors and meetings of independent directors

  •
  Presides at all Board meetings at which the Executive Chairman of the Board is not present

  •
  Together with the Executive Chairman of the Board, approves meeting agendas for the Board and reviews any materials, as so desired by the lead director, that will be distributed to the Board; the lead director also may request that additional materials be distributed to the Board

  •
  Approves meeting schedules to ensure that there is sufficient time for discussion of all agenda items

  •
  At his or her discretion, calls meetings of the non-management or independent directors

  •
  If requested by major stockholders, ensures that he or she is available for consultation and direct communication

  •
  Performs any other duties as may from time to time be delegated to the lead director by the Board

Risk Management

        We are exposed to a number of risks, and we annually undertake a risk management review to identify and evaluate risks throughout our company and to develop plans to manage them effectively. We have established an enterprise risk management program to assist in this process. Our Executive Vice President of Human Resources and Risk Management is directly responsible for our risk management functions, and, in this role, he periodically updates the Board regarding ongoing assessment and mitigation of our risks and works closely with members of senior management, mine general managers, and others within Intrepid to identify and design programs or procedures to mitigate potential risks where possible. We also have established a compliance program, including our Code of Business Conduct and Ethics and ancillary statements and policies, and have appointed a Chief Compliance Officer to manage the compliance program. In this capacity, our Chief Compliance Officer reports directly to the Audit Committee.

        Our Board has an active role, as a whole and at its committee level, in overseeing management of our risks. Our Board regularly reviews information about financial, operational, and other risks that may impact our business. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee oversees the management of accounting, financial reporting, and financial risks and the management of our compliance program. The Governance Committee manages risks associated with director independence and potential conflicts of interest. Our Board oversees management of risks associated with operations, environmental, health, and safety. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about those risks through committee reports.

        We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. You can find more information about our assessment of risks arising from compensation policies and practices below under the heading "Risks Arising from Compensation Policies and Practices."

Communication with Directors

        Stockholders and other interested parties who wish to communicate with our Board, including our independent or non-management directors as a group, our lead director, or any other individual director, may do so by submitting a written communication to our lead director at the following address:

Lead Director
c/o Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202

        Communications can be made anonymously and confidentially using this method. A copy of communications will be forwarded to our legal counsel and retained for a reasonable period of time. Our lead director may discuss these communications with our legal counsel, independent advisors, non-management directors, or management and may take other action or no action as he determines in good faith, using reasonable judgment and discretion.

        The Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters. We have established a website and telephone number for employees to use to report, on a confidential and anonymous basis, any concerns regarding questionable accounting, internal accounting controls, or auditing matters.

Stock Ownership Guidelines

        We believe that stock ownership by our directors and senior management better aligns their interests with those of our other stockholders. Our Board has established stock ownership guidelines that encourage these individuals to own meaningful amounts of our common stock. Each covered individual is expected to own Intrepid common stock with a value at least equal to a specified multiple of his then-current annual salary or annual cash retainer, subject to a phase-in period. Ownership value is measured based on the greater of market or acquisition value. After the phase-in period, the individual may not enter into any transaction (including a sale of shares received through awards of stock, restricted stock, or performance stock units) that would result in non-compliance, excluding the withholding of shares to cover taxes due upon the vesting of an award. In addition, during any period of noncompliance, the individual is expected to retain ownership of at least 50% of the total number of shares received from the exercise of stock options, excluding any shares withheld to cover taxes and any shares sold or netted to pay the exercise price, until the ownership level has been achieved. The Compensation Committee may waive these guidelines if compliance would place a severe hardship on an individual. All of our directors and executives are in compliance with the stock ownership guidelines or are within the applicable phase-in period.

        The table below summarizes our stock ownership guidelines:

Individual	Multiple of Annual Salary or Cash Retainer	Phase-In Period
Chief Executive Officer or Principal Executive Officer (CEO)	6	5 years after first becoming CEO
Senior Vice Presidents and above (Senior Employees)	2	5 years after first becoming a Senior Employee
Nonemployee Board members	5	5 years after first becoming a Board member

Insider Trading Policy and Hedging and Pledging Transactions

        Our directors and executives are subject to various trading restrictions under our insider trading policy. These individuals may enter into transactions involving our securities or derivative securities only during regular quarterly trading periods and must receive our permission before entering into these transactions. Derivative transactions may allow a person to own our securities without the full risks and rewards of ownership and, as a result, the person may no longer have the same objectives as other holders of our securities. Accordingly, we approve transactions in derivative securities only when they do not involve this risk. Directors and executives are prohibited from engaging in short sales relating to our securities. They are also prohibited from pledging our securities as collateral for a loan, including holding our securities in a margin account, except under special circumstances as approved by our Chief Accounting Officer or General Counsel.

        None of our directors or executives is involved in any hedging or pledging transactions relating to our securities or owns any derivative securities relating to our stock other than equity incentive awards granted by us.

Committees and Meetings

        Our Board met 5 times in 2015. In 2015, each director attended in person or by telephone 75% or more of the aggregate of the total number of meetings of the Board and of each committee on which he served during the year. Each director is expected to attend our annual meetings. All of our directors attended our 2015 annual meeting. Our independent and non-management directors meet regularly in executive session without management present.

        Our Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. Each of these committees is comprised solely of independent directors. The charters for these committees are available on our website at www.intrepidpotash.com. Each of these committees meets regularly in executive session without management present.

        The following table sets forth the chairperson and members of each committee and the number of meetings held in 2015.

Name of Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Terry Considine	X	Chair	X
Chris A. Elliott	X	X	X
J. Landis Martin	Chair	X	X
Barth E. Whitham	X	X	Chair
Number of Meetings in 2015	8	3	6

Audit Committee

        The Audit Committee assists the Board in fulfilling its responsibilities to us and our stockholders relating to the accounting and financial reporting processes and the audit of our financial statements. The Audit Committee oversees management's processes and activities related to maintaining the reliability and integrity of our accounting policies, financial reporting practices, and financial statements; the assessment of the independent auditor's qualifications and independence; and compliance with laws and regulations and the requirements of the NYSE. The Audit Committee is solely responsible for the engagement and discharge of independent auditors and reviews the quarterly and annual financial results. The committee reviews the audit plan and the results of the audit with the independent auditors and reviews the independence of the auditors, the range of audit fees, the scope and adequacy of our system of internal accounting controls, and our risk management policies. The Audit Committee also has oversight responsibility for our internal audit function.

        Our Audit Committee members are prohibited from serving on more than two other audit committees of public companies.

        Our Board has determined that each member of the Audit Committee is financially literate in accordance with the rules of the NYSE and is independent under the NYSE's director independence standards applicable to audit committee members, including the heightened independence requirements under SEC rules. In addition, the Board has determined that each of Messrs. Martin, Considine, and Whitham qualifies as an "audit committee financial expert" as defined by SEC rules.

Nominating and Corporate Governance Committee

        The Governance Committee reviews the overall composition of our Board, identifies individuals qualified to become members of our Board, and recommends to our Board the director nominees for the next annual meeting. The Governance Committee also oversees the evaluation of our Board and management succession plans, reviews from time to time our policies and practices on corporate governance including our Corporate Governance Guidelines, and recommends to our Board any changes it may deem necessary. Additionally, the Governance Committee is responsible for the periodic review and recommendation to the Board of the compensation structure for the nonemployee directors for Board and committee service.

        Our Board has determined that each member of the Governance Committee is independent under the NYSE's director independence standards.

Compensation Committee

        The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of our executives; administers our equity incentive plans; and has overall responsibility for evaluating and approving (or recommending for approval to the Board) all compensation plans, policies, and programs that affect our executives. You can find more information about the Compensation Committee's role in setting executive compensation below under the heading "Compensation Discussion and Analysis." The Compensation Committee may form and delegate responsibility to subcommittees as it deems necessary or appropriate; provided that any subcommittee must meet all applicable independence requirements. In addition, the Compensation Committee may not delegate to persons other than independent directors.

        Our Board has determined that each member of the Compensation Committee is independent under the NYSE's director independence standards applicable to compensation committee members, including the heightened independence requirements under SEC rules.

Director Designation and Voting Agreement

        Intrepid, Intrepid Production Corporation (or IPC), and Harvey Operating and Production Company (or HOPCO) are parties to a Director Designation and Voting Agreement that was entered into in 2008. Mr. Jornayvaz is the sole owner of IPC, and Mr. Harvey is the sole owner of HOPCO. IPC and HOPCO, together with Messrs. Jornayvaz and Harvey, in the aggregate own 26.6% of our outstanding common stock as of March 15, 2016. Under this agreement, each of IPC and HOPCO has agreed to designate one candidate for nomination and election to our Board and to vote their shares in favor of the other's candidate. We have agreed to use our best efforts to ensure that the designees are included in the slate of nominees to the Board and recommended for election. We have also agreed to not take any action to change the size of the Board to exceed seven members, without the prior consent of IPC and HOPCO, subject to any limitations imposed by the rules of the NYSE. The directors currently serving on our Board under this agreement are Mr. Jornayvaz (nominated by IPC) and Mr. Harvey (nominated by HOPCO). Each of Messrs. Jornayvaz and Harvey is serving as a Class III director for a term that expires in 2017.

        Each of IPC and HOPCO has also agreed, except in the case of a transfer to each other or their affiliates or a public tender offer, to not knowingly sell shares of its common stock to any person if the result of that sale would be that the purchaser of the shares would own, directly or indirectly, 5% or more of our outstanding common stock. The rights and obligations under this agreement are not transferable upon sale or other transfer of common stock by IPC or HOPCO except to any affiliate of IPC or HOPCO. The agreement will terminate with respect to either stockholder party and its affiliates when their collective beneficial ownership falls below 5% of our outstanding common stock.

        Other than the Director Designation and Voting Agreement, there are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

Governance-Related Materials

        You can find copies of our governance-related materials, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and the written charters of the Audit Committee, Governance Committee, and Compensation Committee, in the investor relations section of our website at www.intrepidpotash.com. Copies of these materials also are available in print to any stockholder who requests them by sending a written request to the following address:

Corporate Secretary
Intrepid Potash, Inc.
707 17th Street, Suite 4200
Denver, CO 80202

Compensation Committee Interlocks and Insider Participation

        During 2015, Messrs. Whitham, Considine, Elliott, and Martin served on our Compensation Committee. None of our executive officers currently serves, or served during 2015, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. No member of our Compensation Committee has ever been an executive officer or employee of Intrepid.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF INTREPID POTASH, INC.
Barth E. Whitham, Chairman Terry Considine Chris A. Elliott J. Landis Martin

Compensation Discussion and Analysis

        This section describes our executive compensation program as it relates to the following individuals:

  •
  Robert P. Jornayvaz III—Executive Chairman of the Board, President, and Chief Executive Officer

  •
  James N. Whyte—Executive Vice President of Human Resources and Risk Management

  •
  Kelvin G. Feist—Senior Vice President of Sales and Marketing

  •
  Brian D. Frantz—Senior Vice President and Chief Accounting Officer

  •
  John G. Mansanti—Senior Vice President of Strategic Initiatives and Technical Services

        When we refer to our "executives" throughout this proxy statement, we mean the five individuals named above. Mr. Jornayvaz serves as our principal executive officer for SEC purposes, and Mr. Frantz serves as our principal financial officer and principal accounting officer for SEC purposes.

Executive Summary

        We believe that a strong executive team is critical to our long-term success. One of the key goals of our executive compensation program is to attract, motivate, and retain a talented team of executives who will provide leadership for our success in dynamic and competitive markets. We seek to accomplish this goal in a way that rewards performance and is aligned with our stockholders' long-term interests. We believe the design of our executive compensation program is effective and is in the best interests of our stockholders.

2015 Performance

        Intrepid faced numerous and significant challenges in 2015, many of which are continuing into 2016:

  •
  Our average net realized sales price per ton of potash* decreased by 23% from $362 for the quarter ended March 31, 2015, to $277 for the quarter ended December 31, 2015, caused by oversupply and aggressively priced imports from Canada and Russia

  •
  Our sales volume was down in 2015 as compared to 2014 due to overall softness in the fertilizer market, as well as decreased oil and gas drilling activity

  •
  Our production volume was down in 2015 as compared to 2014 due to adverse weather conditions at our solar facilities and operational issues at our conventional facilities

        You can find more information about our 2015 financial and operating performance in our Annual Report on Form 10-K for the year ended December 31, 2015.

*
Average net realized sales price per ton of potash is a non-GAAP financial measure calculated as net sales, divided by the number of tons sold in the period. Net sales is also a non-GAAP financial measure calculated as sales less freight costs. We consider average net realized sales price and net sales to be useful because they remove the effect of transportation and delivery costs on sales and pricing. When we arrange transportation and delivery for a customer, we include in revenue and in freight costs the costs associated with transportation and delivery. However, many of our customers arrange for and pay their own transportation and delivery costs, in which case these costs are not included in our revenue and freight costs. We use average net realized sales price and net sales as key performance indicators to analyze sales and price trends. These non-GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, because the presentation of these non-GAAP financial measures varies among companies, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. Below is a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure for the periods presented (in thousands, except average net realized sales price per ton of potash):

	Three Months Ended December 31, 2015	Three Months Ended March 31, 2015
Sales	$27,648	$90,729
Freight costs	3,004	7,206

Net sales	$24,644	$83,523

Divided by:
Tons sold	89	231

Average net realized sales price per ton of potash	$277	$362

Pay for Performance

        Our executive compensation program is designed to reward performance and align our executives' interests with the long-term interests of our stockholders. We emphasize pay for performance in several ways:

2015 Executive Compensation Summary

        As discussed above, 2015 was a difficult year for Intrepid. Consistent with our pay-for-performance philosophy, we eliminated annual cash bonuses for 2015 for executives (with the exception of an individualized bonus for Mr. Mansanti). In addition, the potential payout under the first tranche of Mr. Jornayvaz's performance stock units (which represented all of his targeted total direct compensation for 2015 other than a $100,000 salary) was reduced to zero based on our performance.

        Below are key features of our 2015 executive compensation program. Each of these items is described in more detail later in this CD&A.

  •
  Market Adjustment and Shift to Almost Entirely Performance-Based Equity for 2015 CEO Compensation—In August 2014, our Board appointed Mr. Jornayvaz as our President and Chief Executive Officer, in addition to his continuing role as Executive Chairman of our Board. At Mr. Jornayvaz's request, the Compensation Committee did not make any changes to his compensation at that time. In February 2015, taking into account market data collected by F. W. Cook, the Compensation Committee set Mr. Jornayvaz's target total direct compensation at $2,800,000. This amount represented the median compensation for chief executive officers at our peer companies. Mr. Jornayvaz requested, and the Compensation Committee approved, that all of this amount, other than his $100,000 base salary, be at risk and granted in the form of performance stock units. These performance stock units are tied to the compound annual growth rate for our stock price over one-, two-, and three-year periods with a target payout at a 10% compound annual growth rate and no payout at a compound annual growth rate below 5%. Earned shares, if any, will vest and be paid out to Mr. Jornayvaz in February 2018. In March 2016, the Compensation Committee reviewed our performance under the award for the one-year performance period running from February 25, 2015, to February 24, 2016, and certified a payout of zero for that portion of the award.

  •
  Elimination of Annual Cash Bonuses for 2015—In 2016, we implemented various cost-savings initiatives to better align our cost structure with the current business environment. This included the elimination of 2015 annual bonuses for executives under our short-term cash incentive plan (with the exception of the individualized bonus for Mr. Mansanti in his role as Senior Vice President of Strategic Initiatives and Technical Services, as described below). The calculated bonus payout would have been 40% of target based on the achievement of pre-established goals under the plan; however, the Compensation Committee used its discretion to reduce bonuses to zero for 2015 for executives in order to save costs.

  •
  Compensation for Other Executives—For 2015, we did not make any changes to the target total direct compensation for Messrs. Whyte, Feist, and Mansanti as compared to 2014 (without taking into account temporary salary reductions for these employees during the first half of 2014). For Mr. Mansanti, who transitioned into the role of Senior Vice President of Strategic Initiatives and Technical Services at the beginning of 2015, the Compensation Committee shifted a significant amount of his target total direct compensation from salary, target annual bonus, and target equity award into an individualized target cash bonus tied to his and our performance with respect to our strategic initiatives. In connection with his promotion to Senior Vice President and Chief Accounting Officer in June 2015, the Compensation Committee approved an increase in Mr. Frantz's base salary from $205,000 to $250,000 effective as of March 1, 2015.

  •
  Equity Awards—As noted above, Mr. Jornayvaz's 2015 equity award was granted in the form of performance stock units. The grant date value of this award was over 90% of his total 2015 compensation value, and 100% of the award is performance-based tied to the compound annual growth rate for our stock price over one-, two-, and three-year periods with a target payout at a 10% compound annual growth rate and no payout at a compound annual growth rate below 5%. This award was granted in February 2015 prior to the significant decrease in our stock price starting in June 2015. One-third of the award has already been forfeited based on the compound annual growth rate for our stock price during the first, one-year performance period under the award. Our stock price is currently below the price required for payout under the second, two-year performance period and the third, three-year performance period under the award (although these performance periods do not end until February 2017 and February 2018, respectively, and therefore a payout could occur for these performance periods if our stock price improves). For 2015, we granted executives other than Mr. Jornayvaz restricted stock that vests ratably over three years. The Compensation Committee did not make any changes to the target equity awards or form of awards for 2015 as compared to 2014, except for Mr. Mansanti, whose compensation was restructured in connection with his transition into the role of Senior Vice President of Strategic Initiatives and Technical Services at the beginning of 2015. Market data collected by F.W. Cook in late 2014 showed that these grant amounts were generally at or below the 25th percentile for our peer group.

2016 Executive Compensation Preview

        Intrepid faced numerous and significant challenges during 2015, many of which continue into 2016. These challenges include a continued decrease in potash prices and lower sales and production volumes. In response to these challenges, in January 2016, we implemented various cost-savings initiatives to better align our cost structure with the current business environment. For 2016, these initiatives include the following:

  •
  Reductions in executive salaries by 50% for Mr. Jornayvaz and 10% for other executives

  •
  Elimination of all 2016 bonus opportunity under our Short-Term Incentive Plan

  •
  Requirement that executives take one week of unpaid time off during the first half of the year

  •
  Suspension of 401(k) matching contributions

Impact of 2015 Say-on-Pay Advisory Vote

        At our 2015 annual meeting, stockholders expressed support for the compensation of our executives, with 98% of the votes cast for advisory approval of our executive compensation. When the Compensation Committee conducts its annual review of executive compensation during the first part of each year, it considers a variety of factors as discussed in this CD&A, including the results of the previous year's advisory vote to approve executive compensation. While the Compensation Committee has considered the results of the 2015 advisory vote, it did not make any changes to our executive program or policies as a result of the vote in light of the strong stockholder support.

Objectives of Compensation Program

        Our executive compensation program has three primary objectives:

Elements of Compensation

        The primary elements of our 2015 executive compensation program are described below:

Element	Purpose	Intrepid Practice
Salary	To provide a fixed amount of pay for an executive's primary duties and responsibilities	Salaries are reviewed annually and are set based on market competitiveness, individual performance, and the health of our business.
Annual Cash Bonus	To incentivize the achievement of near-term financial and operational corporate goals and individual objectives

Target bonus amounts are reviewed annually and set based on market competitiveness and individual performance. Potential payout amounts vary relative to corporate and individual performance. Mr. Jornayvaz did not participate in our 2015 cash bonus program. For other executives, the calculated bonus payout for 2015 would have been 40% of target based on the achievement of pre-established goals; however, the Compensation Committee used its discretion to reduce bonuses to zero for 2015 for executives in order to save costs (with the exception of the individualized bonus for Mr. Mansanti in his role as Senior Vice President of Strategic Initiatives and Technical Services, as described below).

Long-Term Equity Awards	To support our goals of retaining our critical talent and aligning management interests with the interests of our other stockholders

For 2015, we granted long-term equity awards in the form of performance stock units for Mr. Jornayvaz and restricted stock for all other executives. The value of any equity award is inherently linked to the longer-term performance of our stock. In addition, earned shares, if any, under Mr. Jornayvaz's award will vest and be paid out to Mr. Jornayvaz in February 2018, and restricted stock for all other executives vests ratably over three years, meaning that the value of these awards becomes potentially realizable over the long term.

        We also provide the following other compensation elements to our executives:

Element	Purpose	Intrepid Practice
Employee Benefits	To provide basic employee benefits that are generally consistent with the benefits provided to our other employees and with benefits provided by other companies of our size	We provide basic health, life, and disability insurance and 401(k) benefits to our employees, including our executives. Executives are also entitled to the payment or reimbursement of supplemental long-term disability insurance premiums.
Perquisites	To provide benefits that are designed to keep our executives in good health and to increase their time and travel efficiencies

Executives are eligible for a gym membership allowance and paid parking, which are benefits that are generally consistent with the benefits provided to all of our Denver-based employees. Executives are also eligible for an executive physical allowance and for personal use of corporate aircraft, subject to the explicit approval from our Executive Chairman of the Board or Executive Vice Chairman of the Board.

Change-in-Control Benefits	To preserve executive productivity and encourage retention in an actual or potential change in control	These benefits are carefully tailored to our company and are generally competitive with benefits offered by similarly situated companies.

Role of the Compensation Committee, Compensation Consultants, and Management

        The Compensation Committee retained Frederic W. Cook & Co., Inc., or F.W. Cook, as its independent compensation consultant. F.W. Cook helps the Compensation Committee collect and analyze market data to provide a competitive reference on pay levels, structure, and performance alignment for executives and directors. F.W. Cook may also advise the Compensation Committee on a variety of executive and director compensation matters and provides information about general compensation trends.

        Outside of its role as independent compensation consultant, F.W. Cook does not provide any other services to us or our management and does not have any other direct or indirect business relationships with us or our management. The Compensation Committee has assessed the independence of F.W. Cook and concluded that its work does not raise any conflicts of interest.

        While market data provided by an independent compensation consultant can be a useful guide in setting executive compensation, the Compensation Committee believes that a successful compensation program also requires that the Compensation Committee apply its own judgment and subjective determination to reconcile the program's objectives with the realities of rewarding and retaining our valued executives and to measure the individual performance of our executives. In this regard, the Compensation Committee asks Mr. Jornayvaz to make recommendations about the compensation to be paid to executives. While the Compensation Committee is solely responsible for the appointment of the independent compensation consultant and for approving executive compensation, management supports the work of the Compensation Committee and the independent compensation consultant. In addition, at the request of the Compensation Committee, Mr. Jornayvaz and other members of our executive management team meet periodically with the Compensation Committee regarding the design of our compensation programs and other compensation matters. The Compensation Committee meets regularly in executive sessions without management present.

Role of Peer Groups

        In setting 2015 executive compensation, the Compensation Committee reviewed market data collected by F.W. Cook at the end of 2014. This market data showed that target total direct compensation for Mr. Jornayvaz was at median (although almost all of Mr. Jornayvaz's target total direct compensation was granted in the form of performance-based equity) and target total direct compensation for all other executives was generally below the median.

        The market data consisted of information about the compensation paid to executives at our peer companies, as reported in these companies' proxy statements. For each executive position, the data showed salary, target bonus, target total cash compensation (which includes salary and target bonus), target equity compensation, and target total direct compensation (which includes salary, target bonus, and target equity compensation) for similarly situated executives at the 25th, 50th, and 75th percentiles.

        With assistance from F.W. Cook, the Compensation Committee approves the makeup of our peer group. In general, our peer group consists of companies with which we may compete for business, capital, or executive talent. Specifically, for 2015, our peer group was made up of natural resource, diversified metal and mining, and fertilizer companies based in the U.S. that had revenues and market capitalizations ranging from about 0.25 times to 4.0 times our revenue and market capitalization at the time the data was collected at the end of 2014. Our revenue, market capitalization, and enterprise value approximated the median as compared to the peer group at the time the group was chosen and at the time the market data was reviewed by the Compensation Committee. Our peer group for 2015 consists of the following companies:

Allied Nevada Gold Corp.	Minerals Technologies Inc.
Approach Resources Inc.	Natural Resource Partners L.P.
Balchem Corporation	Niska Gas Storage Partners LLC
Bill Barrett Corporation	Petroquest Energy, Inc.
Calgon Carbon Corporation	Rhino Resource Partners LP
Chase Corporation	Rosetta Resources Inc.
Clayton Williams Energy, Inc.	Royal Gold, Inc.
Coeur d'Alene Mines Corporation	Stillwater Mining Company
Compass Minerals International Inc.	Thompson Creek Metals Company Inc.
Globe Specialty Metals, Inc.	Warren Resources, Inc.
Hecla Mining Company

        We did not use a peer group for 2014. In 2014, the Compensation Committee approved temporary reductions in executive compensation and therefore decided not to review market data in advance of its 2014 executive compensation decisions. Our 2015 peer group was the same as our 2013 peer group, except as follows:

  •
  We removed AMCOL International Corporation and Venoco, Inc. because they were no longer public companies.

  •
  We removed Cheniere Energy, Inc., H.B. Fuller Company, and Spectra Energy Corp. because their revenues or market capitalizations no longer fell within the ranges described above.

  •
  We added Approach Resources Inc., Chase Corporation, Niska Gas Storage Partners LLC, Petroquest Energy, Inc., Rhino Resource Partners LP, and Warren Resources, Inc. because they met the general peer group parameters described above.

2015 Compensation Decisions

Salary

        Mr. Jornayvaz's current employment agreement sets his salary at $100,000, subject to annual review by the Compensation Committee. The agreement was entered into in May 2010 when Mr. Jornayvaz transitioned to the role of Executive Chairman of the Board from Chief Executive Officer (a role he has since reassumed) and his day-to-day responsibilities at that time transitioned to other executives. In August 2014, our Board appointed Mr. Jornayvaz as our President and Chief Executive Officer, in addition to his continuing role as Executive Chairman of our Board. At Mr. Jornayvaz's request, the Compensation Committee did not make any changes to his compensation at that time. In February 2015, taking into account market data collected by F. W. Cook, the Compensation Committee set Mr. Jornayvaz's target total direct compensation at $2,800,000. This amount represented the median compensation for chief executive officers at our peer companies. Mr. Jornayvaz requested, and the Compensation Committee approved, that all of this amount, other than his $100,000 base salary, be at risk and granted in the form of performance stock units. As discussed below, with respect to the performance stock units that were granted in lieu of higher salary or any 2015 cash bonus opportunity, one-third of the award has already been forfeited based on the compound annual growth rate for our stock price during the first, one-year performance period under the award. Our stock price is currently below the price required for payout under the second, two-year performance period and the third, three-year performance period under the award (although these performance periods do not end until February 2017 and February 2018, respectively, and therefore a payout could occur for these performance periods if our stock price improves). Mr. Jornayvaz's 2016 salary has been reduced to $50,000 as part of the cost-savings initiatives described above.

        In June 2015, we promoted Mr. Frantz to Senior Vice President and Chief Accounting Officer. Taking into account the recommendations of Messrs. Jornayvaz and Whyte, the Compensation Committee approved an increase in Mr. Frantz's salary from $205,000 to $250,000 effective as of March 1, 2015, to reflect his increased role and responsibilities. This amount represented approximately the median of similar positions based on survey data. Mr. Frantz previously served as our Interim Chief Financial Officer since August 2014. The Compensation Committee did not make any changes to Mr. Frantz's salary when he assumed the position of Interim Chief Financial Officer.

        In January 2015, Mr. Mansanti transitioned from the role of Senior Vice President of Operations to Senior Vice President of Strategic Initiatives and Technical Services. In this role, Mr. Mansanti has been responsible for, among other items, overseeing the implementation of our three strategic initiatives: increasing langbeinite production; increasing solar production; and optimizing conventional assets. As part of this change and taking into account the recommendation of Mr. Jornayvaz, for 2015 the Compensation Committee shifted a significant portion of Mr. Mansanti's target total direct compensation from salary, target annual bonus, and target equity award into an individualized target annual bonus tied to his and our performance with respect to these strategic initiatives. The purpose of this change was to tie a significant portion of Mr. Mansanti's compensation to the success of the specific projects that he was responsible for overseeing. Specifically, Mr. Mansanti's target total direct compensation was revised to emphasize bonus over salary and long-term equity, but with no change in target total direct compensation, as follows:

	2014	2015
Base salary	$320,000	$255,000
Target annual bonus (50% salary)	$160,000	$127,500
Target annual equity award (50% and 115% salary, respectively)	$368,000	$125,000
Individualized target annual bonus	—	$340,500

Target total direct compensation	$848,000	$848,000

        In March 2015, the Compensation Committee conducted its annual review of executive salaries. Taking into account market data and the recommendations of Mr. Jornayvaz, the Compensation Committee did not make any changes to the salaries of our other executives. Mr. Whyte's salary remained at $275,000, and Mr. Feist's salary remained at $295,000. The market data collected by F.W. Cook reflected that target total direct compensation for Mr. Jornayvaz was at median of the peer group (but below the median for salary) and for all other executives was generally below the median of the peer group.

Annual Cash Bonus

Elimination of Annual Cash Bonuses for 2015

        Intrepid faced numerous and significant challenges during 2015, as described above under the heading "Executive Summary." These challenges include a significant decrease in potash prices, lower sales volumes, and lower production. In response to these challenges, in January 2016, we implemented various cost-savings initiatives to better align our cost structure with the current business environment. As part of these initiatives, management recommended, and the Compensation Committee approved, the elimination of all 2015 bonuses for executives under the STIP (with the exception of Mr. Mansanti's additional bonus, as described below). The calculated bonus payout under the STIP would have been 40% of target based on the achievement of pre-established goals; however, the Compensation Committee used its discretion to reduce bonuses to zero for 2015 in order to save costs.

Background

        Our STIP allows for the payment of annual bonuses based on the attainment of pre-established annual performance goals, as described above under the heading "Proposal 6—Approval of Amended and Restated Short-Term Incentive Plan." The STIP is intended to allow us to grant awards that qualify as performance-based compensation within the meaning of Section 162(m).

        The Compensation Committee administers the STIP. Within the first 90 days of each year, the Compensation Committee selects the executive officers and other key employees who are eligible to participate in the plan, establishes their target bonus amounts, and sets the performance goals for the year in accordance with the plan. The target bonus amounts and performance goals are then communicated to plan participants. Shortly after the end of each year, the Compensation Committee certifies the bonus payments to be made for the year, if any, based on actual performance as compared to the pre-established goals. Bonuses are paid in cash or stock no later than March 15 of the following year. The Compensation Committee may reduce or eliminate the amount of a potential earned award under the STIP. Our Board can also amend or terminate the STIP at any time, subject to any restrictions under Section 162(m).

Calculation of Potential Bonuses

        Although we did not pay annual bonuses for 2015 to executives (other than Mr. Mansanti, as described below), we include information below about how potential bonuses would have been calculated under the pre-established target bonuses and performance goals. The 2015 annual bonuses would have been determined as follows:

Target Bonus	×	Corporate Performance (on a scale of 0 - 200%)	×	Individual Performance	=	2015 Potential Bonus

Target Bonuses

        Mr. Jornayvaz's current employment agreement provides that his target annual bonus is generally intended to be $500,000; provided that his actual target bonus for any year will be determined by the

Compensation Committee in its sole discretion. This amount was negotiated between the Compensation Committee and Mr. Jornayvaz when the agreement was entered into in May 2010.

        As described below under the heading "Long-Term Equity Awards," in February 2015, Mr. Jornayvaz requested, and the Compensation Committee approved, that all of his target total direct compensation, other than his $100,000 2015 base salary, be at risk and granted in the form of performance stock units. As a result, Mr. Jornayvaz did not participate in our annual bonus program in 2015.

        In March 2015, the Compensation Committee established the target bonuses for our other executives. Target bonuses were stated in terms of a percentage of salary: 50% of actual salary paid for Messrs. Whyte, Feist, and Mansanti, and 35% of actual salary paid for Mr. Frantz. The Compensation Committee did not make any changes to these target bonus percentages as compared to 2014.

Corporate Performance

        In March 2015, taking into account management's recommendations, the Compensation Committee approved the 2015 performance measures, goals, and weightings under the STIP. For each measure, the Compensation Committee set threshold, target, and maximum levels of performance that corresponded to payouts within the range of 0% to 200%. The five primary performance measures used for 2015 were generally the same as those used for 2014, except that we replaced a capital investments measure with a net production tons measure. In 2014, we were focused on completing several large, multi-year capital projects. With that work completed, for 2015 we shifted additional focus to reaching designed production levels from these investments. For 2015, we also made some changes designed to encourage performance that not only met, but exceeded, budget. To this end, for several measures, we set target performance above (instead of at) our budgeted amount for the year. Similarly, we tightened the downside payout ranges in several cases.

        The actual bonus paid to each executive under our STIP could have ranged from 0% to 200% of the executive's target bonus based on the achievement of the pre-established performance goals. The Compensation Committee may consider the impact of non-cash, unusual, or non-recurring items in determining performance against any performance objective.

        As shown in the tables below, had we paid 2015 bonuses, the corporate performance payout percentage would have been 40% of target.

Measure	Weight	Calculated Payout on the Measure Based on Performance	Contribution to Potential Corporate Performance Percentage
Safety Incident Rate	15%	0%	0%
Net Production Tons	20%	0%	0%
Average Net Realized Sales Price Advantage for Potash	20%	200%	40%
Adjusted Cash Operating Costs Per Ton of Potash	20%	0%	0%
Adjusted EBITDA	25%	0%	0%

Total Corporate Performance Payout Percentage			40%

        We include below more information about our reasons for selecting each of these measures and the calculations used to determine the potential payout for each measure. Overall, management recommended, and the Compensation Committee approved, these measures, goals, and weightings because we believed they would appropriately focus our executives and employees on the most important elements of our business for 2015.

  •
  Safety—Safety is a core value and operating requirement for us. We measured safety based on our four-year average incident rate for employees and onsite contractors, as compared to Potash Corporation of Saskatchewan Inc., The Mosaic Company, and Agrium Inc. based on publicly available information.

Incident Rate Relative to Peers Weight	15%

  Performance Against Goal

Payout Range	Goal: Our incident rate relative to our peers'	Actual Performance	Calculated Payout on This Metric
200%	50% better
100%	40% better	Threshold for	0%
50%	30% better	payout was not met
0%	Less than 30% better or a fatality

× 0%

Contribution to Potential Corporate Performance Percentage	0%

  •
  Net Production Tons—The production of tons of potash and langbeinite is believed to be mostly within the control of management. The metric was intended to measure our ability to produce tons against a budget with the budget considering productive capacity and expected market demand for product. Taking into account management's recommendation, the Compensation Committee set the goal for a 100% payout on this metric at slightly above the Board's budgeted amount for the year.

Weight	20%

  Performance Against Goal

Payout Range	Goal	Actual Performance	Calculated Payout on This Metric
200%	1,134,349
100%	1,046,695	930,235	0%
85%	1,000,289

× 0%

Contribution to Potential Corporate Performance Percentage	0%

  •
  Average Net Realized Sales Price Advantage for Potash—We calculate average net realized sales price as gross sales less freight costs, divided by the number of tons sold in the period. We calculate average net realized sales price advantage as the difference between our average net realized sales price and the combined estimated average net realized sales prices of Potash Corporation of Saskatchewan Inc., The Mosaic Company, and Agrium Inc. based on publicly available information and our estimates. This measure reflects our focus on achieving the highest net realized sales price on each ton of potash sold to maximize our margins. This measure is a financial measure not calculated in accordance with GAAP. You can find more information about this financial measure, including reconciliations to the most directly comparable GAAP measure, in our Annual Report on Form 10-K for the year ended December 31, 2015. Taking into account management's recommendation, the Compensation Committee set the goal for a 100% payout on this metric at our 10-year average net realized sales price advantage.

Average Net Realized Sales Price Advantage for Potash Weight	20%

  Performance Against Goal

Payout Range	Goal	Actual Performance	Calculated Payout on This Metric
200%	30% advantage
100%	24% advantage	40%	200%
20%	14% advantage

× 200%

Contribution to Potential Corporate Performance Percentage	40%

  •
  Adjusted Cash Operating Costs Per Ton of Potash—Cash operating costs per ton of potash is largely a function of the operating rates at our facilities and our ability to manage costs associated with production. For this purpose, cash operating costs are calculated as total of cost of goods sold divided by the number of tons of potash and Trio® sold and then adjusted to exclude per-ton abnormal production, royalties, depreciation, depletion, and amortization. We also adjusted cash operating costs to include the impact of lower-of-cost-or-market adjustments during the year. This measure is a financial measure not calculated in accordance with GAAP. You can find more information about this financial measure, including reconciliations to the most directly comparable GAAP measure, in our Annual Report on Form 10-K for the year ended December 31, 2015. Taking into account management's recommendation, the Compensation Committee set the goal for a 100% payout on this metric at slightly better than the Board's budgeted amount for the year. As shown below, higher-than-expected cash operating costs correlate to a lower-than-target payout on this metric.

Weight	20%

  Performance Against Goal

Payout Range	Goal	Actual Performance	Calculated Payout on This Metric
200%	$190
100%	$202	$257	0%
70%	$208

× 0%

Contribution to Potential Corporate Performance Percentage	0%

  •
  Adjusted EBITDA—Adjusted earnings before interest, taxes, depreciation, and amortization (or adjusted EBITDA) is a measure of our core profitability. This measure is widely used by investors, analysts, and others to measure performance excluding the effects of items that do not affect core operations. Adjusted EBITDA is calculated as net income adjusted to add back interest expense, income tax expense, depreciation, depletion, amortization, and accretion related to our asset retirement obligation. In some cases, we may adjust EBITDA for non-cash, unusual, or non-recurring items. Adjusted EBITDA is a financial measure not calculated in accordance with GAAP. You can find more information about this financial measure, including reconciliations to the most directly comparable GAAP measure, in our Annual Report on Form 10-K for the year ended December 31, 2015. Taking into account management's recommendation, the Compensation Committee set the goal for a 100% payout on this metric at the Board's budgeted amount for the year.

Weight	25%

  Performance Against Goal

Payout Range	Goal	Actual Performance	Calculated Payout on This Metric
200%	$103 million
100%	$86 million	$45.5 million	0%
20%	$70 million

× 0%

Contribution to Potential Corporate Performance Percentage	0%

Individual Performance

        The Compensation Committee did not consider individual performance as part of the annual bonus program because of its decision to eliminate annual bonuses for 2015.

Individualized Cash Bonus to John G. Mansanti

        In January 2015, Mr. Mansanti transitioned from the role of Senior Vice President of Operations to Senior Vice President of Strategic Initiatives and Technical Services. In this role, Mr. Mansanti is responsible for, among other items, overseeing the implementation of our three strategic initiatives: increasing langbeinite production; increasing solar production; and optimizing conventional assets. As part of this change and taking into account the recommendation of Mr. Jornayvaz, for 2015, the Compensation Committee shifted $340,500 of Mr. Mansanti's target total direct compensation from salary, target annual bonus, and target equity award into an individualized target cash bonus tied to his and our performance with respect to these strategic initiatives. The purpose of this change was to tie a significant portion of Mr. Mansanti's compensation to the success of the specific projects that he was responsible for overseeing.

        In March 2015, the Compensation Committee established a target cash bonus of $340,500 for Mr. Mansanti under the STIP payable to the extent that specified pre-established performance goals for 2015 were met. In February 2016, the Compensation Committee reviewed actual performance in 2015 as compared to the pre-established goals and approved a payout of $340,500 calculated based on the achievement of all of the pre-established goals, as follows:

Summary of Performance Goals		Met
1	Teambuilding: Create an open working environment; complete offsite teambuilding exercise by May 31, 2015	Yes
2	Centers for Excellence: Develop plan by June 30, 2015, and host a technical summit by October 15, 2015	Yes
3	Leadership: Complete development plans for technical leaders by May 31, 2015	Yes
4	Permitting and Regulatory Outreach: Complete plan by July 31, 2015	Yes
5	Solar Expansion: Obtain permits for AMAX development by August 1, 2015	Yes
6	Solar Expansion: Complete permit strategy for HB Expansion by June 30, 2015	Yes
7	Langbeinite Expansion: Complete drilling of two confirmatory core holes by April 30, 2015	Yes
8	Develop detailed plan for fine langbeinite recovery system and submit an authorization for expenditure for execution by September 1, 2015	Yes
9	Optimization of Conventional Assets: Submit opportunity concepts designed to increase shareholder value based on benchmarking and technical review of industrial practices by August 31, 2015	Yes

Cash Retention Awards to Brian D. Frantz

        Taking into account the recommendations of management, in January 2014 the Compensation Committee granted to Mr. Frantz a cash retention award of $70,000 for his continued service. The award vested in two equal annual installments beginning on January 31, 2015, subject to Mr. Frantz's continued employment with us.

        Taking into account the recommendations of management and F.W. Cook, in September 2014 the Compensation Committee granted to Mr. Frantz a cash retention award of $30,000 in connection with his appointment to the role at the time of Interim Chief Financial Officer. The award vested on the date on which we filed with the SEC our Annual Report on Form 10-K for the year ended December 31, 2014 (February 19, 2015), subject to his continued employment with us on that date.

Long-Term Equity Awards

Background

        Our EIP is designed to provide long-term equity incentives to attract, retain, and motivate eligible employees, directors, and consultants and to align their interests with the interests of our stockholders. As described above under the heading "Proposal 7—Approval of Amended and Restated Equity Incentive Plan," at the annual meeting we will be asking stockholders to approve an amendment and restatement of the EIP to allow for more shares to be granted under the EIP, among other changes.

Target Award Amounts

        Mr. Jornayvaz's current employment agreement provides that his annual equity award is generally intended to have a grant date fair value of $750,000; provided that his actual equity awards for any year will be determined by the Compensation Committee in its sole discretion. This base amount was negotiated between the Compensation Committee and Mr. Jornayvaz when the agreement was entered into in May 2010.

        In August 2014, our Board appointed Mr. Jornayvaz as our President and Chief Executive Officer, in addition to his continuing role as Executive Chairman of our Board. At Mr. Jornayvaz's request, the Compensation Committee did not make any changes to his compensation at that time. In February 2015, taking into account market data collected by F. W. Cook, the Compensation Committee set Mr. Jornayvaz's

target total direct compensation at $2,800,000. This amount represented the median compensation for chief executive officers at our peer companies, although Mr. Jornayvaz was provided this target value with far less attributable to salary and annual cash bonus than the CEOs in the peer group. Mr. Jornayvaz requested, and the Compensation Committee approved, that all of this amount, other than his $100,000 base salary, be at risk and granted in the form of performance stock units. This award was granted in February 2015 prior to the significant decrease in our stock price that began in mid-2015. One-third of the award has already been forfeited based on the compound annual growth rate for our stock price during the first, one-year performance period under the award. Our stock price is currently below the price required for payout under the second, two-year performance period and the third, three-year performance period under the award (although these performance periods do not end until February 2017 and February 2018, respectively, and therefore a payout could occur for these performance periods if our stock price improves). If Mr. Jornayvaz receives no payout under this award, then over 90% of his 2015 compensation reported in the "Summary Compensation Table" below would have been forfeited for performance.

        In February 2015, the Compensation Committee conducted its annual review of target annual equity awards for our other executives. The Compensation Committee did not make any changes to the target equity awards for 2015 as compared to 2014, except for Mr. Mansanti. As described in more detail above under the heading "Salary," in connection with Mr. Mansanti's transition into the role of Senior Vice President of Strategic Initiatives and Technical Services, for 2015 the Compensation Committee shifted a significant portion of Mr. Mansanti's target total direct compensation from salary, target annual bonus, and target equity award into an individualized target annual bonus tied to his and our performance with respect to these strategic initiatives. As part of this change, Mr. Mansanti's target annual equity award decreased from $368,000 to $125,000. The purpose of this change was to tie a significant portion of Mr. Mansanti's compensation to the success of the specific projects that he was responsible for overseeing.

        The following table shows the 2015 target annual equity awards for these executives:

Name	Target Annual Equity Award as a Percentage of Salary	×	2015 Base Salary as of February 2015		=	Target Annual Equity Award
James N. Whyte	75%		$275,000			$206,250
Kelvin G. Feist	90%		$295,000			$265,500
Brian D. Frantz	40%		$205,000			$82,000
John G. Mansanti	50%		$250,000	(1)		$125,000

(1)
In January 2015, the Compensation Committee set Mr. Mansanti's salary at $250,000. In March 2015, the Compensation Committee readjusted Mr. Mansanti's salary to $255,000, effective as of January 1, 2015. However, the value of his equity award granted in February 2015 was not changed from 50% of $250,000.

Form of Awards and Vesting

        The 2015 equity award to Mr. Jornayvaz was granted in the form of performance stock units tied to the compound annual growth rate for our stock price over one-, two-, and three-year periods following the grant date. The performance stock units vest on February 25, 2018, and will be settled in shares of our stock, if any. The award provides for the following payouts based on compound annual growth rate for our stock price over the applicable performance periods:

Compound annual growth rate		Payout Percentage
20% or higher	(maximum)	200%
10%	(target)	100%
5%	(threshold)	50%
Lower than 5%		0

        In March 2016, the Compensation Committee reviewed our performance under the award for the one-year performance period running from February 25, 2015, to February 24, 2016, and certified a payout of zero for that portion of the award.

        The 2015 equity awards to other executives consisted of restricted stock. The restricted stock vests in three equal annual installments beginning on February 25, 2016, subject to the executive's continued employment with us. The restricted stock also vests in the event of death, disability, or a qualifying change in control. The three-year vesting schedule is designed to encourage executive retention and incentivize executives to act in our longer-term interests, while also providing some inherent value even if the value of our stock remains stable.

Employee Benefits

        Our employees, including executives, are eligible for various employee benefits, including medical and dental insurance, group life insurance, accidental death and disability insurance, health and dependent care flexible spending accounts, a 401(k) plan, and paid time off. In 2015, we matched 100% of an employee's 401(k) deferrals up to a specified percentage of compensation or as limited by law. In addition, executives are entitled to the payment or reimbursement of supplemental long-term disability insurance premiums.

        These benefits are generally consistent with the benefits provided by other companies of our size and help us remain competitive in attracting and retaining our executive talent.

Perquisites

        We have adopted an aircraft use policy under which Messrs. Jornayvaz and Harvey, and other executives explicitly approved by Messrs. Jornayvaz or Harvey, are allowed personal use of aircrafts that we own or lease. We believe these benefits provide increased travel efficiencies, thereby allowing executives to use their time more productively and to focus more time on business-related activities. No executives had any personal use of our aircraft in 2015.

        Our executives are eligible for a gym membership allowance and paid parking. These benefits are generally consistent with the benefits we provide to all Denver-based employees. Executives are also eligible for an allowance for regular physical examinations. We believe that these benefits are appropriate and help us retain and reward our executive talent. We also believe that it is in our best interests for our executives and other employees to be in good health.

Change-in-Control Benefits

        We have entered into change-in-control severance agreements with our executives and other key employees. These agreements are intended to meet the following objectives:

  •
  To reduce the distraction of the executives that would result from the personal uncertainties caused by a change in control

  •
  To encourage the executives' full attention and dedication to us during a change in control

  •
  To provide the executives with compensation and benefit arrangements upon a change in control that are competitive with those of similarly situated companies

  •
  To retain key talent

        We tailored these agreements to provide a mix of benefits that we believe support the objectives described above. The agreements provide that cash severance will be paid only if the executive has a qualifying employment termination event within 24 months after the change in control (within 6 months for Mr. Frantz). In addition, the agreements provide that unvested equity awards will vest immediately upon a change in control (upon a qualifying employment termination event for Mr. Frantz). We did not make any changes to the change-in-control benefits for our executives in 2015. You can find more information about these agreements below under the heading "Termination and Change-in-Control Payments."

Accounting Impact and Tax Deductibility of Compensation

        The Compensation Committee periodically reviews projections of the estimated accounting and tax impacts of material elements of our executive compensation program. These factors alone rarely drive our compensation decisions, but rather they are considered along with other factors such as the cash and non-cash impact of the program and whether the program is consistent with our compensation objectives.

        Section 162(m) generally provides that a publicly held corporation may not deduct in any one taxable year compensation in excess of $1 million to its chief executive officer and three other most highly compensated named executive officers employed at the end of the year other than its chief financial officer, unless certain specific and detailed criteria are satisfied. Some awards granted under our EIP and STIP are designed to comply with Section 162(m) such that compensation paid pursuant to awards granted under the plans may be deductible by us, provided additional requirements are satisfied. While we consider deductibility as one factor in determining executive compensation, in some cases we may decide that it is not possible to satisfy all of the conditions of Section 162(m) for deductibility and still meet our compensation needs. In some circumstances, compensation that we pay may not satisfy all of the requirements for deductibility under Section 162(m). Accordingly, we may pay compensation in excess of the Section 162(m) limitation from time to time.

Executive Compensation

2015 Summary Compensation Table

        The following table sets forth the total compensation earned for services rendered during the years shown by our principal executive officer, principal financial officer, and three other most highly compensated executive officers as of December 31, 2015.

Name and Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Non-Equity Incentive Plan Compensation (f)	All Other Compensation (g)	Total (h)
Robert P. Jornayvaz III	2015	$100,000	—	$2,616,798	—	$135,585	$2,852,383
Executive Chairman of the Board,	2014	$54,808	—	$749,998	—	$19,189	$823,995
President, and Chief Executive Officer	2013	$100,000	—	$703,646	—	$28,820	$832,466
James N. Whyte	2015	$275,000	—	$206,246	—	$26,414	$507,660
Executive Vice President of Human
Resources and Risk Management
Kelvin G. Feist	2015	$295,000	—	$265,494	—	$17,435	$577,929
Senior Vice President	2014	$270,946	$20,828	$265,490	$140,656	$17,000	$714,920
of Sales and Marketing	2013	$292,231	—	$249,079	$72,865	$7,758	$621,933
Brian D. Frantz	2015	$242,212	$65,000	$81,996	—	$18,818	$408,026
Senior Vice President and	2014	$196,642	$5,066	$163,981	$76,973	$16,109	$458,771
Chief Accounting Officer
John G. Mansanti	2015	$257,500	—	$124,993	$340,500	$22,541	$745,534
Senior Vice President of Strategic	2014	$293,908	$22,593	$367,998	$152,576	$23,981	$861,056
Initiatives and Technical Services	2013	$318,461	—	$345,229	$79,040	$17,154	$759,884

Bonus (Column d)

        The amounts in this column represent retention and discretionary cash bonuses. Annual cash bonuses paid under our STIP are reported as Non-Equity Incentive Plan Compensation (column f).

Stock Awards (Column e)

        For Mr. Jornayvaz, the amount in this column represents the grant date fair value of an award of performance stock units. Based on our performance during the one-year performance period running from February 25, 2015, to February 24, 2016, one-third of the award has been forfeited, and no shares will be paid out to Mr. Jornayvaz for that portion of the award. For all other executives, the amounts in this column represent the grant date fair value of awards of restricted stock.

        We calculated the amounts in this column in accordance with financial statement reporting rules using the same assumptions used for financial statement reporting purposes. You can find information about these assumptions below under the heading "Grants of Plan-Based Awards in 2015" and in Note 10 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015.

        The amount of Mr. Jornayvaz's award is lower than his 2015 target annual equity award of $2,700,000 discussed above under the heading "Compensation Discussion and Analysis—2015 Compensation Decisions—Long-Term Equity Incentive—2015 Annual Equity Awards." For administrative purposes, when awards of restricted stock and performance stock units are granted, we use the closing market price of our common stock on the grant date to calculate the number of shares of restricted stock and performance stock units to grant. For purposes of the Summary Compensation Table, we are required to report these awards at their grant date fair values calculated in accordance with financial statement reporting rules. For Mr. Jornayvaz's award, we estimated for financial statement purposes each performance unit's grant date fair value to be $13.84 using a Monte Carlo simulation model. The closing market price of our common stock on the grant date was $14.28.

        For Mr. Jornayvaz's award, the grant date fair value reported in the table above is based on the probable outcome of the underlying performance conditions, measured as of the grant date. The potential value of this award on the grant date assuming achievement of the highest level of performance conditions was $5,399,982.

Non-Equity Incentive Plan Compensation (Column f)

        The amounts in this column represent annual cash bonuses paid under our STIP. As part of various cost-savings initiatives implemented in January 2016, management recommended, and the Compensation Committee approved, the elimination of all 2015 bonuses for executives under the STIP (with the exception of an individualized bonus for Mr. Mansanti). You can find more information about our STIP and Mr. Mansanti's bonus above under the heading "Compensation Discussion and Analysis." Discretionary cash bonuses are reported under the table heading "Bonus."

All Other Compensation (Column g)

        The following table describes each component of the 2015 amounts in this column:

Name	Perquisites And Other Personal Benefits(1)	Group Life Insurance Premiums	Supplemental Long-Term Disability Premiums	Intrepid Contributions to 401(k) Plan	Reimbursement of HSR Fees and Expenses(2)	Tax Reimbursements(3)	Total
Robert P. Jornayvaz III	$1,000	$917	—	$3,938	$129,730	—	$135,585
James N. Whyte	$6,964	$2,292	$3,937	$13,221	—	—	$26,414
Kelvin G. Feist	$2,786	$2,292	$3,280	$9,077	—	—	$17,435
Brian D. Frantz	$3,767	$2,223	$1,332	$11,378	—	$118	$18,818
John G. Mansanti	$2,100	$2,104	$5,462	$12,875	—	—	$22,541

(1)
These amounts represent payments for office parking, reimbursements for gym membership fees, reimbursements for executive physicals, and/or the value of service or participation awards.

(2)
Amount represents reimbursement of fees and legal expenses paid by Mr. Jornayvaz relating to regulatory filings that he was required to make under the Hart-Scott-Rodino Act in January 2015 in connection with our issuance of equity compensation to him.

(3)
Amount represents tax reimbursement relating to service or participation awards provided to the executive.

Grants of Plan-Based Awards in 2015

        The following table provides information about plan-based awards granted to our executives in 2015:

			Estimated Possible Payouts under Non-Equity Incentive Plan Awards ($)		Estimated Future Payouts under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)
									Grant Date Fair Value of Stock and Option Awards ($) (j)
		Compensation Committee Approval Date (c)
Name and Award Type (a)	Grant Date (b)		Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)
Robert P. Jornayvaz III
Performance Units—CAGR	2/25/15	2/23/15	—	—	94,536	189,075	378,150	—	$2,616,798
James N. Whyte
Short-Term Incentive Plan	—	—	$137,500	$275,000	—	—	—	—	—
Restricted Stock	2/25/15	2/23/15	—	—	—	—	—	14,443	$206,246
Kelvin G. Feist						—	—
Short-Term Incentive Plan	—	—	$147,500	$295,000	—	—	—	—	—
Restricted Stock	2/25/15	2/23/15	—	—	—	—	—	18,592	$265,494
Brian D. Frantz						—	—
Short-Term Incentive Plan	—	—	$84,774	$169,548	—	—	—	—	—
Restricted Stock	2/25/15	2/23/15	—	—	—	—	—	5,742	$81,996
John G. Mansanti						—	—
Short-Term Incentive Plan	—	—	$128,750	$257,500	—	—	—	—	—
Short-Term Incentive Plan—Individualized Award	—	—	$340,500	—	—	—	—	—	—
Restricted Stock	2/25/15	2/23/15	—	—	—	—	—	8,753	$124,993

Estimated Possible Payouts under Non-Equity Incentive Plan Awards (Columns d and e)

        The amounts in these columns represent the estimated possible payouts for awards under our STIP. The awards did not have a "threshold" payout level. As part of various cost-savings initiatives implemented in January 2016, management recommended, and the Compensation Committee approved, the elimination of all 2015 bonuses for executives under the STIP (with the exception of the individualized bonus award for Mr. Mansanti).

Estimated Future Payouts under Equity Incentive Plan Awards (Columns f, g, and h)

        The amounts in these columns represent the estimated future payouts that could have occurred under performance stock units granted to Mr. Jornayvaz under our EIP. Payout may be zero if specified performance goals are not met at threshold levels. Based on our performance during the one-year performance period running from February 25, 2015, to February 24, 2016, one-third of the award has been forfeited, and no shares will be paid out to Mr. Jornayvaz for that portion of the award.

        Mr. Jornayvaz's award vests on February 25, 2018. Settlement of the award will be made in shares of our stock, if any, based on the compound annual growth rate for our stock over one-, two-, and three-year performance periods following the grant date, as described above under the heading "Compensation Discussion and Analysis."

        Under the change-in-control severance agreement that we have entered into with Mr. Jornayvaz, his performance stock units also vest in full upon a qualifying change in control of Intrepid. You can find more information about this agreement below under the heading "Termination and Change-in-Control Payments." In addition, the performance stock units vest in the event of death or disability. The Compensation Committee may provide for the accelerated vesting of any performance stock unit in its discretion at any time. Prior to vesting, the performance stock units may not be sold, assigned, or transferred in any way, other than by will or the laws of descent and distribution.

        Except as described above, upon an executive's termination of service for any reason, any unvested performance stock units held by Mr. Jornayvaz will be immediately forfeited.

All Other Stock Awards (Column i)

        The amounts in this column represent shares of restricted stock granted under our EIP. The shares vest in three equal annual installments beginning one year after the grant date, subject to the executive's continued employment with us on the applicable vesting dates. Under the change-in-control severance agreements that we have entered into with our executives, the shares also vest in full upon a qualifying change in control of Intrepid (and, for Mr. Frantz, a qualifying employment termination event). You can find more information about these agreements below under the heading "Termination and Change-in-Control Payments." In addition, the shares vest in the event of death or disability. The Compensation Committee may provide for the accelerated vesting of any shares of restricted stock in its discretion at any time. Prior to vesting, the shares may not be sold, assigned, or transferred in any way, other than by will or the laws of descent and distribution.

        Except as described above, upon an executive's termination of service for any reason, any unvested shares of restricted shares held by the executive will be immediately forfeited.

        Holders of restricted stock generally have all of the same voting, regular dividend, and other rights as holders of our common stock. With respect to any dividends to which holders are entitled under their award agreements, the dividend payment or distribution will be withheld and accrued by us and will be subject to the same vesting schedule as is applicable to the restricted stock and will be forfeited if the underlying restricted stock is forfeited.

Grant Date Fair Value of Stock and Option Awards (Column j)

        The amounts in this column represent the grant date fair value of restricted stock awards as calculated for financial statement reporting purposes. For restricted stock, we estimated each award's grant date fair value using the closing market price of our common stock on the grant date. For Mr. Jornayvaz's performance stock units, we estimated the award's grant date fair value using a Monte Carlo simulation model with the following assumptions:

	One-Year Performance Period	Two-Year Performance Period	Three-Year Performance Period
Drift Growth Rate for Performance Period	0.21%	0.61%	0.98%
Drift Growth Rate for Subsequent Years	0.98%	0.98%	N/A
Volatility for Performance Period	34.19%	42.97%	39.96%
Volatility for Subsequent Years	39.96%	39.96%	N/A

Outstanding Equity Awards at the End of 2015

        The following table provides information regarding outstanding restricted stock, performance stock units, and stock options held by each of our executives as of December 31, 2015.

			OPTION AWARDS			STOCK AWARDS
Name	Grant Date		Number of Securities Underlying Unexercised Options (Exercisable)	Option Exercise Price(1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Robert P. Jornayvaz III	2/23/2011	(3)	12,761	$35.69	2/23/2021	—		—	—	—
	2/4/2010	(3)	4,448	$25.47	2/4/2020	—		—	—	—
	2/25/2009	(3)	42,964	$20.80	2/25/2019	—		—	—	—
	2/25/2015	(4)	—	—	—	—		—	63,024	$185,921
	2/25/2014	(6)	—	—	—	34,602	(7)	$102,076	—	—
	2/25/2013	(8)	—	—	—	1,698	(9)	$5,009	—	—
	2/25/2013	(8)	—	—	—	8,654	(7)	$25,529	—	—
James N. Whyte	2/23/2011	(3)	4,287	$35.69	2/23/2021	—		—	—	—
	2/4/2010	(3)	11,316	$25.47	2/4/2020	—		—	—	—
	2/25/2009	(3)	8,226	$20.80	2/25/2019	—		—	—	—
	2/25/2015	(5)	—	—	—	14,443	(7)	$42,607	—	—
	2/25/2014	(6)	—	—	—	9,516	(7)	$28,072	—	—
	2/25/2013	(8)	—	—	—	467	(9)	$1,378	—	—
	2/25/2013	(8)	—	—	—	2,380	(7)	$7,021	—	—
Kelvin G. Feist	2/23/2011	(3)	3,751	$35.69	2/23/2021	—		—	—	—
	2/25/2015	(5)	—	—	—	18,592	(7)	$54,846	—	—
	2/25/2014	(6)	—	—	—	12,249	(7)	$36,135	—	—
	2/25/2013	(8)	—	—	—	601	(9)	$1,773	—	—
	2/25/2013	(8)	—	—	—	3,064	(7)	$9,039	—	—
Brian D. Frantz	2/23/2011	(3)	1,339	$35.69	2/23/2021	—		—	—	—
	2/25/2015	(5)	—	—	—	5,742	(7)	$16,939	—	—
	9/2/2014	(10)	—	—	—	3,564	(7)	$10,514	—	—
	2/25/2014	(6)	—	—	—	3,783	(7)	$11,160	—	—
	2/25/2013	(8)	—	—	—	1,419	(7)	$4,186	—	—
John G. Mansanti	2/23/2011	(3)	4,734	$35.69	2/23/2021	—		—	—	—
	2/4/2010	(3)	6,761	$25.47	2/4/2020	—		—	—	—
	2/25/2015	(5)	—	—	—	8,753	(7)	$25,821	—	—
	2/25/2014	(6)	—	—	—	16,978	(7)	$50,085	—	—
	2/25/2013	(8)	—	—	—	833	(9)	$2,457	—	—
	2/25/2013	(8)	—	—	—	4,246	(7)	$12,526	—	—

(1)
Represents the per share amount that the executive would pay upon the exercise of the option.

(2)
Market value is based on the closing market price of our common stock on December 31, 2015, ($2.95 per share).

(3)
Award was fully vested as of December 31, 2015.

(4)
Award vests on February 25, 2018, and will be settled in shares of our stock based on the compound annual growth rate for our stock over one-, two-, and three-year performance periods following the grant date of February 25, 2015. Based on our performance during the one-year performance period running from February 25, 2015, to February 24, 2016, one-third of the award has been forfeited, and no shares will be paid out to Mr. Jornayvaz for that portion of the award. The amount shown in the table represents the number of shares that would be paid out upon vesting of the award with respect to the remaining two- and three-year performance periods if the threshold performance level of a 5% compound annual growth rate is met during those periods.

(5)
Award vests in three equal annual installments beginning on February 25, 2016, subject to continued employment.

(6)
Award vests in three equal annual installments beginning on February 25, 2015, subject to continued employment.

(7)
Represents shares of restricted stock.

(8)
Award vests in three equal annual installments beginning on February 25, 2014, subject to continued employment.

(9)
Represents shares of common stock that will be paid out upon the vesting of awards of performance stock units—production granted in 2013. In January 2014, the Compensation Committee certified a payout percentage of 78.5% under the awards (representing the number of shares shown above).

(10)
Award vests in three equal annual installments beginning on September 2, 2015, subject to continued employment.

Option Exercises and Stock Vested in 2015

        The following table provides information about restricted stock and performance stock units that vested in 2015 for each of our executives. None of our executives exercised stock options in 2015.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Robert P. Jornayvaz III	35,607	$508,468
James N. Whyte	9,460	$135,089
Kelvin G. Feist	11,644	$166,276
Brian D. Frantz	6,096	$75,065
John G. Mansanti	16,697	$238,433

(1)
Value was calculated by multiplying the number of shares that vested by the closing market price of our common stock on the vesting date.

Pension Benefits for 2015

        None of our executives participates in, or has any accrued benefits under, any qualified or non-qualified defined benefit plans sponsored by us. We do not currently intend to provide pension benefits to our executives, although we may decide to do so in the future if we determine that it would be in our best interests.

Non-Qualified Deferred Compensation for 2015

        None of our executives participates in, or has any account balances in, non-qualified defined contribution plans or other deferred compensation plans maintained by us. We do not currently intend to provide deferred compensation benefits to our executives, although we may decide to do so in the future if we determine that it would be in our best interests.

Employment Agreement with Robert P. Jornayvaz III

        We have entered into an employment agreement with Mr. Jornayvaz. In March 2016, we amended the agreement to extend its term for three years until April 18, 2019. No other changes were made to the agreement.

        Under the agreement, Mr. Jornayvaz is entitled to an annual salary of $100,000, subject to annual review by the Compensation Committee. The agreement also provides that the general intent is for Mr. Jornayvaz to receive a target annual bonus of $500,000 and an annual equity award with a target grate date fair value of $750,000; provided that his actual target bonus and equity award for any year may be higher or lower as determined by the Compensation Committee in its sole discretion. You can find more information about Mr. Jornayvaz's current compensation above under the heading "Compensation Discussion and Analysis." Mr. Jornayvaz is entitled to personal use of aircraft that we own or lease to the extent that it does not interfere with our use of the aircraft for business purposes, and the right to use the aircraft under a time-sharing arrangement pursuant to which he reimburses us the cost of the use up to the limits allowed by Federal Aviation Administration regulations. Mr. Jornayvaz also is entitled to all other benefits offered generally to our senior management.

        If Mr. Jornayvaz's employment is terminated for any reason, he would be entitled to the following benefits:

  •
  Payment of any salary, bonus, or other compensation earned but not yet paid to him through the date of termination

  •
  Rights to continued healthcare coverage as required by law

  •
  Payment of any amounts due as of the date of termination under any equity-based, welfare, or retirement plan or of any other amounts or benefits under these plans that, by their specific terms, extend beyond the date of termination

  •
  Rights with respect to D&O insurance

  •
  Rights under any separate change-in-control severance agreement or other relevant agreement between us and him

        He would not be entitled to severance, except as provided under his change-in-control severance agreement, which is described below under the heading "Termination and Change-in-Control Payments."

        Mr. Jornayvaz has agreed that during the term of his employment and for a period of 24 months after termination, he will not solicit our employees or compete with us in the potash business and any other business in which we are engaged during the term or at his termination date.

Termination and Change-in-Control Payments

        This section describes and quantifies potential payments that may be made to each of our executives at, following, or in connection with the termination of his employment or as a result of a change in control of Intrepid. We did not make any changes in 2015 to the potential termination and change-in-control payments described in this section.

Employment Agreement

        We have entered into an employment agreement with Mr. Jornayvaz that provides for certain benefits upon a termination of his employment. You can find more information about this agreement above under the heading "Employment Agreement with Robert P. Jornayvaz III."

Change-in-Control Severance Agreements

        We have entered into change-in-control severance agreements with all of our executives. These agreements do not include any excise tax gross-up provisions.

        Under these agreements, executives are entitled to the benefits described below.

Change in Control

        Executives other than Mr. Frantz are entitled to full vesting on all outstanding equity awards upon a qualifying change in control. Mr. Frantz is entitled to full vesting on all outstanding equity awards upon a qualifying employment termination event within six months following a change in control.

Qualifying Termination Following a Change in Control

        If an executive's employment is terminated by us without "Cause" or by him for "Good Reason" within 24 months of a change in control (within six months in the case of Mr. Frantz), the executive would be entitled to the following additional termination benefits:

  •
  A lump sum cash payment equal to (a) two times the executive's salary, plus (b) two times the average of the actual annual bonus paid to him for the two preceding fiscal years (one times salary and bonus for Mr. Frantz)

  •
  If the executive has not been employed through two full bonus cycles, the bonus portion of the calculation uses the average of the actual bonus paid for the most recently completed cycle and the current year target bonus

  •
  If the executive has not been employed through one bonus cycle, the bonus portion of the calculation is based on the current year's target bonus amount

  •
  A lump sum cash payment equal to the current year's target annual bonus/short-term incentive, pro-rated for the length of time the executive was employed during the year prior to termination

  •
  Continuation of standard health and welfare benefits for up to two years (one year for Mr. Frantz)

  •
  Individual outplacement services up to a maximum of $5,000

        The executive is not entitled to these benefits upon termination of employment for any other reason following a change in control, including a termination for "Cause," or as a result of death or disability.

        To receive the benefits described above, the executive is bound by non-solicitation provisions that prohibit the executive from hiring our employees or soliciting our business relations for a period of one year following the date of termination.

        A "change in control" occurs if any one of the following events occurs:

  •
  Any individual, entity, or group (other than Messrs. Jornayvaz, Harvey, or Martin or their affiliates) becomes the beneficial owner of more than 30% of our voting securities.

  •
  The directors on our Board on the date on which the agreement was entered into, or directors nominated by those directors, cease to constitute at least two-thirds of the Board.

  •
  There is a merger, consolidation or other direct or indirect sale of Intrepid or its assets that will result in the voting securities of the successor entity being owned 30% or less by our voting security holders prior to the transaction.

  •
  Our stockholders approve a complete plan of liquidation or dissolution.

        "Cause" means any (a) conviction of (or pleading nolo contendere to) a felony; (b) engaging in theft, fraud, embezzlement, or willful misappropriation of our property; (c) violation of any of our policies or practices regarding discrimination or harassment that would be grounds for termination of one of our employees in general; or (d) willful failure to perform substantially the executive's material duties that is not cured within 30 days.

        "Good Reason" means (a) a reduction in the executive's salary or annual bonus opportunity; (b) a material diminution in the executive's responsibility or authority; (c) a change of more than 30 miles in the location at which the executive primarily performs his services; or (d) any material failure by us to comply with any material term of the executive's change-in-control severance agreement. The executive is required to notify us of any of these events or conditions within 90 days.

Post-Employment or Change-in-Control Payments

        The tables below describe generally and quantify the post-employment and change-in-control payments to which our executives would be entitled upon the occurrence of the specified trigger events. For Mr. Jornayvaz, these benefits are provided under his employment agreement, his change-in-control severance agreement, and his equity award agreements. For our other executives, these benefits are provided under their change-in-control severance agreements and equity award agreements. All calculations assume that the termination of employment occurred on December 31, 2015.

Robert P. Jornayvaz III

Type of Compensation	Termination Unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$200,000
Prorated Bonus for Year of Termination	—	—	—
Accelerated Vesting of Restricted Stock(1)	—	$127,605	$127,605
Accelerated Vesting of Performance Stock Units(1)	—	$5,009	$5,009
Other Benefits—Health & Welfare(2)	—	—	$42,854
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	$132,614	$380,468

James N. Whyte

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$768,461
Prorated Bonus for Year of Termination	—	—	$137,500
Accelerated Vesting of Restricted Stock(1)	—	$77,700	$77,700
Accelerated Vesting of Performance Stock Units(1)	—	$1,378	$1,378
Other Benefits—Health & Welfare(2)	—	—	$42,854
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	$79,078	$1,032,892

Kelvin G. Feist

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$824,349
Prorated Bonus for Year of Termination	—	—	$147,500
Accelerated Vesting of Restricted Stock(1)	—	$100,020	$100,020
Accelerated Vesting of Performance Stock Units(1)	—	$1,773	$1,773
Other Benefits—Health & Welfare(2)	—	—	$42,854
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	$101,793	$1,121,495

Brian D. Frantz

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$308,742
Prorated Bonus for Year of Termination	—	—	$87,500
Accelerated Vesting of Restricted Stock(1)	—	—	$42,799
Other Benefits—Health & Welfare(2)	—	—	$21,427
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	—	$465,468

John G. Mansanti

Type of Compensation	Termination unrelated to a Change in Control	Change in Control without Termination	Change in Control and Qualifying Termination
Cash Severance	—	—	$764,209
Prorated Bonus for Year of Termination	—	—	$127,500
Accelerated Vesting of Restricted Stock(1)	—	$88,432	$88,432
Accelerated Vesting of Performance Stock Units(1)	—	$2,457	$2,457
Other Benefits—Health & Welfare(2)	—	—	$27,384
Other Benefits—Outplacement Services	—	—	$5,000

Total Post-Employment or Change-in-Control Compensation	—	$90,889	$1,014,983

(1)
For restricted stock, the amount is calculated by multiplying the number of shares of restricted stock held on December 31, 2015, by the closing market price of our common stock on that date ($2.95 per share). The unvested performance stock units granted to Mr. Jornayvaz in 2015 would have accelerated in full upon an assumed change in control on December 31, 2015. However, the payout amount would have been zero based on our performance over a shortened performance period from the grant date to the date of the change in control, in accordance with the underlying award agreement. The unvested performance stock units granted to executives in 2013 would have accelerated in full upon an assumed change in control on December 31, 2015, and the payout amount would have been 78.5% of target, which was the payout percentage certified by the Compensation Committee in 2014 based on our performance, in accordance with the underlying award agreements.

(2)
Health and welfare benefits continue until the earlier of two years (one year for Mr. Frantz) from the date of termination or when the executive obtains coverage under another employer's medical plan. Values are based on the average actual per-employee cost to us of providing these benefits.

Benefits on Death or Disability

        Our salaried employees, including executives, are eligible for group life, accidental death, and disability insurance benefits upon a termination of employment due to death or disability. In addition, executives and other senior employees who hold equity awards are entitled to partial or full accelerated vesting on their unvested equity awards and all vested stock options remain exercisable for 12 months following the termination of employment due to death or disability. Assuming a termination of employment due to death or disability on December 31, 2015, the value of this accelerated vesting for each of our executives would have been as follows:

Name	Accelerated Vesting of Equity Awards
Robert P. Jornayvaz III	$132,614
James N. Whyte	$79,078
Kelvin G. Feist	$101,793
Brian D. Frantz	$42,799
John G. Mansanti	$90,890

        Mr. Jornayvaz is eligible for long-term care insurance benefits upon a termination of employment due to disability. We estimate that Mr. Jornayvaz would be entitled to up to approximately $5,000 per month in long-term care insurance benefits for the duration of the disability. Executives other than Mr. Jornayvaz are eligible for supplemental disability and long-term care insurance benefits upon a termination of employment due to disability. We estimate that these executives would be entitled to up to approximately $25,000 to $30,000 per month in supplemental disability and long-term care insurance benefits for the duration of the disability.

Risks Arising from Compensation Policies and Practices

        The Compensation Committee is responsible for overseeing the management of risks relating to our compensation policies and practices. We performed, and the Compensation Committee reviewed, an assessment to determine whether the risks arising from any of our compensation policies or practices are reasonably likely to have a material adverse effect on us. We reviewed material elements of both executive and non-executive employee compensation. We concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

        We believe that we have created a balanced and diverse compensation program that does not encourage excessive or unnecessary risk taking. Below is a summary of some of the more significant risk-mitigating factors that apply to our compensation programs:

  •
  Total compensation is typically balanced among various elements including, depending on the individual, fixed components like salary and benefits, annual bonuses that reward corporate performance, and equity awards with an emphasis toward rewarding long-term performance.

  •
  When granted, annual bonuses are based on a mix of performance metrics that are closely aligned with our strategic business goals.

  •
  We have the discretion to reduce annual bonus payments, or pay no bonus, based on individual performance or any other factors we may determine to be appropriate in the circumstances.

  •
  Annual bonus potential was capped at 200% of target for 2015.

  •
  We maintain internal controls and auditing procedures around most financial and operating information used to evaluate corporate performance for purposes of annual bonuses.

  •
  We periodically benchmark our programs to ensure that they are consistent with industry and general public company practices.

  •
  Executives are subject to stock ownership guidelines that are designed to promote a long-term perspective in managing the business and to help align the interests of executives with those of stockholders.

Director Compensation

Director Compensation Table

        The table below sets forth the compensation paid to or earned by our directors, other than Mr. Jornayvaz, whose compensation is reported above under the heading "Executive Compensation—2015 Summary Compensation Table." For Mr. Harvey, the amounts reported in the table below represent compensation paid to or earned by him for his employment as our Executive Vice Chairman of the Board. We do not provide any additional compensation to Messrs. Jornayvaz and Harvey for their service on the Board. For all other directors, the amounts reported in the table below represent compensation paid to or earned by them in accordance with our nonemployee director compensation policy, which is described below the table.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Hugh E. Harvey, Jr.(2)	—	$750,000	$155,275	$905,275
Terry Considine	$97,500	$84,990	—	$182,490
Chris A. Elliott	$90,000	$84,990	—	$174,990
J. Landis Martin	$105,000	$84,990	—	$189,990
Barth E. Whitham	$100,000	$84,990	—	$184,990

(1)
For Mr. Harvey, the amount in this column represents the grant date fair value of his annual restricted stock award granted on February 25, 2015. For each of Messrs. Considine, Elliott, Martin, and Whitham, the amount in this column represents the grant date fair value of his annual common stock award on May 27, 2015. We calculated the amounts in this column in accordance with financial statement reporting rules, using the same assumptions as we used for financial statement reporting purposes. For awards of common stock and restricted stock, the grant date fair value equals the number of shares granted multiplied by the closing market price of our common stock on the grant date.

Mr. Harvey held a total of 95,777 shares of restricted stock and 60,173 vested options on December 31, 2015. He also held unvested performance stock units representing 1,698 shares of common stock on December 31, 2015.

None of Messrs. Considine, Elliott, Martin, and Whitham held any shares of restricted stock, performance stock units, or options on December 31, 2015.

(2)
Mr. Harvey is an employee of Intrepid. All of the amounts shown above represent compensation paid to or earned by him for his employment. We do not provide any additional compensation to Mr. Harvey for his service on the Board. You can find additional details about Mr. Harvey's compensation, including a breakdown of his "All Other Compensation" below under the heading "Hugh E. Harvey, Jr.'s Employee Compensation."

Nonemployee Director Compensation Policy

        The Governance Committee periodically reviews director compensation and, if appropriate, recommends any changes to the Board for its approval. Recommendations are typically based on a review of median compensation for nonemployee directors of companies of comparable size to us based on general industry data collected by F. W. Cook.

        Under our director compensation program for 2015, our nonemployee directors received the following compensation:

Annual cash retainer	$65,000
Annual grant of common stock	$85,000
Additional annual cash retainer to each committee chairperson:
Audit Committee	$15,000
Compensation Committee	$10,000
Governance Committee	$7,500
Additional annual cash retainer to each committee member:
Audit Committee	$10,000
Compensation Committee	$10,000
Governance Committee	$5,000

        Cash retainers are paid in quarterly installments. The annual stock grant is made at the first Board meeting after the annual meeting.

Hugh E. Harvey, Jr.'s Employee Compensation

Stock Awards

        Mr. Harvey's current employment agreement provides that his annual equity award is generally intended to have a grant date fair value of $750,000; provided that his actual equity award for any year will be determined by the Compensation Committee in its sole discretion. For 2015, Mr. Harvey's equity award was granted entirely in the form of restricted stock that vests over three years. The award has generally the same terms as the awards granted to our executives, which are described above under the heading "Compensation Discussion and Analysis."

Non-Equity Incentive Plan Compensation

        Mr. Harvey's current employment agreement provides that his target annual bonus is generally intended to be $500,000; provided that his actual target bonus for any year will be determined by the Compensation Committee in its sole discretion. You can find more information about our STIP above under the heading "Compensation Discussion and Analysis."

        Intrepid faced numerous and significant challenges during 2015, as described above under the heading "Compensation Discussion and Analysis." In response to these challenges, in January 2016, we implemented various cost-savings initiatives to better align our cost structure with the current business environment. As part of these initiatives, management recommended, and the Compensation Committee approved, the elimination of all 2015 bonuses under our STIP.

All Other Compensation

        The following table provides details about other compensation paid to or earned by Mr. Harvey for 2015 in connection with his employment with us.

Name	Salary for Employee Position as our Executive Vice Chairman(1)	Perquisites and Other Personal Benefits(2)	Group Life Insurance Premiums	Company Contributions to 401(k) Plan	Reimbursement of HSR Fees and Expenses(3)	Total
Hugh E. Harvey, Jr.	$100,000	$1,000	$916	$1,731	$51,628	$155,275

(1)
Mr. Harvey's current employment agreement sets his salary at $100,000, subject to annual review by the Compensation Committee.

(2)
Amount represents payments relating to office parking.

(3)
Amount represents reimbursement of fees and legal expenses paid by Mr. Harvey relating to regulatory filings that he was required to make under the Hart-Scott-Rodino Act in January 2015 in connection with our issuance of equity compensation to him.

Employment and Change-in-Control Severance Agreements

        On May 18, 2010, we entered into our most recent employment agreement with Mr. Harvey in connection with his employment as our Executive Vice Chairman of the Board. The original term of the agreement was for 18 months, and the term automatically extends by 12 months on the last day of the initial 18-month term and on each anniversary of that date thereafter, unless one party provides written notice of non-renewal to the other party at least 90 days prior to the effective date of an automatic extension. The other terms of this agreement are substantially similar to the terms of our employment agreement with Mr. Jornayvaz, which is described above under the heading "Employment Agreement with Robert P. Jornayvaz III." We also have entered into a change-in-control severance agreement with Mr. Harvey, pursuant to which he is entitled to severance benefits in connection with the change in control of Intrepid. The terms of this agreement are substantially similar to the terms of our change-in-control severance agreement with Mr. Jornayvaz, which is described above under the heading "Termination and Change-in-Control Payments."

Security Ownership of Certain Beneficial Owners and Management

        The table below sets forth information regarding the beneficial ownership of our common stock as of March 15, 2016, by the following persons:

  •
  each person or group who is known by us to own beneficially more than 5% of our common stock;

  •
  each member of our board of directors and each of our executives who is named in the Summary Compensation Table above; and

  •
  all members of our board of directors and our current executive officers as a group.

        The table is based on information that we received from the nominees, other directors, and current and former executive officers and information disclosed in filings made with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options that are exercisable as of March 15, 2016, or will be exercisable within 60 days of that date, are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the total and percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        None of our directors or executive officers has pledged as security any of the shares that they beneficially own. Unless otherwise noted, each of the stockholders listed below has sole voting and investment power (or under marital property laws, shares these powers with his spouse) with respect to the shares shown in the table below. Unless otherwise noted, the business address of each stockholder is c/o Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, CO 80202.

Name of Beneficial Owner	Total Shares Beneficially Owned		Percent of Shares Outstanding Beneficially Owned(1)
Stockholders Owning More Than 5%
Robert P. Jornayvaz III	11,518,187	(2)	15.1%
Hugh E. Harvey, Jr.	8,718,236	(3)	11.5%
BlackRock, Inc.	5,236,855	(4)	6.9%
Directors and Executives (in addition to Messrs. Jornayvaz and Harvey, whose information is presented above)
Terry Considine	78,321	(5)	< 1%
Chris A. Elliott	25,446		< 1%
J. Landis Martin	100,557	(6)	< 1%
Barth E. Whitham	37,421		< 1%
James N. Whyte	89,273	(7)	< 1%
Kelvin G. Feist	39,995	(8)	< 1%
Brian D. Frantz	21,311	(9)	< 1%
John G. Mansanti	76,900	(10)	< 1%
Directors and executive officers as a group (11 persons including the 10 named above)	20,717,117		27.2%

(1)
The percentage ownership for each stockholder on March 15, 2016, was calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) the number of shares of our common stock outstanding on March 15, 2016, (76,077,062), plus any shares the stockholder has the right to acquire as of March 15, 2016, or within 60 days of that date, through the exercise of stock options.

(2)
Includes (a) 11,348,151 shares held by Intrepid Production Corporation that are or may be deemed to be beneficially owned by Robert P. Jornayvaz III as a result of his position as the sole stockholder, sole director and President of Intrepid Production Corporation, (b) 92,562 unrestricted shares held directly by Mr. Jornayvaz, (c) 17,301 shares of restricted stock, and (d) 60,173 shares subject to stock options that are exercisable as of March 15, 2016, or within 60 days of that date.

(3)
Includes (a) 8,518,051 shares held by Harvey Operating and Production Company that are or may be deemed to be beneficially owned by Hugh E. Harvey, Jr. as a result of his position as the sole stockholder, sole director and President of Harvey Operating and Production Company, (b) 87,697 unrestricted shares held directly by Mr. Harvey, (c) 52,315 shares of restricted stock, and (d) 60,173 shares subject to stock options that are exercisable as of March 15, 2016, or within 60 days of that date.

(4)
This information is based on an Amendment No. 2 to Schedule 13G filed with the SEC by BlackRock, Inc., on behalf of itself and several of its subsidiaries, on January 26, 2016, with respect to holdings as of December 31, 2015. BlackRock reported sole voting power with respect to 5,096,980 of the shares and sole dispositive power with respect to all of the shares. The principal business office of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)
Represents (a) 29,921 shares held directly by Mr. Considine, (b) 4,840 and 38,720 shares indirectly owned through CIC Retirement Plan and Carbondale Corporation Retirement Plan, respectively, each of which is a qualified retirement plan, which shares were acquired as the result of a pro rata distribution of stock by Potash Acquisition, LLC on November 11, 2008, and (c) 4,840 shares held by the Considine Family Foundation. Mr. Considine has shared voting and dispositive power over the shares held by the Carbondale Corporation Retirement Plan and the Considine Family Foundation. Mr. Considine disclaims beneficial ownership of the shares held by the Considine Family Foundation.

(6)
Represents (a) 16,848 shares held directly by Mr. Martin and (b) 83,709 shares held by Martin Enterprises LLC. Mr. Martin is the sole manager, and Mr. Martin and trusts (of which Mr. Martin is the sole trustee) formed solely for the benefit of his children are the sole members, of Martin Enterprises LLC.

(7)
Represents (a) 51,057 unrestricted shares, (b) 14,387 shares of restricted stock, and (c) 23,839 shares subject to stock options that are exercisable as of March 15, 2016, or within 60 days of that date.

(8)
Represents (a) 17,724 unrestricted shares, (b) 18,520 shares of restricted stock, and (c) 3,751 shares subject to stock options that are exercisable as of March 15, 2016, or within 60 days of that date.

(9)
Represents (a) 10,688 unrestricted shares, (b) 9,284 shares of restricted stock, and (c) 1,339 shares subject to stock options that are exercisable as of March 15, 2016, or within 60 days of that date.

(10)
Represents (a) 51,080 unrestricted shares, (b) 14,325 shares of restricted stock, and (c) 11,495 shares subject to stock options that are exercisable as of March 15, 2016, or within 60 days of that date.

Certain Relationships and Related Person Transactions

Policy on Transactions with Related Persons

        Our Board has adopted a written policy with respect to related person transactions. Under this policy, the Audit Committee must review and approve or ratify any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000, and (c) a related person has or will have a direct or indirect material interest. In addition, related person transactions must be on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. For purposes of this policy, a "related person" means (a) any of our directors, executive officers, or nominees for director, (b) any stockholder that beneficially owns more than 5% of the outstanding shares of our common stock, (c) any immediate family member of the foregoing, and (d) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a partner or other principal or has a substantial ownership interest (more than 10%) or control of the entity. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of us and our stockholders.

        In addition, our Board-adopted Code of Business Conduct and Ethics provides that no director, officer, or employee may pursue for his or her own account a business or investment opportunity if he or she has obtained knowledge of the opportunity through his or her affiliation with us.

        Our Board or the Audit Committee approved each of the arrangements described below under the heading "Related Person Transactions" pursuant to the policy set forth above when we originally entered into or agreed to it.

Related Person Transactions

        Set forth below is a description of related transactions between us and our officers, directors, and greater than 5% stockholders since the beginning of 2015.

Director Designation and Voting Agreement

        You can find more information about this agreement above under the heading "Corporate Governance—Director Designation and Voting Agreement."

Registration Rights Agreement

        Intrepid, IPC, and HOPCO are parties to a Registration Rights Agreement that was entered into in 2008. As noted previously, Mr. Jornayvaz is the sole owner of IPC, and Mr. Harvey is the sole owner of HOPCO. Under this agreement, each of IPC and HOPCO has the right, in certain circumstances, to require us to register for sale some or all of the shares of common stock held by it. Subject to the terms and conditions of the agreement, each of IPC and HOPCO will have the right to make three "demands" for registration, one of which may require a shelf registration statement. In addition, in connection with future registered offerings by us, whether pursuant to a "demand" registration or otherwise, IPC and HOPCO will have the ability to exercise certain "piggyback registration rights" and have some or all of their shares included in the registration statement. We will bear all costs of registration pursuant to the registration rights provided under this agreement. There were no costs under this agreement in 2015.

Aircraft Use Policy

        We have adopted an aircraft use policy under which Messrs. Jornayvaz and Harvey, and other executives explicitly approved by Messrs. Jornayvaz or Harvey, are allowed personal use of aircrafts that we own or lease. Additionally, Messrs. Jornayvaz and Harvey may use these aircrafts under time sharing agreements that require them to reimburse us for the lesser of the actual cost of the usage or the maximum amount chargeable under Federal Aviation Administration rules.

        In 2009, we entered into an aircraft dry-lease agreement with Intrepid Production Holdings LLC (or IPH), which is indirectly owned by Mr. Jornayvaz. The agreement allows us to use an aircraft owned by IPH for Intrepid business purposes on an as-needed basis. The agreement had an initial one-year term beginning on January 9, 2009, and thereafter automatically renews on a month-to-month basis. Either party may terminate the agreement upon 30 days' notice to the other party. Under the agreement, we pay $6,235 per flight hour for use of the aircraft. We are also responsible for taxes and insurance deductibles relating to our use of the aircraft. For 2015, we did not pay any amounts to IPH under this agreement.

        In 2014, we entered into an aircraft dry-lease agreement with Odyssey Adventures, LLC (or Odyssey), which is indirectly owned by Mr. Harvey. The agreement allows us to use an aircraft owned by Odyssey for Intrepid business purposes on an as-needed basis. The agreement has an initial one-year term beginning on September 1, 2014, and thereafter automatically renews on a month-to-month basis. Either party may terminate the agreement upon 30 days' notice to the other party. Under the agreement, we pay $6,235 per flight hour for use of the aircraft. We are also responsible for taxes and insurance deductibles relating to our use of the aircraft. For 2015, we paid $156,499 to Odyssey under this agreement.

Sublease of Hangar Space from Rare Air Limited, LLC

        In 2012, we entered into an agreement with Rare Air Limited, LLC (or Rare Air) to sublease hangar deck and storage space from this entity. Rare Air is indirectly owned in part by Mr. Jornayvaz. We previously subleased hangar deck and storage space from an unaffiliated company that provides aircraft maintenance services to us. In 2012, that company moved its operations to the Rare Air facility. As a result, we decided to enter into the sublease agreement with Rare Air in part so that we could continue to receive aircraft maintenance services from the same company we had been using in the past. For 2015, we paid $51,984 to Rare Air under this agreement. We terminated this agreement effective as of March 30, 2016.

Transition Services Agreement

        In 2008, we entered into a Transition Services Agreement with Intrepid Oil & Gas, LLC (or IOG). IOG is owned in equal parts by IPC and HOPCO. In March 2015, we and IOG entered into an amendment to this agreement to extend the term of the agreement to April 24, 2017. Under this agreement, IOG may request specified employees of Intrepid or its subsidiaries (other than Messrs. Jornayvaz and Harvey) to provide a limited amount of geology, land title, and engineering services in connection with IOG's oil and gas ventures with payment by IOG to Intrepid for these services at cost plus 10%.

        IOG is obligated to reimburse us for an amount equal to the sum of the following amounts:

  •
  The number of hours our employees spend performing services under the agreement for a month, multiplied by a cost per hour for each employee that takes into account actual gross wages, salaries, bonuses, incentive compensation and payroll taxes of that employee, employee benefit plans attributable to the employee and other benefits directly attributable to the employee, plus an amount equal to 10% of the employee cost per hour to ensure fairness of the arrangements to us

  •
  All reasonably documented out-of-pocket costs and expenses incurred by us during the month

        The aggregate time spent by any employee of Intrepid or its subsidiaries on projects under the agreement is limited to 15%. This limit may be exceeded only with the prior approval of our Board.

        In addition, the parties to the Transition Services Agreement (a) acknowledge that IOG owns the rights that permit IOG to drill an oil and gas well at an agreed location near our Moab, Utah, mine; and (b) consent to and authorize the drilling of the well by IOG at its own expense, provided that the drilling does not interfere with our operations. If and to the extent any costs are incurred by us in connection with IOG's drilling of the well, those costs will be reimbursable. If IOG determines in its sole discretion that the well is noncommercial for oil and gas production, and we agree that the well should be converted for use in its potash production, we will buy the well from IOG for a specified amount not to exceed $750,000 or IOG's actual out-of-pocket cost for the drilling and related costs and expenses incurred by IOG to drill the well to the base of the potash zones. IOG has agreed to indemnify us for any damage to the Moab mine that is caused by the drilling of the well. For 2015, IOG paid us $4,932 for services under this agreement.

Surface Use Easement Agreement

        In 2009, we entered into a Surface Use Easement and Water Purchase Agreement with IOG in connection with oil and gas rights owned by IOG that exist below the surface of land owned by us. Under the agreement, we have granted IOG an easement across a portion of our land to access a drilling site for one of its wells. The easement continues for so long as oil or gas is produced in paying quantities from the well or from any unit or communitized area that includes the well. As consideration for the easement, IOG paid us $9,500 and has agreed to pay us $7,500 (plus an administrative fee) on July 2 of each year during the term of the easement. Among other things, we have agreed to sell IOG water or salt brine to the extent that we have excess water or salt brine available that we may legally sell. For 2015, IOG paid us $8,250 under this agreement.

Limitation of Liability and Indemnification

        As permitted by the Delaware General Corporation Law, or DGCL, our Certificate of Incorporation contains provisions that limit or eliminate the personal liability of our directors and officers for monetary damages for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for the following:

  •
  Any breach of the person's duty of loyalty to us or our stockholders

  •
  Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law

  •
  Any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends

  •
  Any transaction from which the person derived an improper personal benefit

        These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        As permitted by the DGCL, our Certificate of Incorporation and Bylaws provide that we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director, officer, employee or agent of another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions. In addition, we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them as a result of their positions with Intrepid. We have obtained liability insurance for our directors and officers.

        Our Certificate of Incorporation requires us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from the director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. Our Bylaws provide that we may advance expenses to our employees and other agents, upon any terms and conditions as we deem appropriate.

        We have entered into separate indemnification agreements with each of our directors and officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance, if available on reasonable terms.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Exchange Act, our directors and executive officers, and certain persons who own more than 10% of our common stock, must report their initial ownership of our common stock and any changes in that ownership in reports filed with the SEC. These individuals and entities are required to furnish us with copies of all of these reports. Based solely on a review of reports furnished to us, and written representations from our directors and executive officers that they were not required to file any other reports during 2015, we believe that all of our directors, executive officers, and 10% owners timely filed all reports required to be filed for 2014 under Section 16(a) of the Exchange Act.

 Audit Committee Report

        The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of Intrepid's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of Intrepid's independent accountants, (c) the performance of Intrepid's internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.

        Management is responsible for Intrepid's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. KPMG, as Intrepid's independent registered public accounting firm, is responsible for performing an independent audit of Intrepid's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee reviewed and discussed with management and KPMG the audited consolidated financial statements of Intrepid for the fiscal year ended December 31, 2015. The Audit Committee also discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (which superseded Statement on Auditing Standards No. 61, as amended). In addition, the Audit Committee received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence and has discussed with the independent accountants KPMG's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Intrepid be included in Intrepid's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF INTREPID POTASH, INC.
J. Landis Martin, Chairman Terry Considine Chris A. Elliott Barth E. Whitham

Householding

        We have adopted a practice called "householding." This practice allows us to deliver only one copy of certain of our stockholder communications (including proxy-related materials, annual reports and information statements) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year's annual meeting or for any future meetings or stockholder communications, please send your written request to Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, CO 80202, Attention: Secretary, or call us at (303) 296-3006. Upon request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.

 Stockholder Proposals

        A stockholder who would like to have a proposal considered for inclusion in our 2017 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than December 12, 2016, unless the date of our 2017 annual meeting is more than 30 days before or after May 24, 2017, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, CO 80202.

        For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual meeting be received by our Secretary not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding annual meeting. Accordingly, notice of stockholder proposals for the 2017 annual meeting must be received by us between January 24, 2017, and February 23, 2017. If the date of the 2017 annual meeting is more than 30 days before or 70 days after May 24, 2017, we must receive the proposal or nomination no earlier than the 120th day before the meeting date and no later than the 90th day before the meeting date, or the tenth day following the day on which public disclosure of the date of the 2017 annual meeting is made.

Annual Report on Form 10-K and Other SEC Filings

        If you request, we will provide you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, without charge. You should send your written requests to Secretary, Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, CO 80202. The exhibits to the annual report are available upon payment of charges that approximate our cost of reproduction.

        You can also obtain copies of the annual report and exhibits, as well as other filings that we make with the SEC, on our website at investors.intrepidpotash.com or on the SEC's website at www.sec.gov.

Other Matters

        The Board does not know of any other matters to be brought before the 2016 annual meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors Margaret E. McCandless Secretary

[    •    ], 2016

Appendix A

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
INTREPID POTASH, INC.

        Intrepid Potash, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify, in accordance with Section 242 of the Delaware General Corporation Law:

        FIRST:    That the Board of Directors of the Company duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Company, which Certificate of Incorporation was filed with the Secretary of the State of Delaware on November 19, 2007, as amended by a Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on April 21, 2008, approving said amendment, declaring it to be advisable and recommending said amendment to the stockholders of the Company for approval thereof.

        SECOND:    Section 4.01 of Article IV of the Company's Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

          "Section 4.01    Total Authorized Shares:    The total number of shares of capital stock that the Corporation shall have authority to issue is 420,000,000, which shall be divided into 400,000,000 shares of common stock, par value $0.001 (the "Common Stock"), and 20,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."

        THIRD:    That at the annual meeting of the stockholders held on [    •    ], 2016, the foregoing amendment was duly approved by more than a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon, in accordance with Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Restated Certificate of Incorporation on this [    •    ] day of [    •    ], 2016.

INTREPID POTASH, INC.
By:
[Name]
[Title]

Appendix B

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
INTREPID POTASH, INC.

        Intrepid Potash, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify, in accordance with Section 242 of the Delaware General Corporation Law:

        FIRST: That the Board of Directors of the Company duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Company, which Certificate of Incorporation was filed with the Secretary of the State of Delaware on November 19, 2007, as amended by a Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on April 21, 2008, approving said amendment, declaring it to be advisable and recommending said amendment to the stockholders of the Company for approval thereof.

        SECOND: Section 4.01 of Article IV of the Company's Restated Certificate of Incorporation, as amended, is hereby amended to add the following language immediately after the existing language:

          "Upon the effectiveness of this Certificate of Amendment (the "Effective Time") pursuant to the Delaware General Corporation Law, a one-for-[    •    ] reverse stock split of the Corporation's Common Stock shall become effective, pursuant to which each [    •    ] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (or held in treasury) immediately prior to the Effective Time shall, automatically and without any action by the holder thereof, be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock (such reclassification and combination of shares, the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the "Fractional Share Payment") equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by the New York Stock Exchange (or other principal exchange on which the Common Stock is traded)(as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company's transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

          Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock as set forth above)."

        THIRD: That at the annual meeting of the stockholders held on [    •    ], 2016, the foregoing amendment was duly approved by more than a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon, in accordance with Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Restated Certificate of Incorporation on this [    •    ] day of [    •    ], 2016.

INTREPID POTASH, INC.
By:
[Name]
[Title]

Appendix C

Intrepid Potash, Inc.
Amended and Restated Short-Term Incentive Plan
(May 24, 2016)

1.     PLAN OVERVIEW

        This Intrepid Potash, Inc. Amended and Restated Short-Term Incentive Plan is an annual incentive plan designed to motivate and reward eligible executive officers to achieve favorable business results for the Company by providing Participants with the opportunity to earn competitive annual incentive compensation based on the achievement of pre-established, objective performance goals. The Plan is intended to permit the payment of amounts that constitute qualified performance-based compensation within the meaning of Code Section 162(m), as well as payments not intended to constitute performance-based compensation under Code Section 162(m).

2.     DEFINITIONS

        The following words as used in this Plan shall have the meanings ascribed to them below:

  (a)
  Board means the Board of Directors of Intrepid Potash, Inc.

  (b)
  Code means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

  (c)
  Committee means the Compensation Committee or other Committee of the Board appointed by the Board to administer the Plan, or if no such committee is or has been appointed, the Board. The Committee or the Board may designate one or more subcommittees to consist solely of two or more persons who qualify as "outside directors" within the meaning of Code Section 162(m), with such subcommittee having the power and authority delegated to it by the Committee or the Board, as applicable. Nothing in this definition shall be deemed to interfere with or prevent the Board or Committee, as applicable, from delegating administrative authority under the Plan to specified officers or to other committees of the Board.

  (d)
  Company means Intrepid Potash, Inc., a Delaware corporation.

  (e)
  Disabled or Disability means, unless otherwise provided in an employment, consulting or other services agreement, if any, between the Participant and the Company or an affiliate, the Participant (i) is unable to perform the essential duties of the Participant's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months, (ii) is permanently and totally disabled as defined in Section 22 of the Code, or (iii) has been determined to be totally disabled by the Social Security Administration.

  (f)
  Earned Award means the actual incentive amount, if any, payable to a Participant under this Plan for a Plan Year, as determined by the Committee in accordance with Sections 5, 6 and 7.

  (g)
  Maximum Award means as to any Participant that is a covered employee for purposes of Code Section 162(m), the amount set forth in Section 8.

  (h)
  Participant means each executive officer or other key employee of the Company or any subsidiary whom the Committee designates as a participant under this Plan for a Plan Year.

  (i)
  Performance Goals means one or more goals determined in accordance with Section 5 by the Committee, in its discretion, to be applicable to a Participant with respect to payments under the Plan for a Plan Year.

  (j)
  Plan means this Intrepid Potash, Inc. Amended and Restated Short-Term Incentive Plan.

  (k)
  Plan Year means the fiscal year of the Company beginning January 1 and ending December 31.

  (l)
  Stock means the $.001 par value common stock of the Company.

  (m)
  Target Award means a Participant's annual target award opportunity as determined by the Committee in accordance with Section 5.

3.     ADMINISTRATION

        The Committee will administer and interpret this Plan. The Committee shall have the authority, subject to the terms of the Plan, to determine the Participants in the Plan for each Plan Year, the Target Awards for all Participants for each Plan Year, the objective formula or other methodology that will be used to calculate incentive awards for each Plan Year, the Performance Goals that must be satisfied in order for awards to become payable for a Plan Year (which Performance Goals need not be the same for all Participants), whether the Performance Goals have been achieved, to calculate the amount, if any, of each Participant's incentive award for the Plan Year, to reduce an award otherwise payable to a Participant for a Plan Year, to determine whether awards shall be payable in cash or in Stock, and to set any other terms and conditions associated with the payment of incentive awards under the Plan as it deems necessary or desirable in accordance with the terms of the Plan and to the extent the award is intended to qualify as a performance-based award for purposes of Code Section 162(m), the requirements of Code Section 162(m).

        The Committee shall also have the authority to establish rules and procedures, not inconsistent with the provisions of the Plan, as it deems necessary or desirable for the proper administration of the Plan, and shall make such determinations and interpretations under and in connection with the Plan as it deems necessary or desirable. The Plan, and all rules, procedures, determinations, and interpretations of the Committee, shall be binding, final and conclusive upon the Company, its stockholders, and all Participants, and upon their legal representatives, heirs, beneficiaries, successors and assigns and upon all other person claiming under or through any of them.

4.     PARTICIPATION

        Within 90 days of the beginning of each Plan Year (or such other period permitted under Code Section 162(m)), the Committee shall designate in writing those executive officers and other key employees of the Company and its subsidiaries who shall participate in the Plan for the Plan Year. Participation in the Plan for one Plan Year does not guarantee participation in the Plan for future Plan Years, and the Committee may add or remove Participants in the Plan from one Plan Year to the next in its sole and absolute discretion.

5.     TARGET AWARDS AND PERFORMANCE GOALS

        Within 90 days of the beginning of each Plan Year (or such other period permitted under Code Section 162(m)), the Committee shall establish, in writing, (a) each Participant's Target Award, if any, for the Plan Year, (b) the Performance Goals that must be achieved in order for each Participant to receive an Earned Award, and (c) the formula or other methodology to be used in determining each Participant's Earned Award, if any, for the Plan Year, which formula or methodology shall require that the applicable Performance Goals must be achieved in order for a Participant to receive an Earned Award. Target Awards, Performance Goals, and the formula or methodology for determining Earned Awards need not be the same for all Participants.

        As determined by the Committee, the performance goals may provide for a targeted level or levels of performance for a Plan Year based on one or more of the following measures: (i) absolute or relative total shareholder return; (ii) return on assets, return on equity, or return on capital employed; (iii) earnings per share, corporate or business-unit net income, net income before extraordinary or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (iv) cash flow from operations; (v) gross or net revenues or gross or net margins; (vi) levels of operating expense or other expense items reported on the income statement; (vii) measures of customer satisfaction and customer service; (viii) safety; (ix) annual or multi-year production or average production growth;

2

(x) annual or multi-year sales or average sales growth; (xi) annual or multi-year production or sales volume; (xii) annual or multi-year absolute or per-unit operating and maintenance costs; (xiii) satisfactory completion of a project or organizational initiative with specific criteria set in advance by the Committee; (xiv) debt ratios or other measures of credit quality or liquidity; (xv) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (xvi) annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the Committee; (xvii) compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations or policies; (xviii) staffing and retention; (xix) capital expenditures or investments; and (xx) milestones relating to sales, production, or capital projects.

        The measures may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the incentives payable under this Plan and any other incentive or bonus plans of the Company. The performance goals may differ from Participant to Participant. The Committee may, subject to the requirements of Code Section 162(m) for awards intended to be performance-based, provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of the attainment of the performance goal for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

        Each Participant shall be promptly notified of his or her participation in the Plan for a Plan Year, the Target Award for such Participant for the Plan Year, the Performance Goals applicable to the Participant for the Plan Year, and the formula or other methodology to be used in determining the Participant's Earned Award for the Plan Year.

6.     COMPUTATION OF EARNED AWARDS AND CERTIFICATION OF PERFORMANCE GOALS

        Following the conclusion of each Plan Year, the Committee shall certify the levels of attainment of the Performance Goals for the prior Plan Year and calculate the potential Earned Award amount for each Participant in accordance with the formula or other methodology adopted by the Committee in accordance with Section 5 at the beginning of such Plan Year. The incentive award amounts to be paid to any Code Section 162(m) covered employee with respect to any Plan Year shall not exceed the Maximum Award amount. The Committee may, in its sole and absolute discretion and for any reason (including individual performance), reduce or eliminate the amount of the potential Earned Award otherwise payable. In no event shall a Participant receive an Earned Award under this Plan if the Performance Goals applicable to such Participant for the Plan Year are not satisfied.

7.     PAYMENT OF AWARDS

        All Earned Awards shall be payable as soon as reasonably practicable after the end of the Plan Year and the Committee's certification of Performance Goals and computation of Earned Awards, but in no event later than March 15th of the subsequent Plan Year unless otherwise deferred. All or any portion of an Earned Award shall be payable in cash or in Stock, as determined by the Committee in its sole discretion.

3

Any portion of an Earned Award payable in Stock shall be paid pursuant to the terms of an equity plan maintained by the Company to the extent permitted by the terms of such plan.

        Participants must be employed or on a Company-approved leave of absence on the date of payment in order to receive payment of their Earned Awards, except as otherwise determined by the Committee.

        Participation in the Plan does not guarantee the Participant the payment of an award. All awards under the Plan are discretionary and subject to approval of the Committee.

8.     MAXIMUM AWARD

        The Maximum Award payable to any Participant who is determined to be a covered employee for purposes of Code Section 162(m) with respect to any Plan Year shall be $5,000,000.

9.     GENERAL PROVISIONS

  (a)
  Termination; Amendment.    The Board may at any time amend or terminate this Plan, except that no amendment will be effective without approval by the Company's stockholders if such approval is necessary to qualify amounts payable hereunder as qualified performance-based compensation under Code Section 162(m).

  (b)
  Recoupment of Awards.    Notwithstanding any other provision of this Plan to the contrary, any award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such award or amount. By accepting an award or the payment of any amount under the Plan, each Participant agrees and consents to the Company's application, implementation and enforcement of (i) any such policy and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

  (c)
  No Employment or Award Rights.    Nothing in this Plan will be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries or to receive any amounts under this Plan.

  (d)
  No Assignment of Benefits.    Except as expressly provided herein or otherwise required by applicable law, no Participant or beneficiary will have the power or right to alienate, transfer, anticipate, sell, assign, pledge, attach, or otherwise encumber the Participant's interest under this Plan.

  (e)
  Withholding.    All Earned Awards to be paid under the Plan shall be subject to applicable Federal, state and local income and employment taxes and any other amounts that the Company or a subsidiary is required by law to deduct and withhold from such amounts.

  (f)
  Plan Unfunded.    Amounts payable under the Plan shall be paid from the general assets of the Company. The rights of any Participant or beneficiary to receive payment of an Earned Award shall be only those of an unsecured general creditor, and neither the Company nor the Board or the Committee shall be responsible for the adequacy of the general assets of the Company to meet and discharge Plan liabilities.

  (g)
  Severability.    If any provision of this Plan is held unenforceable, the remainder of this Plan will continue in full force and effect without regard to such unenforceable provision and will be applied as though the unenforceable provision were not contained in this Plan.

4

  (h)
  Governing Law.    This Plan will be construed in accordance with and governed by the laws of the State of Colorado, without reference to the principles of conflict of laws.

  (i)
  Headings.    Headings are inserted in this Plan for convenience of reference only and are to be ignored in any construction of the provisions of this Plan.

  (j)
  409A.    This Plan and all awards payable hereunder are intended to satisfy an exception from the requirements imposed by Code Section 409A. This Plan shall be interpreted accordingly or, if necessary, shall be interpreted to the maximum extent possible to comply with Code Section 409A.

  (k)
  Stockholder Approval; Effective Date of the Plan.    The Plan was originally adopted on April 20, 2008, and was previously amended and restated effective as of May 29, 2012. This most recent amendment and restatement of the Plan was approved by the Board of Directors of the Company on March 22, 2016, subject to the approval of the Company's stockholders.

5

Appendix D

INTREPID POTASH, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(May 24, 2016)

i

ii

INTREPID POTASH, INC.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN
(May 24, 2016)

1.     ESTABLISHMENT AND PURPOSE

  1.1
  Establishment.    The Plan was originally adopted by the Board of Directors and stockholders of the Company on April 20, 2008. The Plan was amended and restated by the Board of Directors on March 21, 2012, and approved by stockholders on May 29, 2012. On March 22, 2016, the Board of Directors approved this amendment and restatement of the Plan, subject to the approval of the Company's stockholders at the 2016 Annual Meeting of Stockholders. The Plan shall become effective upon the date on which the Plan is approved by the Company's stockholders, which approval must occur within the period ending 12 months after the date the Plan was adopted by the Board. The Plan shall remain in effect as provided in Section 19. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards, and Other Stock-Based Awards in accordance with the terms hereof.

  1.2
  Purpose.    The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, directors, key employees, and other individuals whose substantial contributions are essential to the continued growth and success of the business of the Company, to provide additional incentives for such individuals to whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such individuals with the interests of the stockholders of the Company.

2.     DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

  2.1
  "Acquiror" means as defined in Section 2.9.

  2.2
  "Affiliate" means with respect to the Company, (a) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, and (b) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code).

  2.3
  "Award" means a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards.

  2.4
  "Award Agreement" means the agreement or statement setting forth the terms and conditions applicable to each Award. Award Agreements and other Plan documents may be delivered or accepted electronically using electronic mail, the Internet or any other form of electronic communication. Each Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall govern, except to the extent the Plan would be considered to provide an additional benefit as determined under Sections 409A and 424 of the Code.

  2.5
  "Benefit Arrangement" means as defined in Section 13.

  2.6
  "Board" or "Board of Directors" means the board of directors of Intrepid Potash, Inc.

  2.7
  "Business Combination" means as defined in Section 2.9.

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  2.8
  "Cash-Based Award" means an Award granted to a Participant, whose value is determined by the Committee, as described in Section 9.

  2.9
  "Cause" means, as determined by the Committee and unless otherwise provided in the Award Agreement and any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (a) any willful breach of any material written policy of the Company or an Affiliate that results in material and demonstrable liability or loss to the Company or the Affiliate; (b) engaging in any conduct involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company or an Affiliate, including, but not limited to, misappropriation or conversion of assets of the Company or an Affiliate (other than immaterial assets); (c) a conviction of or entry of a guilty plea or plea of nolo contendere to a felony; or (d) a material breach by the Service Provider of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate. No act or failure to act by the Service Provider shall be deemed "willful" if done, or omitted to be done, by him or her in good faith and with the reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

  2.10
  "Change of Control" means and shall be deemed to have occurred upon the occurrence of any one of the following:

  (a)
  the acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, other than any acquisition (i) directly from, or by, the Company, (ii) by a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or (iii) by Robert P. Jornayvaz III or Hugh E. Harvey, Jr. (collectively the "Principals"), or by any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that is controlled by either or both of the Principals;

  (b)
  at any time during any 24-month period (not including any period ending prior to the Effective Date), the individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) (the "Incumbent Directors") cease for any reason to constitute a majority of the Board; provided, however, that no individual will be considered an Incumbent Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-12(c) promulgated under the Exchange Act) or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Company Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest;

  (c)
  consummation, in one transaction or a series or related transactions, of a reorganization, merger, or consolidation of the Company or sale or other disposition, direct or indirect, of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, the Persons who were the "beneficial owners" of outstanding voting securities of the Company immediately prior to such Business Combination "beneficially own," by reason of such ownership of the Company's voting securities immediately before the Business Combination, more than 50% of the combined voting power of the company resulting from such Business Combination (including, without

2

      limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or

    (d)
    approval by those Persons holding the voting securities of the Company of a complete liquidation or dissolution of the Company.

    A Person will not be deemed to be a member of a "group" for purposes of this definition solely by virtue of becoming party to an agreement with one or more Principals that requires such Person to vote the voting stock of the Company in a manner specified by the Principals.

  2.11
  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

  2.12
  "Committee" means the Compensation Committee or other committee of the Board appointed by the Board to administer the Plan, or if no such committee is or has been appointed, the Board. The Committee or the Board may designate one or more subcommittees to (a) consist solely of persons who satisfy the applicable requirements of any stock exchange or national market system on which the shares of Stock may be listed, (b) consist solely of persons who qualify as an "outside director" within the meaning of Section 162(m) of the Code, and (c) consist solely of persons who qualify as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, with each such subcommittee having the power and authority delegated to it by the Committee or the Board, as applicable. Nothing in this definition shall be deemed to interfere with or prevent the Board or the Committee, as applicable, from delegating administrative authority under the Plan to specified officers or to other committees of the Board pursuant to Section 3.2.

  2.13
  "Company" means Intrepid Potash, Inc., a Delaware corporation.

  2.14
  "Corporate Event" means an event described in Section 14.1.

  2.15
  "Disabled" or "Disability" means, unless otherwise provided in an employment, consulting or other services agreement, if any, or Award Agreement between the Participant and the Company or an Affiliate, the Participant (i) is unable to perform the essential duties of the Participant's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months, (ii) is permanently and totally disabled as defined in Section 22 of the Code, or (iii) has been determined to be totally disabled by the Social Security Administration.

  2.16
  "Dividend Equivalent" means a right granted under Section 11.

  2.17
  "Effective Date" means May 24, 2016, the effective date of the most recent amendment and restatement of the Plan. The initial effective date of the Plan was April 20, 2008.

  2.18
  "Employee" means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company's standard personnel policies and practices.

  2.19
  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

  2.20
  "Exercise Price" means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option.

  2.21
  "Fair Market Value" means the fair market value of a share of Stock as of a particular date, determined as follows: (a) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of

3

    shares is reported for such trading day, on the next preceding day on which a sale was reported, or (b) if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

  2.22
  "Family Member" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the exclusive benefit of any one or more of these persons.

  2.23
  "Good Reason" means, unless otherwise provided in the Award Agreement or any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (a) a material reduction in the Service Provider's base salary, (b) a material diminution of the Service Provider's title, office, position or authority, excluding for this purpose an action not taken in bad faith and which is remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider, (c) the assignment to the Service Provider of any duties inconsistent in an adverse respect with the Service Provider's position (including reporting requirements), authority, or material responsibilities, or the removal of the Participant's authority or material responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Service Provider, (d) a transfer of the Service Provider's primary workplace by more than fifty (50) miles from the current workplace without the Service Provider's consent, or (e) a material breach of any term of any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate by the Company which is not remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider.

  2.24
  "Grant Date" means, as determined by the Committee, the latest to occur of (a) the date on which the Committee approves an Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5, or (c) such other date as may be specified by the Committee in the Award Agreement.

  2.25
  "Grant Price" means the per share exercise price of a Stock Appreciation Right granted to a Participant under Section 7.

  2.26
  "Incentive Stock Option" means an Option to purchase shares of Stock designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

  2.27
  "Incumbent Directors" means as defined in Section 2.9.

  2.28
  "Non-Qualified Stock Option" means any Option other than an Incentive Stock Option.

  2.29
  "Option" means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time. An Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

4

  2.30
  "Other Agreement" means as defined in Section 13.

  2.31
  "Other Stock-Based Award" means an Award that is granted to a Participant under Section 10.

  2.32
  "Parachute Payment" means as defined in Section 13.

  2.33
  "Participant" means any eligible individual as defined in Section 5 who holds one or more outstanding Awards under the Plan.

  2.34
  "Performance Award" means an Award made subject to the achievement of Performance Goals granted under Section 9, denominated in shares of Stock ("Performance Shares") or units in the form of a bookkeeping entry representing the equivalent of shares of Stock ("Performance Units"), or a Cash-Based Award in the form of a bookkeeping entry, subject to the terms of the Plan, the value of which at the time it is payable in Stock or cash is determined based upon the extent to which the corresponding Performance Goals have been achieved.

  2.35
  "Performance Goals" means as defined in Section 9.2.

  2.36
  "Performance Period" means the period of time during which the Performance Goals must be achieved in order to determine the degree of vesting or payout with respect to an Award. Performance Periods may overlap.

  2.37
  "Person" means as defined in Section 2.9.

  2.38
  "Plan" means this Intrepid Potash, Inc. Amended and Restated Equity Incentive Plan (originally adopted as the Intrepid Potash, Inc. 2008 Equity Incentive Plan).

  2.39
  "Principals" means as defined in Section 2.9.

  2.40
  "Restricted Stock" means an Award of shares of Stock granted under Section 8.

  2.41
  "Restricted Stock Unit" or "RSU" means a bookkeeping entry representing the equivalent of shares of Stock granted under Section 8.

  2.42
  "Restriction Period" means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of Performance Goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Sections 8.3 and 8.4.

  2.43
  "Securities Act" means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.

  2.44
  "Service" means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant's change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a termination of Service, a Participant shall be considered to have terminated Service with the Company or an Affiliate only when the Participant incurs a "separation from service" with respect to the Company or an Affiliate within the meaning of Section 409A(a)(2)(A)(i) of the Code.

  2.45
  "Service Provider" means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

  2.46
  "Stock" or "Common Stock" means a share of Intrepid Potash, Inc., common stock, $0.001 par value per share.

5

  2.47
  "Stock Appreciation Right" or "SAR" means an Award granted under Section 7.

  2.48
  "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

  2.49
  "Substitute Awards" means Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or a Subsidiary or an Affiliate or with which the Company or Subsidiary or Affiliate combines. The terms and conditions of any Substituted Awards shall comply with the requirements for substitutions of awards made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Treas. Reg. Section 1.424-1 and Section 409A of the Code, as applicable.

  2.50
  "Withholding" means as defined in Section 12.

3.     PLAN ADMINISTRATION

  3.1
  General.    The Plan shall be administered by the Committee, which shall have full power and authority to take all actions and to make all determinations as are required or permitted under the Plan.

  (a)
  In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the eligible individuals described in Section 5, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price (or Grant Price), determine the period and manner in which an Option (or Stock Appreciation Right) becomes exercisable, establish the duration and nature of Restricted Stock or Restricted Stock Unit restrictions, establish the terms and conditions of Performance Awards, and establish such other terms and requirements of the various Awards under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form of the Award Agreements that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein.

  (b)
  The Committee may amend, modify, or supplement the terms of any outstanding Award including, but not limited to, amending an Award or exercising discretion under an Award or under the Plan to: (i) accelerate the date on which an Award becomes vested, exercisable, or transferable, (ii) extend the term of any Award, including the period following the termination of the Service Provider's Service to the Company during which the Award shall remain outstanding, (iii) waive any conditions with regard to vesting, exercisability, or transferability of an Award, and (iv) recognize differences in local law, tax policy, or custom with regard to Awards made to foreign nations or individuals who are employed outside the United States. Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that causes the Option or Stock Appreciation Right to become subject to Section 409A of the Code, without the Participant's written consent; provided, however, appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

  (c)
  As a condition to any Award, the Committee shall have the right, in its discretion, to require Participants to return to the Company Awards previously granted under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is granted. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach

6

      of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Committee may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

    (d)
    The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding, final and conclusive for all purposes and on all persons.

  3.2
  Delegation by the Committee or the Board.    The Committee or the Board may, from time to time, delegate to one or more officers of the Company, and the Board may delegate to one or more committees of the Board (including committees of the Board consisting solely of one or more members of the Board who are also officers of the Company), the power and authority to grant or document Awards under the Plan to specified groups of eligible individuals, subject to such restrictions and conditions as the Committee or the Board, in their sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee or the Board shall determine. To the extent that the Committee or the Board has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the officer or officers, or the Board committee or committees, to whom the Committee or the Board has delegated the power and authority to make such determination. However, no delegation will be made if it would (a) result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (b) cause Awards intended to qualify as "performance-based" compensation under Section 162(m) of the Code to fail to so qualify, (c) result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, or (d) be impermissible under the Delaware General Corporation Law.

  3.3
  Limitations on Authority.    The Committee shall, in exercising its discretion under the Plan, comply with all contractual and legal obligations of the Company or the Committee in effect from time to time, whether contained in the Company's charter, bylaws, or other binding contract, or in the Compensation Committee's charter, or in applicable law.

  3.4
  Deferral Arrangement.    The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Stock units.

  3.5
  No Liability.    No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

  3.6
  Book Entry.    Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of electronic or other forms of book-entry.

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4.     STOCK SUBJECT TO THE PLAN

  4.1
  Number of Shares.    Subject to adjustment as provided in Section 14.1 and as of the Effective Date, a total of 7,060,000 shares of Stock shall be authorized for Awards granted under the Plan, less one share for every one share that was subject to an Option or Stock Appreciation Right granted after December 31, 2015, and prior to the Effective Date and less 1.7shares for every one share that was subject to an Award other than an Option or Stock Appreciation Right granted after December 31, 2015, and prior to the Effective Date. Any shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one share for every one share granted, and any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.7 shares for every one share granted. After the Effective Date, no Awards may be granted under a previous version of the Plan. Any or all of these shares shall be available for delivery for Awards of Incentive Stock Options. Stock issued or to be issued under the Plan shall be either (a) authorized but unissued shares or, (b) to the extent permitted by applicable law, issued shares that have been reacquired by the Company or any Subsidiary.

  4.2
  Individual Award Limits.

  (a)
  Individual Award Limits for Section 162(m).    Subject to adjustment as provided in Section 14, the following limits will apply to the grant of any Award intended to constitute "performance-based compensation" under Section 162(m) of the Code:

  (i)
  Options and Stock Appreciation Rights: No Participant may be granted within any calendar year one or more Options or Stock Appreciation Rights that in the aggregate are for more than 1,500,000 shares of Stock reserved for issuance under the Plan, plus an additional aggregate of 1,500,000 shares of Stock reserved for issuance under the Plan for one-time awards to a newly hired or newly promoted Participant.

  (ii)
  Awards of Restricted Stock and Restricted Stock Units: No Participant may be granted within any calendar year one or more Awards of Restricted Stock and Restricted Stock Units subject to vesting conditions based on the attainment of performance goals for more than an aggregate of 1,500,000 shares of Stock reserved for issuance under the Plan.

  (iii)
  Performance Shares and Performance Units: No Participant may be granted within any calendar year one or more Awards of Performance Shares and Performance Units that could result in the Participant receiving pursuant to those Performance Shares and Performance Units more than 4,500,000 shares of Stock reserved for issuance under the Plan.

  (iv)
  Cash-Based Awards: No Participant may be granted within any calendar year one or more Cash-Based Awards that could result in the Participant receiving pursuant to those Cash-Based Awards more than $10,000,000.

  (b)
  Limits on Payments and Awards to Non-Employee Directors.    Notwithstanding any other provision of the Plan to the contrary, the aggregate amount of cash compensation (including annual retainers and other fees, whether or not granted under the Plan) plus the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee Director during any single calendar year may not exceed $600,000.

  (c)
  Minimum Vesting Requirement for Full Value Awards.    No Award other than an Option or Stock Appreciation Right (a "Full Value Award") granted on or after the Effective Date may vest in less than one year from its Grant Date. Notwithstanding the foregoing, up to 5% of

8

      the available shares of Stock authorized for issuance under the Plan as of the Effective Date (adjusted to reflect the fungible share ratio as it applies to Full Value Awards) may vest (in full or in part) in less than one year from their Grant Dates (the "5% Basket"). In addition, any Full Value Award granted under the Plan may vest in full or in part upon death or disability of the Participant, or upon a Change in Control of the Company (whether on an automatic or discretionary basis), and such vesting shall not count against the 5% Basket.

  4.3
  Share Counting.    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem Awards) and make adjustments in accordance with Section 14. If the Exercise Price of any Option granted under the Plan, or if pursuant to Section 12 the tax withholding obligation of any Participant with respect to an Option or Stock Appreciation Right, is satisfied by tendering shares of Stock to the Company (either by actual delivery or by attestation) or by withholding shares of Stock, in any case the number of shares of Stock tendered or withheld shall not be again available for purposes of determining the maximum number of shares of Stock available for Awards under the Plan. Furthermore, the following shares shall not be added to the shares of Stock authorized for grant under the Plan: (a) shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (b) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award (except in the case of a Stock Appreciation Right as described in the previous sentence), or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company will be available under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for Awards under the Plan. Any shares of Stock that again become available for Awards under the Plan pursuant to this Section shall be added as (a) one share for every one share subject to Options or Stock Appreciation Rights granted under the Plan and (b) as 1.7 shares for every one share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

  4.4
  Substitute Awards.    Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or the limitations on grants to a Participant under Section 4.2, nor shall shares of Stock subject to a Substitute Award be added to the shares available for Awards under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or any Subsidiary prior to such acquisition or combination.

9

5.     ELIGIBILITY AND PARTICIPATION

        Individuals eligible to participate in this Plan include all Service Providers of the Company or any Affiliate; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity's outstanding voting securities or such other threshold ownership percentage permitted or required under Section 409A of the Code. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.     STOCK OPTIONS

  6.1
  Grant of Options.    Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, it its sole discretion; provided that Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).

  6.2
  Award Agreement.    Each Option granted under the Plan shall be evidenced by an Award Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option, the maximum duration of the Option, the conditions upon which an Option shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

  (a)
  Exercise Price.    The Exercise Price for each Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Exercise Price shall be: not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date; provided, however, that the foregoing minimum Exercise Price shall not apply to Substitute Awards. In no case shall the Exercise Price of any Option be less than the par value of a share of Stock.

  (b)
  Number of Shares.    Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

  (c)
  Term.    Each Option shall terminate as set forth in the Award Agreement and all rights to purchase shares of Stock shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

  (d)
  Restrictions on Exercise.    The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option. Each Option shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee. An Award Agreement may provide that the period of time over which an Option other than an Incentive Stock Option may be exercised shall be automatically extended if on the scheduled expiration date of the Option the Participant's exercise of such Option would violate applicable securities laws or the Company's insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Option would first no longer violate such laws or policy (the "Extended Exercise Period"). The Award Agreement may also provide for the automatic exercise of any such Option in which

10

      the Fair Market Value of a share of Stock (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Exercise Price by delivery to the Participant shares of Stock equal to such excess amount, less any required tax withholding.

  6.3
  Exercise of Option.

  (a)
  Manner of Exercise.    An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to an employee as designated by the Company, or by complying with any alternative exercise procedures that may be authorized by the Committee, specifying the number of shares of Stock to be purchased and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.

  (b)
  Payment.    A condition to the issuance or other delivery of shares of Stock as to which an Option shall be exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Award Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering (either by actual delivery or by attestation) unrestricted shares of Stock already owned by the Participant on the date of surrender, subject to such terms, conditions and limitations as the Company may determine, to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to (A) a cashless (broker-assisted) exercise that complies with all applicable laws or (B) withholding of shares of Stock otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

  (c)
  Delivery of Shares.    Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates evidencing such Participant's ownership of the shares of Stock purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of electronic or other forms of book-entry.

  6.4
  Termination of Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

  6.5
  Limitations on Incentive Stock Options.

  (a)
  General; Initial Exercise.    Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine necessary to qualify such Option as an Incentive Stock Option. Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are

11

      exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the shares of Stock shall be determined as of the Grant Date and each Incentive Stock Option shall be taken into account in the order granted.

    (b)
    Ten Percent Stockholders.    An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an Exercise Price at least equal to one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date of the Option and the term of the Option shall not exceed five (5) years.

    (c)
    Notification of Disqualifying Disposition.    If any Participant shall make any disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.

  6.6
  Transferability.    Except as provided in Section 6.7, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant's guardian or legal representative) may exercise an Option. Except as provided in Section 6.7, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

  6.7
  Family Transfers.    If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.7, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.7, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.7 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement.

  6.8
  Rights of Holders of Options.    Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 14, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.     STOCK APPRECIATION RIGHTS

  7.1
  Grant of Stock Appreciation Rights.    Subject to the provisions of this Plan, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights that are granted in tandem with an Option, or any combination thereof.

  7.2
  Award Agreement.    Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Grant Price, the number of shares of Stock covered by the Stock

12

    Appreciation Right, the maximum duration of the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan.

    (a)
    Grant Price.    The Grant Price for each Stock Appreciation Right shall be determined by the Committee and shall be specified in the Award Agreement. Other than with respect to Substitute Awards, the Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date of the Stock Appreciation Right.

    (b)
    Number of Shares.    Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

    (c)
    Term.    Each Stock Appreciation Right shall terminate and all rights with respect to the Stock Appreciation Right shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Appreciation Rights shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

    (d)
    Restrictions on Exercise.    The Award Agreement shall set forth any installment or other restrictions on exercise of the Stock Appreciation Right during its term. Each Stock Appreciation Right shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee (including based on achievement of Performance Goals or future service requirements). An Award Agreement may provide that the period of time over which a Stock Appreciation Right may be exercised shall be automatically extended if on the scheduled expiration date of the Stock Appreciation Right the Participant's exercise of such right would violate applicable securities laws or the Company's insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Stock Appreciation Right may only be exercised to the extent the right was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Stock Appreciation Right would first no longer violate such laws. The Award Agreement may also provide for the automatic exercise of any such Stock Appreciation Right in which the Fair Market Value of a share of Stock (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Grant Price by delivery to the Participant shares of Stock equal to such excess amount, less any required tax withholding.

  7.3
  Exercise of Stock Appreciation Right.    A Participant desiring to exercise a Stock Appreciation Right shall give written or electronic notice, on a form provided by the Company, of such exercise to the Company with the information the Company deems reasonably necessary to exercise the Stock Appreciation Right. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  The excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price; by

  (b)
  The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

    Notwithstanding the foregoing provisions of this Section 7.3 to the contrary, the Committee may establish and set forth in the Award Agreement a maximum amount per share of Stock that will be payable upon the exercise of a Stock Appreciation Right. At the discretion of the Committee, the payment upon exercise may be in cash, shares of Stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee's determination as to the form of settlement shall be set forth in the Award Agreement.

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  7.4
  Effect of Exercise.    If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding shares of Stock subject to the Option or Stock Appreciation Right that were granted in tandem with such Stock Appreciation Right and Option.

  7.5
  Termination of Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant's Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Any Stock Appreciation Right issued in tandem with an Option shall be exercisable following termination of the Participant's Service to the same extent that its related Option is exercisable following the Participant's termination of Service.

  7.6
  Transferability.    A Stock Appreciation Right shall only be transferable upon the same terms and conditions with respect to transferability as are specified in Sections 6.6 and 6.7 with respect to Options.

8.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

  8.1
  Grant of Restricted Stock or Restricted Stock Units.    Subject to the provisions of this Plan, the Committee at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

  8.2
  Award Agreement.    Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock or the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.

  8.3
  Restrictions on Transfer.    Except as provided in this Plan or an Award Agreement, the shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction or any other conditions, as specified by the Committee, in its sole discretion. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

  8.4
  Forfeiture; Other Restrictions.    The Committee may impose such other conditions and restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable including a requirement that the Participant pay a specified amount to purchase each share of Restricted Stock, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions or restrictions under applicable laws or under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or holding requirements or sale restrictions placed on the shares of Stock by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

  8.5
  Restricted Stock Units.    A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement. Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

14

  8.6
  Termination of Service.    Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Participant's Service with the Company or an Affiliate, any shares of Restricted Stock or Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Participant shall have no further rights with respect to such Awards, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalents with respect to Restricted Stock or Restricted Stock Units.

  8.7
  Stockholder Privileges.    Unless otherwise determined by the Committee and set forth in the Award Agreement:

  (a)
  A Participant holding shares of Restricted Stock shall generally have the rights of stockholder to vote the shares or Restricted Stock during the Restriction Period. The Committee may provide in an Award Agreement that the holder of such Restricted Stock shall be entitled to receive ordinary cash dividends actually paid with respect to the Restricted Stock in accordance with and subject to Section 11.

  (b)
  A Participant holding Restricted Stock Units shall have no rights of a stockholder of the Company with respect to the Restricted Stock Units. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive Dividend Equivalents in accordance with and subject to Section 11.

9.     QUALIFIED PERFORMANCE BASED COMPENSATION

  9.1
  Grant or Vesting of Award Subject to Objective Performance Goals.    The Committee may, in its discretion, condition the grant, vesting, or payment of an Award on the attainment of one or more pre-established objective Performance Goals, in accordance with the "qualified performance based compensation" exception to Section 162(m) of the Code. Subject to the terms of the Plan, the Committee may grant Performance Shares, Performance Units and/or Cash-Based Awards in such amounts and upon such terms as the Committee shall determine. A Performance Share, Performance Unit or Cash-Based Award entitles the Participant to receive shares of Stock or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement.

  9.2
  Establishment of Performance Goals.    All Performance Goals (and any exclusions) established pursuant to this Section 9.2 shall be objective and shall be established by the Committee within 90 days after the beginning of the period of service to which the Performance Goal relates (and in no event after passage of more than 25% of the period to which the Performance Goal relates). Performance Goals means one or more goals determined by the Committee, in its discretion, with respect to an Award for a Performance Period. The Performance Goals may provide for a targeted level or levels of performance for a Performance Period based on one or more of the following measures: (a) absolute or relative total shareholder return; (b) return on assets, return on equity, or return on capital employed; (c) earnings per share, corporate or business-unit net income, net income before extraordinary or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year production or average production growth; (j) annual or multi-year sales or average sales growth; (k) annual or multi-year production or sales volume; (l) annual or multi-year absolute or per-unit operating and maintenance costs; (m) satisfactory completion of a project or organizational initiative with specific criteria set in advance by the Committee; (n) debt ratios or other measures of credit quality or liquidity; (o) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the

15

    Committee; (p) annual or multi-year "net-back" sales or the introduction of new products in accordance with specific goals set in advance by the Committee; (q) compliance with Section 404 or other provisions of the Sarbanes-Oxley Act of 2002 or with other laws, regulations or policies; (r) staffing and retention; (s) capital expenditures or investments; and (t) milestones relating to sales, production, or capital projects (the "Performance Goals"). The measures may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the incentives payable under this Plan and any other incentive or bonus plans of the Company. The Performance Goals may differ from Participant to Participant. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. The Performance Goals applicable to a particular Award shall be set forth by the Committee in the Award Agreement.

  9.3
  Value of Performance Shares, Performance Units and Cash-Based Awards.    Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the Grant Date. Each Performance Unit shall have an initial value representing the equivalent of a share of Stock. Each Cash-Based Award shall have a value as determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending upon the extent to which the Performance Goals are achieved, will determine the number and/or value of Performance Shares or Performance Units and Cash-Based Awards that will be paid to the Participant.

  9.4
  Achievement of Performance Goals; Earning of Awards.    Subject to the terms of the Plan, after the applicable Performance Period has been completed, the Committee shall certify prior to the grant, vesting, or payment of any Award that the applicable Performance Goals have been satisfied. Except as may otherwise be provided herein or as may otherwise be contained in the Award Agreement (which provisions shall comply with Section 162(m) of the Code), in the event that the Performance Goals are not satisfied, the Award shall not be granted or become vested or payable, as applicable except as otherwise determined by the Committee.

  9.5
  Payment of Performance Awards.    The time and form of payment of Performance Awards earned by the Participant shall be as determined by the Committee and be set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Units and Cash-Based Awards in the form of cash or in shares of Stock (or in a combination thereof) following the Committee's determination of actual performance against the performance goals and/or other terms and conditions established by the Committee. Any payment of shares of Stock or cash may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the

16

    grant of the Award. The Committee may provide in an Award Agreement for the payment of Dividend Equivalents in accordance with and subject to Section 11.

  9.6
  Termination of Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares or Performance Units or Cash-Based Awards following termination of Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Performance Shares or Performance Units or Cash-Based Awards and may reflect distinctions based upon the reason for termination.

  9.7
  Transferability.    Except as otherwise provided in an Award Agreement, Performance Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by the laws of descent and distribution.

  9.8
  Stockholder Rights.    A Participant receiving a Performance Share, Performance Unit or Cash-Based Award shall have the rights as a stockholder only as to shares of Stock, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to shares of Stock subject to the Award but not actually issued to such Participant.

10.   OTHER STOCK-BASED AWARDS

        From time to time during the duration of this Plan, the Committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may (a) acquire shares of Stock under the Plan, whether by purchase, outright grant, or otherwise, or (b) receive an Award, whether payable in cash or in Stock, the value of which is determined, in whole in part, based on the value of Common Stock. Any such arrangements shall be subject to the general provisions of this Plan and all cash payments or shares of Stock issued pursuant to such arrangements shall be made under this Plan.

11.   DIVIDENDS AND DIVIDEND EQUIVALENTS

        Subject to the terms of the Plan and any applicable Award Agreement, a Participant shall, if so determined by the Committee, be entitled to receive, currently, or on a deferred basis, dividends or Dividend Equivalents, with respect to the shares of Stock covered by the Award. The Committee may provide that any dividends paid on shares of Stock subject to an Award must be reinvested in additional shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the Award; provided, however, that notwithstanding anything to the contrary elsewhere provided in the Plan, in no event may dividends and Dividend Equivalents be paid on Awards that vest or pay based on the achievement of performance goals until and to the extent the Award is earned, although the amounts can be accumulated. Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt. All distributions, if any, received by a Participant with respect to an Award as a result of any split, Stock dividend, combination of shares of Stock, or other similar transaction shall be subject to the restrictions applicable to the original Award. Notwithstanding anything to the contrary in the Plan, in no event shall Dividend Equivalents be payable or granted in connection with any Options or Stock Appreciation Awards.

17

12.   TAX WITHHOLDING

        The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Awards or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options or Stock Appreciation Rights. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

        In accordance with any procedures that may be determined by the Committee, the Participant may elect to have shares of Stock withheld or to deliver shares to satisfy withholding for federal, state and local income taxes and employment taxes that are applicable to the taxable income ("Withholding") obligations, at rates determined by the Committee or its designee. The Participant may elect to satisfy Withholding obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Participant or (b) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for any period as may be required by the Company). The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 12 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Furthermore, any shares withheld shall be withheld at rates not to exceed to minimum statutory rate, or any other rate that will not cause an adverse accounting consequence or cost.

13.   PARACHUTE LIMITATIONS

        Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that expressly or impliedly modifies or excludes application of this Section 13 (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a "Benefit Arrangement"), if the Participant is a "disqualified individual," as defined in Section 280G(c) of the Code, any Awards held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (b) of the preceding sentence, then the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under

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this Plan, any Other Agreements, and any Benefit Arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

14.   EFFECT OF CHANGES IN CAPITALIZATION

  14.1
  Changes in Stock.    The number of shares of Stock for which Awards may be made under the Plan, the individual Award share and dollar limits in Section 4.2, and the Exercise Price or Grant Price of outstanding Awards shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any merger, consolidation, spin-off, recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution (whether in cash, shares of Stock, or other property, other than a regular cash dividend) or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company or similar transaction or other change in corporate structure affecting the shares of Stock or the value thereof occurring after the Effective Date (any such event hereafter referred to as a "Corporate Event"). In addition, subject to the exception set forth in the second sentence of Section 14.4, the number and kind of shares for which Awards are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not increase the aggregate Exercise Price or Grant Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or Stock Appreciation Right, as applicable, and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the Exercise Price per share of outstanding Options and the Grant Price of outstanding Stock Appreciation Rights to reflect such distribution. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

  14.2
  Change of Control.

  (a)
  Effect of a Change of Control.    Notwithstanding any provisions of this Plan to the contrary, the Committee may, in its sole discretion, provide at the time of Award, or pursuant to any other arrangement or agreement at any time with the consent of the Participant, for different treatment to apply to an outstanding Award at any time prior to, coincident with or after the time of a Change of Control. Unless otherwise provided by the Committee in an Award or other agreement, the following subsection 14.2(b) shall apply to outstanding Awards granted after the Effective Date.

  (b)
  Continuation, Assumption or Substitution of Awards.    In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent equity awards for the Acquiror's stock. Subject to Section 14.2(a), if an Award is continued, assumed or substituted by the Acquiror and within 24 months after the consummation of a Change of Control (i) the Participant's service is terminated by the Acquiror (or its affiliate) without Cause or

19

      (ii) the Participant resigns for Good Reason, the following shall apply: (1) any and all Options and SARs shall become immediately exercisable as of the termination or resignation; and (2) any restrictions imposed on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based and Other Stock-Based Awards shall lapse and the Award shall be paid in cash or stock as provided in the Award Agreement, except as required for compliance with the requirements of Section 409A of the Code.

    (c)
    Section 409A and Change of Control.    If an Award subject to Section 14.2(b) is exempt from the requirements of Section 409A of the Code, it shall be paid within 30 days following the termination or resignation. If an Award is subject to the requirements of Section 409A, then it shall be paid within the 30-day period following the six month anniversary of the Participant's "separation from service" (within the meaning of Section 409A of the Code) if made to a "specified employee" under Section 409A and such delay is necessary to avoid the imposition of taxes thereunder. If a Participant's termination or resignation is not a "separation from service" or the payment event is not a Section 409A distribution event, subject to the requirements of Section 409A of the Code, the Award shall be paid as of the earlier of the time specified in the Award Agreement or one day after the six month anniversary of the date the Participant has a separation from service following the Change of Control.

  14.3
  Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.    Subject to the exception set forth in the second sentence of Section 14.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options and Stock Appreciation Rights, with a corresponding proportionate adjustment of the Exercise Price or Grant Price per share so that the aggregate Exercise Price or Grant Price thereafter shall be the same as the aggregate Exercise Price or Grant Price of the shares of Stock remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing any other Award, any restrictions applicable to such Award shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.3, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

  14.4
  Adjustment.    Adjustments under Section 14 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may provide in the Award Agreements at the time of Award, or pursuant to any other arrangement or agreement at any time with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 14.1, 14.2 and 14.3. Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

  14.5
  No Limitations on the Company.    The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

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15.   REQUIREMENTS OF LAW

  15.1
  General.    The Company shall not be required to issue or sell any shares of Stock under any Award if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Option or Stock Appreciation Right, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option or Stock Appreciation Right pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

  15.2
  Rule 16b-3.    During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.   GENERAL PROVISIONS

  16.1
  Disclaimer of Rights.    No provision in the Plan, in any Award or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan

21

    shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

  16.2
  Nontransferability of Awards.    Except as provided in Sections 6.6, 6.7, and 7.6 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except pursuant to a domestic relations order in settlement of marital property rights. In the event of a Participant's death, a Participant's rights and interests in Awards shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option or Stock Appreciation Right may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

  16.3
  Changes in Accounting or Tax Rules.    Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

  16.4
  Nonexclusivity of the Plan.    The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

  16.5
  Captions.    The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

  16.6
  Other Award Agreement Provisions.    Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

  16.7
  Other Employee Benefits.    The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of Shares received upon such exercise, the vesting of any Restricted Stock, receipt of Performance Shares, distributions with respect to Restricted Stock Units or Performance Units, or Other Stock-Based Awards shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan, except as may be specifically be provided otherwise under the terms of such other employee benefit plan or program.

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  16.8
  Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

  16.9
  Governing Law.    The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

  16.10
  Section 409A.    Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant's rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. Subject to any other restrictions or limitations contained herein, in the event that a "specified employee" (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a "separation of service" (as defined under Section 409A of the Code), such payment shall not occur until the date that is six months plus one day from the date of such "separation from service" to the extent necessary in order to avoid the imposition of taxes under Section 409A. Any amount that is otherwise payable within the six (6) month period described herein will be aggregated and paid in a lump sum amount without interest.

  16.11
  Recoupment of Awards.    Notwithstanding any other provision of this Plan to the contrary, any award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such award or amount. By accepting an award or the payment of any amount under the Plan, each Participant agrees and consents to the Company's application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

  16.12
  Repricing.    Notwithstanding any other provision of the Plan, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that (a) reduces the Exercise Price or Grant Price, either by lowering the Exercise Price or Grant Price or by canceling the outstanding Option or Stock Appreciation Right and granting a replacement Option or Stock Appreciation Right with a lower Exercise Price or Grant Price or by cancellation for cash or another Award if the Exercise Price or Grant Price is higher than the current Fair Market Value, or (b) would be treated as a repricing under the rules of the exchange upon which shares of Stock of the Company trade, without the approval of the stockholders of the Company; provided, however, that appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

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17.   AMENDMENT, MODIFICATION AND TERMINATION

  17.1
  Amendment, Modification, and Termination.    Subject to Sections 3.2, 16.10 and 17.2, the Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

  17.2
  Awards Previously Granted.    Except as otherwise may be required under Section 16.10, notwithstanding Section 17.1 to the contrary, no amendment, modification or termination of the Plan or any Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

18.   STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN

        The Plan was originally adopted on April 20, 2008, and was previously amended and restated effective as of May 29, 2012. The most recent amendment and restatement of the Plan was approved by the Board of Directors of the Company on March 22, 2016, subject to the approval of the Company's stockholders.

19.   DURATION

        Unless sooner terminated by the Board, this Plan shall terminate automatically on May 24, 2026, which is 10 years from the Effective Date. After the Plan terminates, no Awards may be granted. Awards outstanding at the time the Plan terminates shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.

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MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m. (Mountain Time) on May 24, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/IPI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Company Proposals The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1. 1. To elect two Class II directors to our Board of Directors to serve three-year terms expiring at our 2019 annual meeting of stockholders. + For Against Abstain For Against Abstain 01 - J. Landis Martin 02 - Barth E. Whitham The Board of Directors recommends that you vote FOR Proposals 2-7. For Against Abstain ForAgainst Abstain 5. To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at a ratio of 1-for-5, 1-for-10, 1-for-15, 1-for-20, or 1-for-25, with the exact ratio and effective time of the reverse stock split to be determined by our Board of Directors in its sole discretion. 6. To approve our Amended and Restated Short-Term Incentive Plan. 7. To approve our Amended and Restated Equity Incentive Plan. 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016. 3. To approve, on an advisory basis, our executive compensation. 4. To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million to 400 million. Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 7 6 3 8 8 1 02B7VB MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 24, 2016. The Proxy Statement and Annual Report are available at www.envisionreports.com/IPI. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Intrepid Potash, Inc. 2016 Annual Meeting of Stockholders of Intrepid Potash, Inc. May 24, 2016, 10:00 a.m. (Mountain Time) Denver City Center, Telluride Conference Room, 21st Floor, 707 17th Street, Denver, Colorado 80202 This proxy is solicited on behalf of the Board of Directors of Intrepid Potash, Inc. for the Annual Meeting of Stockholders to be held on May 24, 2016. The undersigned hereby appoints Brian D. Frantz and Margaret E. McCandless, and each of them, the undersigned’s true and lawful agents and proxies (with full power of substitution in each) to represent and to vote as directed all common stock of Intrepid Potash, Inc. that the undersigned is entitled to vote at the annual meeting of stockholders of Intrepid Potash, Inc. to be held at the Denver City Center, Telluride Conference Room, 21st Floor, 707 17th Street, Denver, Colorado 80202, on May 24, 2016, at 10:00 a.m. mountain time, or at any adjournment or postponement thereof (the “Stockholders’ Meeting”), upon those matters as described in the Proxy Statement. The proxies are also authorized to vote in their discretion upon any other matters as may properly come before the Stockholders’ Meeting (including any adjournment or postponement thereof). IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE TWO NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 -7. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.